UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MATTSON TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share
(2)

Aggregate number of securities to which transaction applies:

As of January 22, 2016, (A) 75,444,687 shares of common stock issued and outstanding, (B) 4,074,496 shares of common stock issuable upon the exercise of stock options with an exercise price of less than $3.80 per share and (C) 1,281,567 shares of common stock underlying restricted stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of: (A) 75,444,687 shares of common stock issued and outstanding as of January 22, 2016 multiplied by $3.80 per share; (B) options to purchase 4,074,496 shares of common stock outstanding as of January 22, 2016, with an exercise price less than $3.80 per share multiplied by $1.80 (the difference between $3.80 per share and the weighted average exercise price of $2.00 per share); and (C) 1,281,567 shares of common stock underlying restricted stock units outstanding as of January 22, 2016 multiplied by $3.80 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001007.

	(4)	Proposed maximum aggregate value of transaction: $298,894,202
	(5)	Total fee paid: $30,098.64

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Proxy Statement — Subject to Completion, Dated January 29, 2016

The accompanying proxy statement is dated [●], 2016 and, together with the enclosed form of proxy card, is first being mailed on or about [●], 2016.

Mattson Technology, Inc.

47131 Bayside Parkway

Fremont, CA 94538

(510) 657-5900

[●], 2016

To the Stockholders of Mattson Technology, Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Mattson Technology, Inc., a Delaware corporation (“Mattson,” the “Company,” “we,” “us,” or “our”), to be held on [●], 2016, at [●], Pacific time, at the headquarters of the Company at 47131 Bayside Parkway, Fremont, California 94538.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 1, 2015, by and between Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership), a People’s Republic of China limited partnership (“Parent”), and the Company, as joined by Dragon Acquisition Sub, Inc., a Delaware corporation and a subsidiary of Parent (“Merger Sub”). Upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Merger Sub will, at the closing, merge with and into the Company (the “Merger”), and the Company will become an indirect subsidiary of Parent. At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $3.80 in cash, without interest, for each share of the Company’s common stock that you own (unless you have properly exercised your appraisal rights), which represents a premium of (1) approximately 23% to the closing price of the Company’s common stock on December 1, 2015, the last trading day prior to the public announcement of the Company’s entry into the Merger Agreement; and (2) approximately 55% to the average trading price of the Company’s common stock in the 30-day period prior to the date on which the Company entered into the Merger Agreement.

The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

Toll free: (980) 322-2885

Collect: (212) 929-5500

Email: proxy@mackenziepartners.com

On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Fusen Chen

President

and Chief Executive Officer

Fremont, California

[●], 2016

Mattson Technology, Inc.

47131 Bayside Parkway

Fremont, CA 94538

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2016

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Mattson Technology, Inc., a Delaware corporation (“Mattson,” the “Company,” “we,” “us,” or “our”), will be held on [●], 2016, at [●], Pacific time, at the Company’s headquarters at 47131 Bayside Parkway, Fremont, California 94538, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 1, 2015, by and between Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership), a People’s Republic of China limited partnership (“Parent”), and the Company, as joined by Dragon Acquisition Sub, Inc., a Delaware corporation and a subsidiary of Parent (“Merger Sub”). Upon the satisfaction or waiver of the conditions to the closing set forth in the Merger Agreement, Merger Sub will, at the closing, merge with and into the Company (the “Merger”), and the Company will become an indirect subsidiary of Parent;

2. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting;

3. To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger; and

4. To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

Only stockholders of record as of the close of business on February 4, 2016 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors of Mattson (the “Board”) unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

By the Order of the Board,

J. Michael Dodson

Chief Operating Officer, Chief Financial Officer, Executive

Vice President and Secretary

Fremont, California

[●], 2016

Dated: [●], 2016

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE; OR (2) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

Toll free: (980) 322-2885

Collect: (212) 929-5500

Email: proxy@mackenziepartners.com

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Dragon Acquisition Sub, Inc. with and into Mattson Technology, Inc., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “Mattson,” the “Company,” “we,” “our,” “us” and similar words refer to Mattson Technology, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership) as “Parent” and Dragon Acquisition Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated December 1, 2015, by and between the Company and Parent, as joined by Merger Sub and as it may be amended from time to time, as the “Merger Agreement.”

Parties Involved in the Merger

Mattson Technology, Inc.

The Company is a corporation organized under the laws of Delaware and designs, manufactures, and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits (“ICs” or “chips”). The Company is a leading supplier of dry strip and rapid thermal processing (“RTP”) equipment to the global semiconductor industry. The Company’s dry strip and RTP equipment utilize innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current and next generation devices. The Company is expanding into the etch market with innovative products targeting high volume dielectric etch applications, and is also expanding into the millisecond annealing market.

The Company’s common stock (referred to herein as “common stock”) is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “MTSN.”

Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership)

Parent is a limited partnership organized under the laws of the People’s Republic of China (“PRC”), was formed on November 13, 2015, as a general acquisition vehicle and currently operates solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

Dragon Acquisition Sub, Inc.

Merger Sub is a corporation organized under the laws of Delaware, is an indirect subsidiary of Parent and was formed on December 16, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

Beijing E-Town International Investment & Development Co., Ltd.

Beijing E-Town International Investment & Development Co., Ltd. (“E-Town Capital”) is a limited liability company organized under the laws of the PRC, is the indirect parent of Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership), is an enterprise registered in the Beijing Economic-Technological Development Area and plays an active role in funding investments to its portfolio companies residing in the Beijing Economic-Technological Development Area.

Guarantee by E-Town Capital

The consummation of the Merger is not subject to a financing contingency, and Parent and Merger Sub have represented and warranted in the Merger Agreement that Parent and Merger Sub will have available sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement and to perform their respective obligations under the Merger Agreement. Parent and Merger Sub expect to finance the transaction with cash and cash equivalents on hand. Pursuant to the terms of a Guarantee, dated as of December 1, 2015 (the “Guarantee”), between the Company and E-Town Capital, E-Town Capital has guaranteed the payment and performance of the obligations of Parent and Merger Sub under the Merger Agreement, in each case, as and when due pursuant to the terms of the Merger Agreement, as more fully described in the section of this proxy statement captioned “The Merger — Guarantee.”

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as an indirect subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, the Company will cease to be a publicly traded company, all outstanding shares of the Company’s common stock will be cancelled and converted into the right to receive $3.80 per share in cash, without interest and less any applicable withholding taxes (the “Per Share Merger Consideration”) (except for (i) any shares owned by the Company, Parent or Merger Sub or by any direct or indirect wholly-owned subsidiary of Parent or Merger Sub or by any direct or indirect subsidiary of the Company (which will be cancelled) and (ii) any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) (clauses (i) and (ii), collectively, the “Excluded Shares”)), and you will no longer own any shares of the capital stock of the Surviving Corporation.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger — Appraisal Rights”).

Treatment of Options and Restricted Stock Units

As a result of the Merger, the treatment of the Company’s equity awards that are outstanding immediately prior to the time at which the Merger will become effective (the “Effective Time”) will be as follows:

Options

At the Effective Time, each outstanding option to purchase shares of the Company’s common stock (each, a “Company Option”) that is (i) vested as of the Effective Time or (ii) held by a non-employee member of the Company’s Board of Directors (the “Board”) will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of common stock subject to such Company Option immediately prior to the Effective Time, by (b) the Per Share Merger Consideration, less the per share exercise price of such Company Option.

At the Effective Time, each unvested Company Option held by an employee who continues employment with the Parent or any of its subsidiaries (including the Surviving Corporation) after the Merger will either (i) be converted into the right to receive an amount in cash determined by multiplying (a) the aggregate number of shares of common stock subject to such Company Option immediately prior to the Effective Time by (b) the Per Share Merger Consideration, less the per share exercise price of such Company Option (such payment to be subject to the same vesting restrictions as the related Company Option until fully accelerated and paid by December 31, 2016) or (ii) be assumed by the Surviving Corporation, on the same terms, conditions and vesting schedule applicable to such Company Option immediately prior to the Effective Time, in each case as more fully described in the section of this proxy statement captioned “The Merger Agreement — Treatment of Equity-Based Awards.”

Restricted Stock Units

At the Effective Time, each outstanding restricted stock unit with respect to shares of common stock of the Company (each, a “Company RSU”) that is either (i) vested as of the Effective Time or (ii) held by a non-employee member of the Board, will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of common stock subject to such Company RSU immediately prior to the Effective Time and (b) the Per Share Merger Consideration. Such amount will be payable on either the first regularly scheduled payroll date following the closing of the Merger or, if such first payroll date is scheduled for payment prior to the tenth (10th) business day after the closing of the Merger, the second regularly scheduled payroll date following the closing of the Merger.

At the Effective Time, all other Company RSUs not described in the immediately preceding paragraph will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the aggregate number of shares of common stock subject to such Company RSU immediately prior to the Effective Time by (y) the Per Share Merger Consideration. Such amount will be subject to the same vesting restrictions and continued service requirements applicable to such Company RSU immediately prior to the Effective Time. For a more complete description of the treatment of Company RSUs, see the section of this proxy statement captioned “The Merger Agreement — Treatment of Equity-Based Awards.”

Treatment of Purchase Rights under the Employee Stock Purchase Plan

From and after the Company’s entry into the Merger Agreement, the Company will not establish a new offering period under the Company’s Amended and Restated 1994 Employee Stock Purchase Plan (the “Company ESPP”) and will take all actions necessary so that (i) the Company ESPP is terminated immediately prior to and effective as of, and contingent upon, the Effective Time, (ii) any options under the Company ESPP with respect to an Offering Period (as defined in the Company ESPP) ongoing as of the date the Merger Agreement is entered into are exercised on the earlier of (x) the scheduled purchase date for such Offering Period, or (y) the final payroll date prior to the Closing Date (as defined in the Merger Agreement). All amounts withheld by the Company on behalf of the participants in the Company ESPP that have not been used to purchase common stock of the Company prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the Company ESPP.

The Special Meeting

Date, Time and Place

A special meeting of stockholders of the Company (the “Special Meeting”) will be held on [●], 2016, at [ ●], Pacific Time, at the Company’s offices at 47131 Bayside Parkway, Fremont, California 94538.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of the Company’s common stock at the close of business on February 4, 2016 (the “Record Date”). You will have one vote at the Special Meeting for each share of the Company’s common stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of the Company’s common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of the Company’s common stock having voting power present in person or represented by proxy at the Special Meeting entitled to vote on the subject matter.

Share Ownership of Our Directors and Executive Officers

As of January 22, 2016, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,478,056 shares of common stock, representing approximately 3.3% of the shares of common stock outstanding on January 22, 2016. Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee of how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the

Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•	termination of vested equity-based awards and, in the case of non-employee directors, unvested equity-based awards at the Effective Time in exchange for a cash payment to be made shortly after the Effective Time;

•	conversion of unvested stock options held by executive officers into rights to receive cash payments in accordance with the vesting schedule of the stock options through December 31, 2016, at which point vesting will be fully accelerated;

•	conversion of unvested restricted stock units held by executive officers into rights to receive cash payments in accordance with the vesting schedule of the restricted stock units;

•	the entitlement of certain executive officers to receive payments and benefits under severance and executive change in control agreements in connection with terminations of employment other than for “Good Cause,” as such term is defined in the severance and executive change of control agreements, or resignations for “Good Reason,” as such term is defined in the severance and executive change of control agreements, the occur prior to the first anniversary of the Effective Time; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all other stockholders.

Market Price Information

Our common stock is listed on NASDAQ under the trading symbol “MTSN.” The closing sale price of our common stock on NASDAQ on December 1, 2015, which was the last trading day before we announced the execution of the Merger Agreement, was $3.10, compared to which the Per Share Merger Consideration represents a premium of approximately 23%. On [●], 2016, the last trading day before the date of this proxy statement, the closing price of our common stock on NASDAQ was $[●].

Recommendation of the Board

The Board, after considering various factors described under the caption “The Merger — Recommendation of the Board and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Fairness Opinion of Morgan Stanley & Co. LLC

In connection with the Merger, Morgan Stanley & Co. LLC (“Morgan Stanley”), our financial advisor, rendered to the Board its oral opinion, subsequently confirmed in writing (the “Opinion”), that, as of December 1, 2015, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the Opinion, the consideration to be received by the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the Opinion, dated as of December 1, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering the Opinion, is attached hereto as Annex B and is incorporated into this proxy statement by reference and in its entirety. The summary of the Opinion contained in this section of the proxy statement is qualified in its entirety by reference to the full text of the Opinion. You are encouraged to read the Opinion carefully and in its entirety. The Opinion was directed to the Board, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement as of the date of the Opinion and does not address any other aspects or implications of the Merger or the related transactions. The Opinion was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger or whether our stockholders should take any other action in connection with the Merger.

Merger Agreement

Conditions to Completion of the Merger

The respective obligations of each party to consummate the Merger will be subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of the Company’s stockholders;

•	(1) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”); (2) approval by the relevant PRC governmental authorities; and (3) approval by the relevant governmental authorities in Taiwan;

•	the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority in the U.S., the PRC or Taiwan; and

•	there shall not be pending or threatened in writing any legal proceeding in which a governmental body in the U.S., the PRC, Korea, Taiwan, Canada or Germany is or is threatened to become a party challenging or seeking to restrain or prohibit the consummation of the Merger.

The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions:

•	with specified qualifications and exceptions, the continued truth and correctness of the Company’s representations and warranties contained in the Merger Agreement as of the closing date of the Merger;

•	the Company having performed and complied in all material respects with the covenants and agreements to be performed or complied with by it under the Merger Agreement;

•	no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger — Representations and Warranties”) shall have occurred since September 27, 2015, and be continuing;

•	the receipt by Parent and Merger Sub of a certificate, validly executed for and on behalf of the Company and in its name by a duly authorized officer, certifying that the conditions described in the preceding three items have been satisfied;

•	the receipt by Parent and Merger Sub of a statement conforming with the requirements of Treasury Regulations Section 1.897 2(h) and 1.1445 2(c)(3), and in a form reasonably satisfactory to Parent, certifying that shares of capital stock of the Company do not constitute “United States real property interests” under Section 9987(c) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	the expiration of the period of review for any applicable review process by the competent governmental authorities in Germany pursuant to the German Foreign Trade and Payments Ordinance or similar law and either (i) the German Ministry of Economy and Energy or other competent governmental authority shall have provided written notice to the effect that review of the transactions contemplated by the Merger Agreement has been concluded and that a determination has been made that there are no unresolved issues of national or public safety security concern or (ii) the time for issuance of a certificate of non-objection shall have passed, with the effect that such certificate shall have been deemed issued; and

•	approval or clearance of the Merger by the Committee on Foreign Investment in the United States (“CFIUS”), or non-action by the President of the United States after 15 days from the date the President received a report from CFIUS.

The obligation of the Company to consummate the Merger will be subject to the satisfaction or (to the extent permitted by applicable law) written waiver at or prior to the Effective Time of each of the following conditions:

•	with specified qualifications and exceptions, the continued truth and correctness of Parent’s and Merger Sub’s representations and warranties contained in the Merger Agreement as of the closing date of the Merger;

•	each of Parent and Merger Sub having performed and complied in all material respects with the covenants and agreements to be performed or complied with by it under the Merger Agreement; and

•	the receipt by the Company of a certificate, validly executed for and on behalf of each of Parent and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding two items have been satisfied.

Non-Solicitation; Acquisition Proposals; Change in Recommendation

Pursuant to the terms of the Merger Agreement, the Company is subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding alternative acquisition proposals. However, prior to the stockholder vote on the Merger, the solicitation restrictions are subject to a customary “fiduciary-out” provision that allows the Company, under certain circumstances, to provide information to and participate in negotiations or discussions with third parties with respect to an alternative acquisition proposal if the Company determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

Prior to taking these actions, the Company must provide Parent with a four business day period (and a subsequent two business day match period) in which to negotiate with the Company, and is obligated to negotiate with Parent in good faith, in order to amend the terms of the proposed transaction such that the alternative acquisition proposal no longer constitutes a superior proposal.

In addition, prior to the approval of the Merger by the Company’s stockholders, the Board may change its recommendation of the Merger for a reason unrelated to an alternative acquisition proposal if it determines in good faith (after consultation with its outside counsel) that, in light of the occurrence of certain intervening events, the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, provided that the Company gives Parent a four business day period in which to negotiate with the Company so as to avoid such recommendation change.

Voting Agreement

Pursuant to a Voting Agreement, dated as of December 1, 2015 (the “Voting Agreement”), by and among the Company, Parent and certain of the Company’s officers and directors (such officers and directors signatory to the Voting Agreement are referred to herein individually as a “Supporting Stockholder” and, collectively, as the “Supporting Stockholders”), each Supporting Stockholder has agreed, among other things, to vote certain of his or her shares of the Company’s common stock in favor of (i) the adoption of the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto; (ii) each of the other transactions contemplated by the Merger Agreement; and (iii) the approval of any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Special Meeting is held. As of the close of business on January 22, 2016, the Supporting Stockholders owned in the aggregate 761,961 shares of the Company’s common stock (not including any shares of the Company’s common stock subject to Company Options), all of which are subject to the Voting Agreement, representing approximately 3.3% of the shares of the Company’s common stock outstanding as of the close of business on January 22, 2016.

The Voting Agreement will terminate on the earlier of (i) the Effective Time, (ii) its termination by Parent by written notice to the Supporting Stockholders, (iii) the termination of the Merger Agreement, and (iv) with respect to any Supporting Stockholder, upon the entry by the Company, Parent and Merger Sub, without the prior written consent of such Supporting Stockholder, into any material modification or amendment to the Merger Agreement, or any waiver of the Company’s rights under the Merger Agreement, in each case, that reduces or changes the form of consideration to be paid to such Supporting Stockholder in connection with the Merger or creates any additional conditions that are material to the consummation of the Merger. Notwithstanding the foregoing, each Supporting Stockholder has entered into the Voting Agreement solely in his or her capacity as a stockholder of the Company and not in his or her capacity as an employee, officer or director of the Company. Accordingly, the Voting Agreement does not restrict or limit any of the Company’s directors from taking or omitting to take any action in his or her capacity as a director of the Company in order to fulfill his or her fiduciary obligations under applicable law.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $294 million, which will be funded via the equity financing described below. This amount includes funds needed to (i) pay the Company’s stockholders the amounts due under the Merger Agreement and (ii) make payments in respect of certain of the Company’s outstanding equity-based awards pursuant to the Merger Agreement.

In connection with the Merger, E-Town Capital has committed to provide, or to cause to be provided, Parent (or a direct or indirect wholly owned subsidiary of Parent) with equity amounts aggregating $294 million, which will be used to fund the payments contemplated by the Merger Agreement. For more information, see the section of this proxy statement captioned “The Merger — Financing of the Merger.”

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of common stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger.

A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be completed until (i) the expiration or termination of the applicable waiting period under the HSR Act; (ii) the approval or clearance of the Merger by CFIUS (or non-action by the President of the United States 15 days after receipt by the President of a CFIUS report requesting the President’s decision with respect to the Merger); (iii) the approval by the relevant governmental authorities in the PRC has been obtained; (iv) the approval by the relevant governmental authorities in Taiwan has been obtained; and (v) the approval by the relevant governmental authorities in Germany has been obtained.

In the PRC, these approvals include (A) approvals of the Beijing Municipal Commission of Development and Reform (the “MCDR”) and Beijing Municipal Commission of Commerce (“MOFCOM”); (B) registrations with the Commercial Bank of Foreign Exchange (“CBFF”), including registrations necessary for the conversion of RMB into U.S. dollars and the transfer of U.S. dollar funds to Parent, Merger Sub or the holders of shares of the Company’s common stock; and (C) approvals of the Beijing Economic Development Zone State-owned Assets Supervision and Administration Office (“SASAC”).

In Taiwan, these approvals include filings, approvals or clearances for foreign/PRC investments under the Taiwan Act Governing Relations between the People of the Taiwan Area and the Mainland Area and the Measures Governing Investment Permitted to the People of Mainland Area.

In Germany, these approvals include filings, approvals or clearances pursuant to the German Foreign Trade and Payments Ordinance.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Per Share Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold your shares of common stock of record through the Effective Time and (iv) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	The Board is furnishing this proxy statement and form of proxy card to the holders of shares of the Company’s common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

1)	To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into the Company, and the Company will become an indirect subsidiary of Parent;

2)	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3)	To approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on [●], 2016, at [●], Pacific time, at the offices of the Company at 47131 Bayside Parkway, Fremont, California 94538.

Q:	Who is entitled to vote at the Special Meeting?

A:	Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of the Company’s common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of common stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:	Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of the Company’s common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed Merger and what effects will it have on the Company?

A:	The proposed Merger is the acquisition of the Company by Parent. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation. As a result of the Merger, the Company will become an indirect subsidiary of Parent, and the Company’s common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, the Company’s common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will I receive if the Merger is completed?

A:	Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of common stock, you will receive $380.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q:	How does the Per Share Merger Consideration compare to the unaffected market price of the common stock?

A:	The relationship of the $3.80 Per Share Merger Consideration to the trading price of the Company’s common stock constitutes a premium of: (1) approximately 23% to the closing price of the Company’s common stock on December 1, 2015, the last trading day prior to the date on which the Company entered in the Merger Agreement and (2) approximately 55% to the average trading price of the Company’s common stock in the 30-day period prior to the date on which the Company entered into the Merger Agreement.

Q:	What do I need to do now?

A:	We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:	No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of the Company’s common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of the Company’s common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board recommend that I vote?

A:	The Board, after considering the various factors described under the caption “The Merger — Recommendation of the Board and Reasons for the Merger,” has unanimously (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, the Company will remain an independent public company, the Company’s common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and the Company will continue to file periodic reports with the SEC.

Under specified circumstances, the Company will be required to pay Parent a termination fee upon the termination of the Merger Agreement; and under different specified circumstances, Parent will be required to pay the Company a termination fee upon the termination of the Merger Agreement. For more details see the section of this proxy statement captioned “The Merger Agreement — Termination Fees.”

Q:	What vote is required to adopt the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger?

A:	Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of the Company’s common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of the Company’s common stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the compensation proposal. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the compensation proposal.

Q:	What is the effect of the Voting Agreement?

A:	On December 1, 2015, the Supporting Stockholders entered into a Voting Agreement with Parent, pursuant to which each Supporting Stockholder has agreed, among other things, to vote certain of his or her shares of the Company’s common stock in favor of the proposal to adopt the Merger Agreement and the proposal to adjourn the Special Meeting, if necessary. As of the close of business on January 22, 2016, the Supporting Stockholders owned in the aggregate approximately 761,961 shares of the Company’s common stock (not including any shares of the Company’s common stock subject to Company Options), all of which are subject to the Voting Agreement, representing approximately 3.3% of the shares of the Company’s common stock outstanding as of the close of business on January 22, 2016. The Voting Agreement does not change the number of votes required to approve the proposal to adopt the Merger Agreement or the proposal to adjourn the Special Meeting, if necessary. See the section captioned “The Voting Agreement.”

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable to the Company’s named executive officers in connection with the Merger?

A:	SEC rules require the Company to seek a non-binding, advisory vote regarding compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

Q:	What is the compensation that will or may become payable to the Company’s named executive officers in connection with the Merger for purposes of this advisory vote?

A:	The compensation that will or may become payable by the Company to its named executive officers in connection with the Merger is certain compensation that is tied to or based on the Merger and payable to certain of the Company’s named executive officers. For further detail, see the section captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if stockholders do not approve the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger at the Special Meeting?

A:	Approval of Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements is not a condition to completion of the Merger. The vote with respect to such proposal is an advisory vote and will not be binding on the Company or Parent. If the Merger Agreement is adopted by the stockholders and the Merger is completed, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger may be paid to the Company’s named executive officers even if stockholders fail to approve Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Limited, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Limited, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•	by attending the Special Meeting and voting in person by ballot;

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the compensation proposal.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Fusen E. Chen, our President and Chief Executive Officer, and J. Michael Dodson, our Chief Financial Officer and Chief Operating Officer, with full power of substitution, are the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:	If available, the Company may announce preliminary voting results at the conclusion of the Special Meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:	The exchange of the Company’s common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger.

A Non-U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

Because particular circumstances may differ, you should consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. A more complete discussion of the material U.S. federal income tax consequences of the Merger is provided under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of Company Options and Company RSUs receive in the Merger?

A:	At the Effective Time, each Company Option that is (i) vested as of the Effective Time or (ii) held by a non-employee member of the Board will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of common stock subject to such Company Option immediately prior to the Effective Time, by (b) the Per Share Merger Consideration, less the per share exercise price of such Company Option.

At the Effective Time, each unvested Company Option held by an employee who continues employment with the Parent or any of its subsidiaries (including the Surviving Corporation) after the Merger will either (i) be converted into the right to receive an amount in cash determined by multiplying (a) the aggregate number of shares of common stock subject to such Company Option immediately prior to the Effective Time by (b) the Per Share Merger Consideration, less the per share exercise price of such Company Option (such payment to be subject to the same vesting restrictions as the related Company Option until fully accelerated and paid by December 31, 2016) or (ii) be assumed by the Surviving Corporation, on the same terms, conditions and vesting schedule applicable to such Company Option immediately prior to the Effective Time, in each case as more fully described in the section entitled “The Merger — Treatment of Options and Restricted Stock Units.”

At the Effective Time, each Company RSU that is either (i) vested as of the Effective Time or (ii) held by a non-employee member of the Board will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of common stock subject to such Company RSU immediately prior to the Effective Time and (b) the Per Share Merger Consideration which amount will be payable shortly after the closing of the Merger (i.e. effective acceleration of vesting). At the Effective Time, all other Company RSUs not described in the immediately preceding sentence will be converted into the right to receive an amount in cash, without interest, equal to the Unvested RSU Consideration, which amount will be subject to the same vesting restrictions and continued service requirements applicable to such Company RSU immediately prior to the Effective Time.

Q:	What will happen to the ESPP?

A:	From and after the Company’s entry into the Merger Agreement, the Company will not establish a new offering period under the Company ESPP and will take all actions necessary so that (i) the Company ESPP is terminated immediately prior to and effective as of, and contingent upon, the Effective Time, (ii) any options under the Company ESPP with respect to an Offering Period (as defined in the Company ESPP) ongoing as of the date the Merger Agreement is entered into are exercised on the earlier of (x) the scheduled purchase date for such Offering Period, or (y) the final payroll date prior to the Closing Date (as defined in the Merger Agreement). All amounts withheld by the Company on behalf of the participants in the Company ESPP that have not been used to purchase common stock of the Company prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the Company ESPP.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the first calendar half of 2016. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights under the DGCL?

A:	If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company’s stockholders generally?

A:	Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Q:	Who can help answer my questions?

A:	If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

Toll free: (980) 322-2885

Collect: (212) 929-5500

Email: proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS

Throughout this document pertaining to the merger transaction between the Company and Parent, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the Merger are not satisfied (including a failure of the stockholders of the Company to approve, on a timely basis or otherwise, the Merger and the risk that regulatory approvals required for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the Merger; (3) uncertainties as to the timing of the consummation of the Merger and the ability of each of the Company and Parent to consummate the Merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed Merger; (7) unexpected costs, charges or expenses resulting from the Merger; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; and (9) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, and the Company’s more recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not intend, and assumes no obligation, to update any forward-looking statements.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on [●], 2016, at [●] p.m., Pacific time, at the offices of the Company at 47131 Bayside Parkway, Fremont, California 94538.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement, (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (iii) approve, by a non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Board Recommendation

The Board, after considering various factors described under the caption “The Merger — Reasons for the Merger and Recommendation of the Board,” has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders and (ii) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board unanimously recommends that you vote (x) “FOR” the adoption of the Merger Agreement; (y) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (z) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the special meeting will be available at our principal executive offices, located at 47131 Bayside Parkway, Fremont, California 94538, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of [●], 2016, there were [●] shares of our common stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority in voting power of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of common stock on the Record Date is required to adopt the Merger Agreement. Adoption of the Merger Agreement by the Company’s stockholders is a condition to the closing of the Merger.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on (i) the proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or (ii) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present.

Shares Held by the Company’s Directors and Executive Officers

As of January 22, 2016, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 761,961 shares of our common stock, representing approximately 3.3% of the shares of our common stock outstanding on January 22, 2016. Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare Limited, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or by telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the compensation proposal.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Adjournments or Postponements

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of, among other things, soliciting additional proxies, by the vote of a majority of the shares of the Company’s common stock represented at the Special Meeting, whether or not a quorum is present. Any signed proxies received by us for which no voting instructions are provided on such matter will be voted “FOR” the proposal to adjourn the Special Meeting.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Per Share Merger Consideration.

To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold your shares of common stock of record through the Effective Time and (iv) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●], 2016

The proxy statement is available at http://ir.mattson.com/sec.cfm under “Investors — SEC Filings.”

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents in connection with the Special Meeting or this year’s or any future year’s annual meeting (if any), follow the instructions described below.

Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a stockholder of record, you may contact us by writing to Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary or calling our Corporate Secretary at (510) 657-5900. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

Toll free: (980) 322-2885

Collect: (212) 929-5500

Email: proxy@mackenziepartners.com

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve and adopt the Merger Agreement and the Merger contemplated by the Merger Agreement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page 27 of this proxy statement and “The Merger Agreement” beginning on page 78 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of the Company’s common stock voting in favor of the proposal to approve and adopt the Merger Agreement and the Merger. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to the Company’s named executive officers in connection with the Merger, as disclosed in the section of this proxy statement captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”

We are asking stockholders to indicate their approval of the various compensation that will or may become payable to the Company’s named executive officers in connection with the Merger. These payments are set forth in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of the Company’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Mattson Technology, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” in the Company’s proxy statement for the Special Meeting.”

Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on the Company, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

The Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Mattson Technology, Inc.

47131 Bayside Parkway

Fremont, CA 94538

The Company is a corporation organized under the laws of Delaware and designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. The Company is a leading supplier of dry strip and rapid thermal processing (“RTP”) equipment to the global semiconductor industry. The Company’s dry strip and RTP equipment utilize innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current and next generation devices. The Company is expanding into the etch market with innovative products targeting high volume dielectric etch applications, and is also expanding into the millisecond annealing market. The Company’s common stock is listed on NASDAQ under the symbol “MTSN.”

Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership)

Building 61, No. 2 North Jing Yuan Street,

Beijing Economic Technology Development Area,

Beijing, 100176, China

Parent is a limited partnership organized under the laws of the PRC, was formed on November 13, 2015, as a general acquisition vehicle and currently operates solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

Dragon Acquisition Sub, Inc.

Building 61, No. 2 North Jing Yuan Street,

Beijing Economic Technology Development Area,

Beijing, 100176, China

Merger Sub is a corporation organized under the laws of Delaware, is an indirect subsidiary of Parent and was formed on December 16, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

Beijing E-Town International Investment & Development Co., Ltd.

Building 61, No. 2 North Jing Yuan Street,

Beijing Economic Technology Development Area,

Beijing, 100176, China

E-Town Capital is a limited partnership organized under the laws of the PRC, is the indirect parent of Parent, is an enterprise under the Beijing Economic-Technological Development Area and plays an active role in funding investments to its portfolio companies residing in the Beijing Economic-Technological Development Area. In connection with the transactions contemplated by the Merger Agreement, E-Town Capital has provided to Parent, or will cause to be provided, equity of up to $294 million in the aggregate. The proceeds from the financing from E-Town Capital will be available to fund the payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further under the caption “The Merger — Financing of the Merger”).

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the Surviving Corporation and as an indirect subsidiary of Parent. As a result of the Merger, the Company’s common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, the Company’s common stock will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of Merger).

Effect on the Company if the Merger is Not Completed

If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, the Company will remain an independent public company, the Company’s common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and risks related to adverse economic or industry conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of the Company’s common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company’s common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities or the future value of your shares of common stock. If the Merger is not completed, the Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, the Company will be required to pay to Parent a termination fee of $8,580,000 if the Merger Agreement is terminated under specified circumstances. For more information please see the section captioned “The Merger Agreement — Termination Fees.”

Merger Consideration

In the Merger, each outstanding share of common stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under the caption “The Merger — Appraisal Rights”).

Background of the Merger

The Company’s business is the production and sale of semiconductor manufacturing equipment used by producers of semiconductors. The semiconductor industry which the Company serves is intensely competitive and characterized by substantial cyclicality, rapid technological change and heightened foreign and domestic competition.

In recent years, the semiconductor industry has also experienced significant merger and acquisition activity which has resulted in industry consolidation and even more intense competition among providers of products like those produced by the Company. In light of such industry consolidation and competition, producers of semiconductor manufacturing equipment like the Company have become increasingly dependent on a very small number of customers, and the sale of rapidly evolving product lines requiring substantial research and development activities, for the majority of their revenue. For example, as a result of the recent wave of consolidation and competition, the Company is dependent on its three largest customers for more than 70% of the Company’s revenues. Even within those three customers, the Company came to rely on one large customer — and primarily sales to that customer of products for use in the customer’s DRAM business — for over 60% of the Company’s revenue in 2014. As a result of this concentration, the Company has become particularly sensitive to changes in demand from any of its three largest customers and when changes in the market cause its largest customer to delay, reduce or terminate its orders, the Company’s business is significantly adversely affected. More generally, for producers of semiconductor manufacturing equipment, the effect of market cyclicality in the semiconductor industry is significantly amplified because the producers of semiconductors to which the manufacturing equipment is sold may, and on several occasions have, simply stopped placing new orders for semiconductor manufacturing equipment and declined to take delivery of equipment previously ordered.

The adverse effects of rapid technological change and the cyclicality and intense competition associated with the semiconductor manufacturing equipment industry are only exacerbated for the Company given its relatively small size and limited financial resources. The Board and management of the Company have long recognized that many of the Company’s competitors are larger, more diversified companies with substantially greater financial resources. The greater financial resources of many of the Company’s competitors both provide them with capacity to invest in the required development and marketing of new products and technologies in a fast-changing market and make these larger competitors much better positioned to withstand cyclical downturns in orders for semiconductor manufacturing equipment.

These factors can also produce increased volatility in the trading price of the Company’s common stock. The Company’s dependence on a very limited number of customers for most of its revenue means that any decrease in sales to these customers as described above can cause the Company to fail to meet the financial targets to which it has provided guidance and to have limited visibility into future results. As a result, the Company provides guidance as to only one single quarter in advance. For that reason, stock analysts who provide a financial model of the Company’s financial outlook for a number of quarters or years in the future must build their models based on the most recent quarter. Where that quarter is disappointing, analysts’ updated reports can have significant detrimental effects on the trading price of the Company’s common stock as the results of such disappointing quarter carry through the analysts’ model of the Company’s long-term financial outlook.

In light of these market and business dynamics, the Board, together with management of the Company, continually reviews and assesses the Company’s business plan and potential strategic opportunities available to the Company with the goal of maximizing stockholder value. As part of this ongoing process, the Board and management of the Company have periodically evaluated whether the continued execution of the Company’s strategy as a standalone company, as opposed to the sale of the Company to, or a combination of the Company with, a third party, offers the best avenue to maximize stockholder value.

On January 3, 2012, management of the Company received an indication of interest (the “2012 IOI”) from another semiconductor manufacturing equipment company (“Company A”) suggesting a merger of Company A and the Company in a stock for stock transaction.

On January 6, 2012, the Board held a telephonic meeting which was also attended by a representative of Latham & Watkins LLP, the Company’s outside legal counsel (“Latham & Watkins”). The representative of Latham & Watkins advised the Board as to its fiduciary duties in the context of an assessment of the 2012 IOI and any other strategic transaction. At the meeting, the Board formed a Board Advisory Group consisting of three outside directors to assist the Company’s CEO and determined that the Company should hire a financial advisor to assist the Company with its exploration of the 2012 IOI and any subsequent discussions of a strategic transaction, such financial advisor to be engaged on behalf of the Company by the CEO with the advice of the Board Advisory Group. Pursuant to that authorization, the Company signed an engagement letter with Morgan Stanley dated January 20, 2012 pursuant to which Morgan Stanley has served as the Company’s financial advisor in connection with the Company’s consideration of the 2012 IOI and all other potential strategic transactions since that time.

The 2012 IOI was received at a time when the trading price of the Company’s common stock was $1.42 per share. However, the trading price of the Company’s common stock began to increase and, by the time of the Company’s Board meeting on January 20, 2012, the proposed exchange ratio would have provided only a 1% premium to the trading price of the Company’s common stock. Moreover, at the January 20, 2012, meeting of the Board, which was also attended by a representative of Latham & Watkins and representatives of Morgan Stanley, the representatives of Morgan Stanley noted that Company A’s stock was at that time trading at a higher price-to-earnings trading multiple than other comparable companies and that Company A did not have experience acquiring companies that were publicly traded at the time of acquisition. Against this background, the Board directed Morgan Stanley to engage with the financial advisor to Company A but to indicate that the price for the Company would need to be increased. Morgan Stanley conveyed this message to the financial advisor of Company A, who indicated that the board of directors of Company A would be meeting soon and would consider the matter. Nevertheless, Morgan Stanley was not contacted again by the financial advisor to Company A with respect to the 2012 IOI following its board of directors meeting and, as the trading price of the Company’s common stock continued to rise through April 2012, the Company did not pursue a transaction with respect to the 2012 IOI.

However, in the second quarter of 2012, the semiconductor equipment industry suffered a slowdown and the trading price of the Company’s stock declined significantly beginning in May 2012. In particular, the Company experienced delays and cancellation of orders that adversely affected its business. On July 10, 2012, the Company pre-announced its expected financial results for the second quarter of 2012 and indicated that it expected significantly lower sales in the third quarter of 2012 and that, absent an increase in demand for delivery of equipment during the fourth quarter, it did not expect net sales to increase until early 2013.

In light of these developments, the Board held a meeting on July 27, 2012 which was attended by a representative of Latham & Watkins and a representative of Morgan Stanley. The representative of Morgan Stanley provided a preliminary analysis of a range of strategic alternatives for the Company including maintenance of the status quo with operational changes, launching a leveraged recapitalization (via a stock buyback or dividend), pursuing a strategic merger, pursuing a sale or license with respect to a segment of the Company’s business and pursuing a sale of the entire Company to a strategic acquirer. Management provided additional analysis of what the Company might achieve in connection with a sale or license of a segment of the Company’s business.

At that meeting, the Board determined that a targeted market check should be commenced to assess the interest of select potential strategic partners in an acquisition of the Company. Taking into account a presentation provided by Morgan Stanley, the Board determined to direct representatives of Morgan Stanley to approach, on the Company’s behalf and in two stages, a total of nine parties. Four were parties which the representatives of Morgan Stanley considered more likely to be interested in a strategic transaction and, therefore, considered “Tier 1” potential partners (one of which was Company A). Five were parties which the representatives of Morgan Stanley considered less likely to be interested in a strategic transaction and, therefore, considered “Tier 2”

potential partners to be approached only after ascertaining the level of interest of the Tier 1 potential partners. The Board also authorized management to discuss a sale or license with respect to a segment of the Company’s business.

During August and September 2012, and at the direction of the Board, Morgan Stanley approached on behalf of the Company each of the Tier 1 potential partners. During this period, management of the Company held discussions and meetings with three of the Tier 1 potential partners, and one of the four parties, Company A, executed a non-disclosure agreement with the Company which included a customary standstill provision in favor of the Company which expired on February 27, 2014. Preliminary non-public due diligence materials were provided to Company A by the Company. However, none of the foregoing discussions, meetings or diligence efforts resulted in the discussion of price-related terms of a potential strategic transaction and none of these parties ultimately chose to pursue a potential acquisition of the Company following such discussions, meetings and diligence efforts.

Beginning in September 2012, and at the request of the Board, Morgan Stanley approached four of the five Tier 2 potential partners and representatives of the Company’s management approached the fifth Tier 2 potential partner, in each case to inquire as to such Tier 2 potential partner’s interest in a potential strategic transaction with the Company. None of the five Tier 2 parties approached ultimately expressed interest in a timely pursuit of an acquisition of the Company.

On October 12, 2012, representatives of Company A delivered to representatives of Morgan Stanley an indication of interest (the “RTP IOI”) providing for the proposed acquisition by Company A of solely the Company’s RTP business segment. In November and December of 2012, the Company’s then chief executive officer and Michael Dodson, the Company’s chief operating officer and chief financial officer, participated in two due diligence meetings with Company A to discuss the RTP IOI and the valuation ascribed to the RTP business segment in the RTP IOI. During the same time period, representatives of Morgan Stanley held discussions with Company A’s financial advisor regarding the valuation of the Company’s RTP business segment as set forth in the RTP IOI. Taking into account an analysis by Morgan Stanley, the Board ultimately determined that the proposed purchase price for the Company’s RTP business segment was insufficient in light of the financial contribution of the RTP business segment to the Company and the negative impact a sale of the RTP business would have on the Company’s remaining etch and strip businesses. Instead, the Company made a counter-proposal for Company A to purchase the Company’s millisecond anneal business. Company A indicated that it had no interest in the Company’s millisecond anneal business and discussions with Company A regarding any potential strategic transaction were therefore terminated in January 2013.

Also beginning in October 2012, a Tier 2 potential partner (the “Interested Tier 2 Company”) that management of the Company had approached in September 2012 in connection with a sale of the entirety of the Company expressed to representatives of the Company’s management interest in exploring the possibility of a joint venture and related financing with the Company. As the Company had been unsuccessful in its attempts to secure financing that the Company’s management believed it required to assure adequate continued liquidity to meet the needs of ongoing operations, and in light of the continued decline in the trading price of the Company’s common stock, representatives of the Company’s management held several discussions with representatives of the Interested Tier 2 Company to discuss a possible financing and joint venture arrangement. The discussions with the Interested Tier 2 Company did not result in agreement with respect to a potential joint venture and financing arrangement and discussions with the Interested Tier 2 Company were terminated in April 2013.

In April 2013, the Company entered into a financing arrangement with Silicon Valley Bank. The Company entered into a period of profitability beginning in the second half of 2013 and, without need for further liquidity to meet its operational needs, no strategic transactions were contemplated during the remainder of 2013.

In February 2014, the Company raised net proceeds of $31 million of equity financing via a public offering of 14,081,750 shares of its common stock at a price to the public of $2.45 per share.

At the Company’s September 15, 2014 Board meeting, which was also attended by a representative of Latham & Watkins, management of the Company noted, as part of its business update for the Board, that the Company’s relatively small size continued to provide obstacles to investing the amounts necessary to remain competitive in the market for semiconductor manufacturing equipment. While the trading price of the Company’s stock had not suffered any significant decline, the Board discussed that the stock price was no longer rising steadily and that the Company lacked the financial resources necessary not only for investment in research and development but to be comfortably able to withstand the inevitable cyclicality of the semiconductor equipment industry. For these reasons, the Board determined that it was again appropriate to assess the Company’s strategic alternatives. However, in light of the Company’s relatively stable situation (particularly in comparison with the period in 2012 when the Company had explored strategic alternatives), the Board determined that an exploration of strategic alternatives with major industry competitors involved too great a risk of creating rumors and exposure of non-public information that would adversely affect the Company’s sales and ability to compete, to merit approaching those parties a second time.

Accordingly, management of the Company directed representatives of Morgan Stanley to approach, on the Company’s behalf, two companies, one of which is in an adjacent segment of the semiconductor equipment market and one of which is in the semiconductor equipment market, but which is not a direct competitor of the Company — as opposed to direct competitors — to assess each such party’s interest in pursuing a strategic transaction with the Company. Management of the Company approached another company in an adjacent segment of the semiconductor equipment market (“Company B”) directly without Morgan Stanley’s assistance. Only one of the three companies approached, Company B, expressed any interest in discussing a potential transaction with the Company.

On September 25, 2014, Company B entered into a non-disclosure agreement with the Company. From September 2014 through January 2015, representatives of the Company and representatives of Company B held discussions and meetings and the Company provided preliminary non-public due diligence materials to Company B. However, no discussion, meeting or diligence efforts conducted with Company B resulted in discussion of any price-related terms of a potential strategic transaction, and Company B ultimately chose not to pursue a strategic transaction with the Company and terminated further discussions with the Company in January 2015.

On January 9, 2015, at the request of representatives of Cowen & Company LLC (“Cowen”), and following notice of the meeting sent by the Company’s management to the Board on January 6, 2015, Fusen Chen, chief executive officer of the Company, and Mr. Dodson held an introductory meeting at the Company’s headquarters in Fremont, California with (i) representatives of an affiliate of E-Town Capital (the “E-Town Capital Affiliate Representatives”), (ii) representatives of two other Chinese semiconductor equipment manufacturing companies (the “Chinese Semiconductor Companies”) and (iii) the President of SEMI China, the Chinese region division of SEMI, an industry association for the manufacturing supply chain in micro- and nano-electronics (“SEMI China”). The meeting was purely introductory and, at this time, Cowen did not formally represent any of the entities to which Cowen introduced the Company. At the meeting, Messrs. Chen and Dodson gave a presentation of the Company’s business, reviewed the Company’s standard investor relations presentation and provided a tour of the Company’s plant. The Company’s representatives did not provide any non-public information to the participants in the meeting.

On February 2, 2015, as a follow-up to the January 9, 2015, meeting, Messrs. Chen and Dodson, who were in Asia on unrelated business, met in Beijing, China with the E-Town Capital Affiliate Representatives, an affiliate and certain representatives of the Chinese Semiconductor Companies and the President of SEMI China, to discuss the Company’s business in the context of trends in the semiconductor and semiconductor equipment manufacturing industries. During such meeting, the E-Town Capital Affiliate Representatives provided an overview of the E-Town Capital business and the representatives of one of the Chinese Semiconductor Companies provided an overview of the Chinese Semiconductor Company and a tour of its facilities. None of the participants provided any non-public information to any other participant in the meeting.

Following the February 2, 2015, meeting, representatives of one of the Chinese Semiconductor Companies (the “Interested Chinese Semiconductor Company”) expressed to representatives of the Company the Interested Chinese Semiconductor Company’s interest in exploring a potential strategic transaction with the Company, including a possible investment in the Company or a merger with the Company and expressed interest in arranging a visit to the Company’s headquarters.

On February 12, 2015, the Company publicly announced its fourth quarter results for 2014, which indicated net revenue of $54.7 million, the highest quarterly revenue since the fourth quarter of 2007, and earnings per share of $0.07, the highest quarterly earnings per share since the fourth quarter of 2007. On the same day, Mr. Chen participated in an investor conference call where he disclosed the Company’s guidance for the first quarter of 2015, which included net revenue of $58 million plus or minus $2 million, and earnings of $0.08 per share plus or minus $0.02 per share. The mid-point of guidance for net revenue and earnings per share for the first quarter of 2015 represented an increase of 6% and 14%, respectively, from the actual results reported for the fourth quarter of 2014.

On March 9, 2015, the Company and the Interested Chinese Semiconductor Company entered into a non-disclosure agreement that contained a customary standstill provision in favor of the Company extending for a period of two years, in anticipation of a meeting between senior management of the Interested Chinese Semiconductor Company and senior management of the Company which had been requested by representatives of the Interested Chinese Semiconductor Company.

On April 14, 2015, the Company and E-Town Capital entered into a non-disclosure agreement that contained a customary standstill provision in favor of the Company in anticipation of a meeting between senior management of E-Town Capital and senior management of the Company, which had been requested by representatives of E-Town Capital for April 16, 2015.

On April 16, 2015, senior management of E-Town Capital met with Messrs. Chen and Dodson at the Company’s headquarters in Fremont, California. Mr. Chen presented an overview of the Company’s operations and the semiconductor manufacturing equipment industry, discussed preliminary due diligence matters and gave a tour of the Company’s headquarters.

On April 17, 2015, at the request of representatives of E-Town Capital, senior management of E-Town Capital met with representatives of the Company and Morgan Stanley at Morgan Stanley’s offices in Menlo Park, California, to discuss the state of the semiconductor manufacturing equipment industry and the Company’s business, as well as to provide an introduction of representatives of Morgan Stanley to senior management of E-Town Capital.

On April 23, 2015, the Company publicly announced its first quarter results which indicated a 6% increase in net revenue to $58.3 million for the first quarter of 2015 as compared to $54.7 million of net revenue in the fourth quarter of 2014 and net income of $0.08 per diluted share. On the same day, Mr. Chen participated in an investor conference call where he disclosed the Company’s guidance for the second quarter of 2015, which included net revenue of $42 million plus or minus $2 million and earnings of $0.02 per share plus or minus $0.01 per share. The mid-point of guidance for net revenue and earnings per share for the second quarter of 2015 amounted to a decrease of 28% and 75%, respectively, from the actual results reported for the first quarter of 2015, signaling a significant decline in the Company’s near-term business outlook. The closing price of the Company’s common stock on the first full day of trading following the announcement of the first quarter’s results was $3.49 per share, down approximately 13% from the $4.04 per share closing price of the Company’s common stock on February 13, 2015, the first full trading day following the Company’s announcement of fourth quarter 2014 results.

On May 1, 2015, at the request of E-Town Capital’s then-current financial advisor (“E-Town Financial Advisor A”), management of the Company delivered to representatives of E-Town Financial Advisor A a long-

term financial outlook plan for the Company prepared by the Company’s management. This plan (the “May 1st Forecast”) included an update of the financial forecast for the remainder of 2015 from the forecast prepared in December 2014 as part of the Company’s annual operating plan for 2015, and it also provided a five fiscal year forecast. The May 1st Forecast was prepared based on assumptions that included accelerated development of the Company’s critical etch technology and, following such development, the selection of the Company by several large semiconductor companies to provide evaluation units of critical tech units and the purchase of such products with resulting revenue to the Company to be realized in fiscal years 2016, 2017, 2018 and 2019. While management did not assume any outside funding in the May 1st Forecast, management did assume that increased revenues would provide necessary financing for additional research and development and production of evaluation systems for new critical etch technology. The assumptions concerning demand for critical etch technology and increased revenues to support increased research and development activities were subsequently reduced significantly to account for delays in the development of the Company’s etch technology, reduced projected evaluation engagements with respect to the Company’s etch products, and the general downturn of the semiconductor industry.

On May 4, 2015, the Board held a meeting that was also attended by a representative of Wilson, Sonsini, Goodrich & Rosati (“WSGR”) to discuss a request from a stockholder that the Board act to terminate the Company’s Stockholder Rights Plan adopted on July 28, 2005 (the “Rights Plan”) before its scheduled termination date of July 27, 2015 or to amend the Rights Plan to permit acquisitions of greater than 15% of the Company’s outstanding stock. The Board members noted that they had previously considered whether the Rights Plan should be maintained and had determined that the Rights Plan would not, absent some threat to the Company at the time, be renewed past its scheduled expiration date. The Board members discussed potential responses to the request from the stockholder including taking no action at the present time to allow the Rights Plan to expire on July 27, 2015, termination of the Rights Plan immediately and amendment of the terms of the Rights Plan to allow institutional investors to purchase an aggregate of more than 15% of the Company’s outstanding common stock. The Board members noted that, if the Board terminated the Rights Plan immediately, a new Rights Plan could be implemented quickly if needed. The Board therefore determined to terminate the Rights Plan on May 5, 2015 and publicly announced the termination of the Rights Plan on May 5, 2015.

On May 5, 2015, representatives of E-Town Capital, E-Town Financial Advisor A, the Company’s management and Morgan Stanley participated in a telephonic meeting to discuss the May 1st Forecast.

On May 16, 2015, as part of a business trip to Asia on unrelated business, and at the request of the President of SEMI China, Mr. Chen and Mr. Hoang Hoang, the Company’s Senior Vice President of Global Business Operations, met briefly with the President of SEMI China and representatives of E-Town Capital in Beijing, China, to discuss the latest trends affecting the semiconductor equipment industry. The Company representatives did not disclose any non-public information during the meeting.

On May 26, 2015, representatives of E-Town Financial Advisor A provided to representatives of Morgan Stanley an indication of interest, dated May 25, 2015 (the “Initial IOI”), specifying, among other things, a non-binding preliminary proposal by E-Town Capital to acquire 100% of the outstanding common stock of the Company at a price per share of $4.00 – $4.50 in cash. The closing price of the Company’s common stock on May 26, 2015 was $3.71.

On May 28, 2015, the Board held a regularly scheduled meeting that was also attended by representatives of the Company’s management, Morgan Stanley and Latham & Watkins. At that meeting, the participants discussed the Initial IOI. Representatives of Morgan Stanley reviewed with the Board preliminary valuation materials prepared by representatives of Morgan Stanley, which compared the proposed purchase price in the Initial IOI to the metrics deemed relevant by representatives of Morgan Stanley using wall street consensus as a baseline. Following discussion, the Board instructed management and representatives of Morgan Stanley to engage with representatives of E-Town Financial Advisor A to discuss a potential transaction between the Company and E-Town Capital with a request for a higher per share purchase price. The Board also established a Strategic

Transaction Assistance Committee (the “Assistance Committee”), the purpose of which was to assist and make recommendations to the Board and the Company’s management with respect to the day-to-day decisions as to process and strategy concerning an assessment of any potential strategic transaction and which replaced the Board Advisory Group established in 2012. The Board appointed Tom St. Dennis, as Chair of the Assistance Committee, and Mr. Chen and Scott Peterson as the other members of the Assistance Committee. The Board indicated that directors who were not members of the Assistance Committee should feel free to participate in the Assistance Committee meetings and that all substantive decisions regarding any potential strategic transaction would be made by the entire Board. Following the meeting, representatives of Morgan Stanley communicated to representatives of E-Town Financial Advisor A that the Company would entertain discussions regarding a potential acquisition of the Company by E-Town Capital at a higher price than the price proposed by E-Town Capital in the Initial IOI. Representatives of E-Town Financial Advisor A requested that representatives of Morgan Stanley provide specific guidance on the price at which the Company would consider a sale. The Initial IOI, as well as subsequent IOIs from E-Town Capital, included a request for a period of exclusive negotiation. However, no exclusivity as to negotiations was ever agreed to between the Company and E-Town Capital.

On June 2, 2015, senior management of the Company met with representatives of the Interested Chinese Semiconductor Company and senior management of one of its affiliates at the Company’s headquarters in Fremont, California. At the meeting, senior management of the Company provided an overview of the Company and its products and gave a tour of the Company’s facilities. Following the meeting, the Interested Chinese Semiconductor Company did not express any interest in pursuing a transaction with the Company and there was no further communication between the Company and the Interested Chinese Semiconductor Company.

On June 3, 2015, following discussions with representatives of Morgan Stanley, representatives of the Company’s management delivered to representatives of Morgan Stanley and the members of the Board an updated long-term financial outlook plan (the “June 3rd Forecast”) prepared by the Company’s management. The June 3rd Forecast included: reduced revenue forecasts from the May 1st Forecast for fiscal years 2017, 2018 and 2019 resulting from management’s determination that there would likely be fewer expected evaluation engagements from the Company’s larger customers with respect to the Company’s etch products than those projected in the May 1st Forecast; Company management’s corresponding revised and extended schedule for the ramp up of the Company’s critical etch technology segment; and decreased projected revenue from such projected engagements and subsequent sales of the Company’s etch products. The June 3rd Forecast also reflected reductions in projected revenue from sales of the Company’s RTP, strip and millisecond anneal products resulting from decreased projected evaluation engagements received from the Company’s customers as well as a decline in demand for mobile device components.

On June 4, 2015, the Assistance Committee held a telephonic meeting, in which representatives of Morgan Stanley and Latham & Watkins participated, to discuss recent discussions between the Company and E-Town Financial Advisor A that occurred following the May 28, 2015 Board meeting. The Assistance Committee also reviewed preliminary valuation materials dated June 5, 2015, that had been prepared by Morgan Stanley based on the June 3rd Forecast. The Assistance Committee discussed whether it should recommend to the full Board that the Company continue discussions with E-Town Capital. Following discussion concerning the Company’s ability to deliver significant value to its stockholders as a stand-alone entity based on its size and ability to scale, the Assistance Committee determined to recommend to the full Board that representatives of the Company’s management continue to engage in discussions with representatives of E-Town Capital.

On June 5, 2015, the Board held a telephonic meeting with representatives of the Company’s management, Morgan Stanley, Latham & Watkins and WSGR to discuss the Initial IOI. During that meeting, representatives of Morgan Stanley discussed the preliminary valuation materials, which were based in part on the June 3rd Forecast that had been discussed with the Assistance Committee on the preceding day. The representative of Latham & Watkins suggested that, if the Board intended to continue discussions with E-Town Capital or other potential acquirers, the Board should consider adopting a management neutrality policy. The Board directed representatives of Latham & Watkins to prepare and send to the Board members a draft of such a management neutrality policy setting forth guidelines to ensure that members of the Company’s senior management remained neutral with respect to any strategic bidders and refrain from engaging in discussions or activities that would indicate that any such member of senior management favors one bidder over another and to communicate to such members of senior management that the Board would manage and control any processes for exploring a strategic transaction for the Company. The Board members discussed whether to continue discussions with E-Town Capital and determined that, in light of concerns about the Company’s relatively small size and financial resources, which limited its ability to invest in new products and withstand downturns in demand for the Company’s products, and Company management’s reduced outlook for the development, evaluation engagements and projected sales of the Company’s etch products, the Company should continue to engage with E-Town Capital in order to explore a potential transaction. Following that meeting, at the instruction of the Board, representatives of Morgan Stanley communicated to representatives of E-Town Financial Advisor A the Company’s willingness to entertain a transaction at a Board-approved price per share “in the sixes” (i.e. a price greater than $6.00 per share). The closing price of the Company’s common stock on the day preceding the meeting was $3.80 per share.

On June 5, 2015, at the request of representatives of E-Town Capital, Mr. Chen met briefly with representatives of E-Town Capital in Fremont, California. No terms of a potential acquisition were discussed.

On June 11, 2015, representatives of E-Town Financial Advisor A provided to representatives of Morgan Stanley a revised indication of interest, dated June 12, 2015 (the “First Revised IOI”), specifying, among other things, a proposal by E-Town Capital to acquire 100% of the outstanding common stock of the Company at a price per share in the range of $4.75 - $5.25 in cash.

On June 12, 2015, the Board held a telephonic meeting with representatives of Morgan Stanley, the Company, Latham & Watkins and WSGR to discuss the First Revised IOI. Representatives of Morgan Stanley reviewed preliminary valuation materials with the Board, which preliminary valuation materials had been updated from the preliminary valuation materials presented at the June 5, 2015 Board meeting to reflect current market prices of the Company’s common stock as well as that of comparable companies, in each case, in the context of the First Revised IOI. After discussion, the Board determined that the Company should continue to engage in discussions with E-Town Capital for the same reasons discussed at the June 5, 2015, Board meeting. The Board directed representatives of Morgan Stanley to communicate to E-Town Financial Advisor A a counter-proposal purchase price in the range of $5.50 - $6.00 per share and to indicate that the Board would not consider E-Town Capital’s proposal for exclusivity unless E-Town Capital increased the per share price to a range “in the sixes” (i.e. over $6.00 per share). The closing price of the Company’s common stock on the day preceding the meeting was $3.80 per share.

On June 13, 2015, at the direction of the Board, representatives of Morgan Stanley communicated to representatives of E-Town Financial Advisor A the Board’s counter-proposal for a $5.50 - $6.00 per share purchase price. Representatives of Morgan Stanley also communicated to representatives of E-Town Financial Advisor A that the Board would not consider E-Town Capital’s request for exclusivity unless E-Town Capital increased its proposed per share purchase price to a range “in the sixes” (i.e. over $6.00) per share.

On June 15, 2015, representatives of E-Town Financial Advisor A communicated to representatives of Morgan Stanley that E-Town Capital had indicated that it would not raise the proposed $4.75 - $5.25 per share purchase price indicated in the First Revised IOI. The representatives of E-Town Financial Advisor A did not explain, as representatives of Morgan Stanley and the Company later learned on June 30, 2015, that the representatives of E-Town Financial Advisor A had not conveyed to E-Town Capital the Company’s counter-proposal of June 13, 2015.

On June 18, 2015, the Board held a telephonic meeting with representatives of the Company’s management, Morgan Stanley and Latham & Watkins to discuss the recent interactions between representatives of Morgan Stanley and E-Town Financial Advisor A. Following discussion of the interaction between representatives of

Morgan Stanley and E-Town Financial Advisor A on June 15, 2015, and E-Town Capital’s communicated refusal to raise its proposed purchase price, the Board determined that, in order to assess the firmness of E-Town Capital’s communicated refusal to raise its purchase price, the Company should take no immediate action in response to E-Town Financial Advisor A. Following such discussion, at the Board’s request, representatives of Latham & Watkins provided a summary of the various processes available to the Board and the Company in connection with an evaluation of the possibility of an alternative strategic transaction, including initiating a public auction process, initiating a private sales process where the Company would contact multiple potential strategic parties and a process focusing on one strategic party but in which the Company would conduct a market check prior to entry into any definitive agreement.

On June 23, 2015, representatives of E-Town Financial Advisor A forwarded to representatives of Morgan Stanley a presentation providing an overview of E-Town Capital, including its history, its investment initiatives and its interest and experience in the semiconductor industry.

On June 26, 2015, Cowen replaced E-Town Financial Advisor A as financial advisor to E-Town Capital.

On June 28, 2015, the Board participated in a telephonic meeting with representatives of the Company’s management, Morgan Stanley and Latham & Watkins. Mr. Chen gave an update concerning the Company’s business and business prospects and explained the negative effects of certain indications by potential purchasers of the Company’s semiconductor manufacturing equipment that they would be decreasing or eliminating their projected purchases of such semiconductor manufacturing equipment during the third and fourth quarters of 2015. The Board discussed E-Town Capital’s replacement of E-Town Financial Advisor A with Cowen, the presentation provided to representatives of Morgan Stanley by E-Town Financial Advisor A on June 23, 2015, which had been forwarded to the Board members, as well as an email message to Messrs. Chen and Dodson from E-Town Capital suggesting a willingness to continue to have discussions regarding a strategic transaction. The Board members discussed whether to continue to engage with E-Town Capital and the Board determined that, in light of the Company’s small size and limited ability to scale, the recent softening of the semiconductor industry generally and the indications of reduced spending by potential customers of the Company, it was in the best interests of the Company’s stockholders to continue to explore a potential transaction with E-Town Capital. The Board instructed Morgan Stanley to engage with Cowen in order to determine whether a potential transaction with E-Town Capital remained feasible. The closing price of the Company’s common stock on the day preceding the meeting was $3.47 per share.

On June 30, 2015, representatives of Morgan Stanley participated in a telephonic meeting with representatives of Cowen to discuss the status of the proposed transaction and negotiations to date. During that call, representatives of Cowen informed representatives of Morgan Stanley that, despite the communication between representatives of E-Town Financial Advisor A and representatives of Morgan Stanley on June 15, 2015, E-Town Financial Advisor A had not communicated to E-Town Capital the Board’s counter-proposal to the First Revised IOI for a per share purchase price in the $5.50 - $6.00 per share range, and that E-Town Capital was thus unaware of the Board’s counter-proposal. Representatives of Cowen indicated that they would convey the Board’s counter-proposal to E-Town Capital and report back to the representatives of Morgan Stanley.

On July 8, 2015, following discussions with representatives of Morgan Stanley, representatives of the Company’s management delivered to representatives of Morgan Stanley an updated long-term financial outlook plan prepared by the Company’s management for discussion with representatives of E-Town Capital on July 9, 2015 (the “July 9th Forecast”). The July 9th Forecast included an update of the projections included in the June 3rd Forecast for the remainder of 2015 and extending through 2019 based on estimated financial results for the recently completed second quarter of 2015. The July 9th Forecast reflected Company management’s view of the continued significant softening of the semiconductor industry generally and the weakening DRAM market particularly, as well as Company management’s view of the effects such declines would have on the Company, including the postponement or elimination of certain opportunities with respect to DRAM and logic orders from the Company’s largest customer. The July 9th Forecast also reflected decreased revenue from the Company’s millisecond anneal products as a result of the postponement of projected orders from one of the Company’s largest customers. These decreases in projected revenue were offset only in part by some increases in revenue from etch products. Representatives of the Company’s management directed representatives of Morgan Stanley to deliver the July 9th Forecast to Cowen.

On July 9, 2015, representatives from each of the Company, Morgan Stanley and Cowen met at the offices of Morgan Stanley in Menlo Park, California, and representatives of E-Town Capital participated by teleconference, to discuss the Company’s preliminary second quarter results, the July 9th Forecast and the potential strategic opportunities available to the Company if the Company were acquired by E-Town Capital, including potentially greater access to, and revenue from, the Chinese market, which would result in greater financial resources to support the Company’s research and development activities.

On July 17, 2015, at the request of the Board, representatives of Latham & Watkins delivered the Management Neutrality Policy to the members of the Board, as well as Messrs. Chen and Dodson. Following receipt of the Management Neutrality Policy, Messrs. Chen and Dodson acknowledged in writing the Management Neutrality Policy.

On July 17, 2015, following discussions with representatives of Morgan Stanley, the Company’s management delivered to representatives of Morgan Stanley an updated long-term financial outlook plan (the “July 17th Forecast”) prepared by the Company’s management. The July 17th Forecast was prepared to reflect the actual results of the Company’s second quarter, as compared to preliminary estimates reported in the July 9th Forecast. The effect of such updates to the July 9th Forecast was insignificant and reflected a change of less than $1 million in revenue in the aggregate for each year from 2015 - 2019.

On July 23, 2015, representatives of Cowen called representatives of Morgan Stanley to indicate that E-Town Capital would be lowering its proposed purchase price to a range of $4.00 - $4.25 per share in cash due to recent reductions in planned spending announced by certain of the Company’s customers, the recent decline in the Company’s stock price from $3.81 per share on June 12, 2015, the date of the First Revised IOI, to $2.90 per share on July 22, 2015, industry dynamics and the Company’s challenging near term prospects as reflected in the July 9th Forecast.

On July 25, 2015, the Board held a telephonic meeting with representatives of the Company’s management, Morgan Stanley and Latham & Watkins to discuss the meeting between representatives of each of the Company, E-Town Capital, Morgan Stanley and Cowen on July 9, 2015, and the subsequent July 23, 2015, statement from representatives of Cowen to representatives of Morgan Stanley that E-Town Capital would be lowering its proposed purchase price to $4.00 - $4.25 per share due to recent reductions in planned spending announced by certain of the Company’s customers, industry dynamics generally and the recent decline in the Company’s stock price. Mr. Chen also provided an update on the Company’s business, including with respect to indications of reduced spending from several of the Company’s customers and a reduction in demand generally that would affect the Company’s cash position and, in turn, the Company’s ability to invest in research and development activities. The Board discussed whether to continue engaging with E-Town Capital in light of E-Town Capital’s proposed price range reduction and determined that, in light of the Company’s prospects in the foreseeable future, including as influenced by a recent wave of consolidation in the semiconductor industry which called into question continuing orders for certain of the Company’s products, the continued weakening of the semiconductor manufacturing equipment industry, the decline in the DRAM market generally and indications of reduced demand from potential customers of the Company, all as reflected in the declining price of the Company’s common stock, a transaction at the proposed reduced price range would still be in the best interests of the Company’s stockholders. The Board therefore determined to continue to engage in discussions with E-Town Capital and directed representatives of Morgan Stanley to engage with representatives of Cowen following the Company’s announcement of earnings for the quarter ended June 28, 2015 absent a significant change in the market price of the Company’s stock following such announcement. In the event that such a significant change occurred, the Board directed representatives of Morgan Stanley to postpone engaging with representatives of

Cowen until the Board had an opportunity to reconvene and discuss such market price change. The closing price of the Company’s common stock on the day preceding the meeting was $2.85 per share.

On July 30, 2015, the Company publicly announced its second quarter financial results, which indicated a 26% decrease in net revenue to $43.3 million for the second quarter of 2015 as compared to $58.3 million in net revenue in the first quarter of 2015, and net income per diluted share of $0.03, which represented a decrease of 63% from the first quarter of 2015. On the same day, Mr. Chen participated in an investor conference call where he disclosed the Company’s guidance for the third quarter of 2015, which included net revenue of $37 million, plus or minus $2 million, and earnings per diluted share of $0.00, plus or minus $0.01 per share. The mid-point of guidance for net revenue and earnings per share for the third quarter of 2015 represented a decrease of 15% and 100%, respectively, from the actual results reported for the second quarter of 2015, and represented the second successive quarter of significant declines. The closing price of the Company’s common stock on the first full day of trading following the Company’s announcement of second quarter results was $2.86 per share, down approximately 18% from the $3.49 per share closing price on April 24, 2015, the first full trading day following the Company’s announcement of first quarter results for 2015.

On August 3, 2015, representatives of Cowen provided to representatives of Morgan Stanley a further revised indication of interest, dated August 3, 2015 (the “Second Revised IOI”), specifying, among other things, a proposal by E-Town Capital to acquire 100% of the outstanding common stock of the Company at a price per share of $4.10 in cash.

On August 5, 2015, the Board held a telephonic meeting with representatives of the Company’s management, Morgan Stanley and Latham & Watkins to discuss a response to the Second Revised IOI. Messrs. Chen and Dodson discussed the performance of the Company’s stock following the Company’s recent earnings announcement, the lower forecasts for the third quarter as compared to the first and second quarters of 2015, recently published remarks from a major customer of the Company concerning reduced purchases of semiconductor manufacturing equipment, and the continuing significant decline in the semiconductor manufacturing equipment industry, as reflected by the decline in the trading price of the Company’s common stock throughout the first half of the year. Against this background, the Board discussed the Company’s delayed development and reduced demand for critical etch technology and evaluation engagements, as well as the general decline in the DRAM market and the corresponding negative effects each factor would continue to have on the Company’s revenue for the remainder of 2015 and into 2016. Following such discussion, the Board determined to continue to engage with E-Town Capital at the price proposed in the Second Revised IOI. Following the meeting, and at the Board’s instruction, representatives of Morgan Stanley called representatives of Cowen to indicate that the Board had determined that it was prepared to proceed with consideration of a transaction at the per share price set forth in the Second Revised IOI. The closing price of the Company’s common stock on the day preceding the meeting was $2.65.

On August 10, 2015, representatives of E-Town Capital and the Company, as well as representatives of each of their respective financial, legal, accounting, tax and technical advisors, participated in a telephonic meeting to discuss a potential transaction and the due diligence process. Following the call, representatives of Cowen, on behalf of E-Town Capital, forwarded to representatives of Morgan Stanley and the Company a due diligence request list.

On August 12, 2015, the Company provided representatives and advisors of E-Town Capital with access to an electronic data room.

On August 15, 2015, the Board held a telephonic meeting with representatives of the Company’s management and Latham & Watkins, during which representatives of Latham & Watkins gave a presentation to the Board regarding the Board’s fiduciary duties in the context of considering the Company’s strategic alternatives. Latham & Watkins reminded the Board that it had received a similar presentation in 2012 in connection with the Board’s consideration of the 2012 IOI. The Board also discussed whether, in light of Board member Richard Dyck’s relationship with a semiconductor manufacturing equipment company which was one of the Tier 1 potential partners that had previously participated in discussions with the Company regarding a potential strategic transaction in 2012 (“Company C”), Mr. Dyck should re-approach Company C to inquire as to whether Company C would have any interest in exploring a potential strategic transaction with the Company. The Board determined that Messrs. Dyck and Chen should communicate with Company C to see whether Company C was interested in pursuing a transaction with the Company. Representatives of the Company’s management then gave a report on the Company’s business and potential changes in the next several years, including management’s concerns with respect to decreased demand for the Company’s products, particularly from the Company’s largest customer, in light of the continued trend of consolidation in the semiconductor industry and the decline in the DRAM market, as well as the continued lack of evaluation engagements with respect to the Company’s etch products. Following discussion of the Company’s business prospects, the Board determined that it was in the best interests of the Company and the Company’s stockholders to continue to explore a transaction with E-Town Capital and other potential strategic transactions. The Board also discussed the likely effect of a potential review of the transaction by the Committee on Foreign Investment in the United States with regard to a transaction with E-Town Capital as well as the status of E-Town Capital’s due diligence process. In addition, the Board ratified the Management Neutrality Policy in the form previously sent to the Board members by Latham & Watkins and, following the meeting, each of the members of the Company’s Office of the President who had not already done so delivered to Latham & Watkins an acknowledged copy of the Management Neutrality Policy. The closing price of the Company’s common stock on the day preceding the meeting was $2.67 per share.

On August 17, 2015, the Company prepared an updated long-term financial outlook plan (the “August 17th Forecast”). The August 17th Forecast updated the July 17th Forecast to reflect reductions in anticipated sales of units of the Company’s strip and etch products and delays in likely shipment of those products based on input from managers of the Company’s divisions.

Between August 17, 2015 and August 19, 2015, representatives of E-Town Capital and the Company, as well as representatives of each of their respective financial, legal, accounting, tax and technical advisors, participated in in-person due diligence meetings at the offices of Latham & Watkins in Menlo Park, California. Representatives of the Company’s management presented the Company’s financial forecasts for 2015 and 2016 during a due diligence meeting on August 17th, 2015 and provided the entire August 17th Forecast to representatives of Cowen and E-Town Capital on August 24, 2015.

On August 19, 2015, representatives of PricewaterhouseCoopers, E-Town Capital’s accounting advisor, met with representatives of the Company’s management at the Company’s offices in Fremont, California, to discuss ongoing due diligence matters.

On August 22, 2015, representatives of each of E-Town Capital, Cowen, the Company and Morgan Stanley held a meeting in Menlo Park, California, to discuss matters concerning the retention of the Company’s employees following the proposed acquisition, certain transition issues and the proposed treatment of employee equity awards in the transaction. Representatives of the Company communicated to representatives of Cowen and E-Town Capital that they believed that it was customary in a cash acquisition by a private equity purchaser for employee equity awards to be accelerated and cashed out at the closing of the acquisition as an incentive for such employees to remain with the target company through the closing and proposed the same structure be adopted with respect to any transaction between the Company and E-Town Capital. Representatives of Cowen and E-Town Capital declined the Company’s proposal and expressed their belief that continued vesting after closing, as opposed to acceleration at closing, would provide an incentive for employees to remain with the Company both through closing of the transaction and after such closing.

During the week of August 24, 2015, representatives of E-Town Capital and the Company, as well as the respective advisors of E-Town Capital and the Company, continued in-person due diligence meetings in Menlo Park, California and Fremont, California.

On August 26, 2015, representatives of Pillsbury Winthrop Shaw Pittman LLP, outside counsel to E-Town Capital (“Pillsbury”), delivered an initial draft merger agreement to representatives of Latham & Watkins.

During the month of September 2015, representatives of E-Town Capital, Pillsbury, Morgan Stanley, Latham & Watkins and Cowen, continued to engage in due diligence activities. Due diligence activities included participation in various telephonic meetings among the respective advisors of E-Town Capital and the Company.

On September 3, 2015, representatives of Latham & Watkins delivered a revised draft of the merger agreement to representatives of Pillsbury.

On September 7, 2015, representatives of each of the Company, Morgan Stanley, E-Town Capital and Cowen held a telephonic meeting to discuss the Company’s relationship with its largest customer and the Company’s history and practices with respect to purchase order placement by and order fulfillment to such customer.

On September 10, 2015, representatives of Pillsbury and Latham & Watkins held a telephonic meeting during which they discussed the merger agreement.

On September 15, 2015, the Board held a meeting at the Company’s headquarters in Fremont, California, in which meeting representatives of the Company’s management, Morgan Stanley and Latham & Watkins participated. Representatives of Morgan Stanley and Latham & Watkins provided an update to the Board with respect to the status of E-Town Capital’s due diligence efforts and the negotiation of the merger agreement. At the request of the Board, representatives of Latham & Watkins gave a presentation on the remaining significant unresolved issues in the merger agreement, including the level of commitment of E-Town Capital with respect to its efforts to obtain regulatory approvals and the relationship of those regulatory approvals to any reverse break-up fee payable by E-Town Capital, as well as employee retention matters, including the treatment of equity awards as discussed among representatives of the Company, E-Town Capital, Cowen and Morgan Stanley on August 22, 2015. Representatives of Morgan Stanley also reviewed with the Board valuation materials prepared by Morgan Stanley, which included a comparison of the proposed purchase price set forth in the Second Revised IOI to certain metrics deemed relevant by representatives of Morgan Stanley based in part on consensus estimates by stock analysts. Morgan Stanley’s material also contained an illustrative timeline for the completion of a transaction with E-Town Capital and potential other parties to a strategic transaction with the Company, including certain parties approached by the Company in 2012 with respect to a potential strategic transaction, which parties were proposed based on Morgan Stanley’s assessment, with input from the Company’s management, as to likelihood of interest in a strategic transaction with the Company such parties would have at the present time. The Board determined not to contact other potential parties at that time in order first to ascertain the course of discussions with E-Town Capital. The closing price of the Company’s common stock on the day preceding the meeting was $2.89 per share.

On September 16, 2015, representatives of E-Town Capital, Cowen, the Company and Morgan Stanley held a meeting in Campbell, California to discuss the status and progress made with respect to E-Town Capital’s due diligence efforts, the negotiation of the merger agreement, including employee retention matters and the treatment of equity awards under the merger agreement, and a timeline for the transaction.

On September 21, 2015, and September 22, 2015, representatives of E-Town Capital, Cowen, the Company and Morgan Stanley met at the Company’s facility in Dornstadt, Germany, to discuss, among other things, due diligence related to the manufacturing activities at such facility.

On September 24, 2015, representatives of Pillsbury and Latham & Watkins held a telephonic meeting during which they discussed the merger agreement.

On September 30, 2015, representatives of Pillsbury delivered to representatives of Latham & Watkins a further revised draft of the merger agreement.

From October 6, 2015, through October 9, 2015, at the request of senior management of E-Town Capital, senior management of E-Town Capital, representatives of Cowen, representatives of Morgan Stanley, the Company’s general manager of the Company’s Thermal Business Unit and the deputy general manager of the Company’s Plasma Business Unit (such representatives of the Company, together, the “Company’s Technical Representatives”), met and participated in meetings at E-Town Capital’s office in Beijing, China, to discuss the Company’s thermal and plasma products.

On October 7, 2015, at the request of E-Town Capital, representatives of the Company’s management delivered to representatives of E-Town Capital and representatives of Morgan Stanley an updated long-term financial outlook plan prepared by the Company’s management on the basis of an assumed acquisition of the Company by E-Town Capital and reflecting certain assumptions, including the ability to leverage E-Town Capital’s resources and network leading to an increased ability of the Company to generate revenues from the Chinese market (the “October 7th Forecast”). Also on October 7, 2015, representatives of E-Town Capital, Cowen, the Company and Morgan Stanley held a telephonic meeting with the Company’s Technical Representatives participating in person at E-Town Capital’s offices in Beijing, China to discuss the October 7th Forecast.

On October 19, 2015, representatives of Cowen and Morgan Stanley participated in a telephonic meeting in which representatives of Cowen indicated that E-Town Capital intended to lower its proposed purchase price to $3.20 per share in cash. Representatives of Cowen cited as reasons for E-Town Capital’s reduction in the proposed per share purchase price the reduction in anticipated spending that had been publicly announced by the Company’s largest customer, the general decline in the semiconductor and semiconductor manufacturing equipment industries and the Company’s near term prospects as reflected in the recent decline of the trading price of the Company’s common stock from $2.69 per share on August 3, 2015, the date of the Second Revised IOI, to $2.38 per share on October 16, 2015.

On October 21, 2015, the Board held a telephonic meeting with representatives of the Company’s management, Morgan Stanley and Latham & Watkins to discuss the revised proposal as communicated by representatives of Cowen to representatives of Morgan Stanley on October 19, 2015. Following discussion, in light of the significance of the intended purchase price decrease communicated to representatives of Morgan Stanley, the Board determined that it was prudent to re-evaluate E-Town Capital’s commitment to the transaction as evidenced by the communicated decreased purchase price. The Board determined to cease further discussions and negotiations with E-Town Capital. At the direction of the Board, representatives of Morgan Stanley communicated the Board’s position to representatives of Cowen and confirmed that data room access for representatives of E-Town Capital and its advisors was terminated.

On October 29, 2015, the Company publicly announced its third quarter financial results, which indicated a 10% decrease in net revenue to $38.9 million for the third quarter of 2015 as compared to $43.3 million of net revenue in the second quarter of 2015 and net income per diluted share of $0.03, which was flat from the prior quarter. On the same day, Mr. Chen participated in an investor conference call where he disclosed the Company’s guidance for the fourth quarter of 2015, which included net revenue of $25 million, plus or minus $5 million, and a loss of net income per diluted share of $0.03, plus or minus $0.03. The mid-point of guidance for net revenue for the fourth quarter of 2015 represented a decrease of 36% from the actual results reported for the third quarter of 2015, and the guidance for a loss per share represented the first time since the second quarter of 2013 where the Company guided to a loss, and which represented the third successive quarter of significant declines. The closing price of the Company’s common stock on the first full day of trading following the Company’s announcement of third quarter results was $2.34 per share, down approximately 18% from the $2.86 per share closing price on July 31, 2015, the first full trading day following the Company’s announcement of second quarter results for 2015.

On November 3, 2015, representatives of Cowen called representatives of Morgan Stanley to indicate that E-Town Capital would be sending to representatives of Morgan Stanley a revised indication of interest with a proposed purchase price of $3.70 per share in cash. Representatives of Cowen also communicated to representatives of Morgan Stanley that employee retention and the treatment of employee equity incentive awards continued to be an open issue between the Company and E-Town Capital and that E-Town Capital maintained its position as communicated on August 22, 2015. A representative of Morgan Stanley communicated to representatives of Cowen that such representative believed that a proposed purchase price of $3.70 per share in cash may be considered by the Board as too low and therefore may not receive the support of the Board.

On November 5, 2015, representatives of Cowen delivered to representatives of Morgan Stanley a revised indication of interest, dated as of November 5, 2015 (the “Third Revised IOI”), specifying, among other things, a proposal by E-Town Capital to acquire 100% of the outstanding common stock of the Company at a price per share of $3.80 in cash.

On November 5, 2015, following discussions with representatives of Morgan Stanley, representatives of the Company’s management delivered to representatives of Morgan Stanley a revised long-term financial outlook plan (the “November 5th Forecast”) prepared by the Company’s management which further revised management’s view of the Company’s long-term financial prospects based on the continuing decline of the semiconductor industry and the semiconductor manufacturing equipment industry, and which included a forecast extending through 2020 in light of the fact that 2015 was almost completed. The November 5th Forecast was, with respect to the forecast for 2016, prepared in the ordinary course of business and in connection with the Company’s annual operating plan for 2016, which the Company customarily prepared in November of each year. As part of the Company’s annual operating plan, the November 5th Forecast included a full analysis by the head of each division of the Company as to potential revenue opportunities of such division with respect to 2016. The November 5th Forecast reflected Company management’s view of the effect on the Company of the recent significant decline in the DRAM market and the corresponding postponement or complete loss of opportunities in the DRAM market with respect to the Company’s largest customers, as well as decreased demand for the Company’s strip and RTP products, which effects included decreased revenue and, accordingly, decreased operating expenses for years 2016 – 2020 as compared to the July 17th Forecast. The November 5th Forecast also reflected the postponement or complete elimination of several opportunities in the etch market resulting from the failure of the Company’s etch products to meet certain requirements or expectations held by potential etch customers, opportunity adjustments based on revised application specifications of the Company’s customers and the general lack of engagement from potential customers with respect to the Company’s etch products.

On November 6, 2015, the Board held a telephonic meeting with representatives of the Company’s management, Morgan Stanley and Latham & Watkins to discuss the Board’s response to the Third Revised IOI. Representatives of Morgan Stanley provided a summary of the background of the Third Revised IOI, including with respect to the discussion on November 3, 2015 among representatives of Morgan Stanley and Cowen in which representatives of Cowen had indicated that incentives for employee retention following announcement of a transaction continued to be a matter for discussion. Representatives of Morgan Stanley also provided an updated valuation analysis of the Company, which compared the proposed purchase price in the Third Revised IOI to the metrics deemed relevant by Morgan Stanley, based in part on the November 5th Forecast. Morgan Stanley noted that its preliminary valuation materials reflected management’s view of the continued softening in the semiconductor industry as contemplated in the November 5th Forecast, the continued decline in the price of the Company’s common stock, analysts’ commentary with respect to the Company, the downturn in the DRAM market and decreased spending announced by the Company’s largest customer. Following such discussion, Messrs. Chen and Dodson commented on the Company’s business prospects in the context of whether the Company should continue to engage with E-Town Capital. Messrs. Chen and Dodson acknowledged that the Company remained subject to the industry downturn noted in Morgan Stanley’s preliminary valuation materials and noted particularly the Company’s lower than expected engagements for its etch products, and the declining performance of the Company’s stock price in 2015. The Board discussed the factors that continued to affect the Company’s business, including those presented by representatives of Morgan Stanley and those discussed by Messrs. Chen and Dodson and, in light of such factors, the Board determined that it was in the best interests of the Company and the Company’s stockholders to re-engage with E-Town Capital concerning a potential transaction at prices close to the price proposed by E-Town Capital in the Third Revised IOI. The Board therefore directed the Company’s advisors to re-engage with E-Town Capital and to propose to representatives of E-Town Capital the Board’s counter-proposal of a per share purchase price of $3.90 - $4.00. The closing price of the Company’s common stock on the day preceding the meeting was $2.46 per share.

On November 6, 2015, at the direction of the Board, representatives of Morgan Stanley held a telephonic meeting with representatives of Cowen, in which representatives of Morgan Stanley indicated that a per share purchase price of $3.90 - $4.00 would likely receive the Board’s support. Representatives of Morgan Stanley also conveyed the Board’s continuing concern with E-Town Capital’s proposed approach with respect to providing incentives for retention of employees following the public announcement of a transaction with E-Town Capital.

On November 8, 2015, representatives of Pillsbury and Latham & Watkins held a telephonic meeting, during which representatives of Latham & Watkins communicated to representatives of Pillsbury the Company’s responses to certain terms of the Third Revised IOI and certain expectations of the Company with respect to revision of the merger agreement if the Board was to re-enter into negotiations.

On November 9, 2015, representatives of Cowen and Morgan Stanley held a telephonic meeting, during which representatives of Cowen indicated that E-Town Capital was not willing to increase its proposed purchase price of $3.80 per share and that the per share purchase price set forth in the Third Revised IOI was E-Town Capital’s “best and final” offer.

On November 11, 2015, representatives of Cowen and Morgan Stanley participated in a telephonic meeting, during which they discussed the issues raised by the Company, and E-Town Capital’s response to such issues, with respect to the Third Revised IOI and certain terms of the merger agreement, including those concerning employee retention and the treatment of employee equity incentives, the covenants applicable to E-Town Capital with respect to regulatory matters and the reverse break-up fee payable by E-Town Capital in the event the proposed transaction failed to close due to a breach by E-Town Capital.

On November 12, 2015, representatives of Latham & Watkins delivered to representatives of Pillsbury a revised set of proposed terms of the merger agreement relating to E-Town Capital’s obligations with respect to obtaining regulatory approvals in connection with the proposed transaction.

On November 13, 2015, the Board held a telephonic meeting with representatives of the Company’s management, Morgan Stanley and Latham & Watkins to discuss the recent interactions between representatives of Morgan Stanley and representatives of Cowen on November 6, 2015 and November 9, 2015, and E-Town Capital’s response to the Board’s counter-proposal for a purchase price of $3.90 - $4.00 per share, as well as E-Town Capital’s response to issues which had been communicated to representatives of Cowen by representatives of Morgan Stanley on November 11, 2015. Representatives of Latham & Watkins then provided the Board with a summary of unresolved issues in the draft merger agreement and Latham & Watkins’ views as to potential approaches to the resolution of such unresolved issues. The Board members discussed the progress of negotiation generally and whether to continue negotiations with E-Town Capital in light of E-Town Capital’s “best and final” offer of $3.80 per share. The Board noted the Company’s challenging business prospects, including the continuing decline in the semiconductor and semiconductor manufacturing equipment industries, the decreased demand in the DRAM market, the Company’s significantly reduced opportunities with respect to its etch products and the projected significantly reduced spending by the Company’s largest customer. Following such discussion, the Board determined that the Company should continue to engage with E-Town Capital on the basis of its proposed $3.80 per share purchase price in light of the Company’s challenging business prospects for the foreseeable future. The closing price of the Company’s common stock on the day preceding the meeting was $2.23 per share.

On November 14, 2015, representatives of Cowen and Morgan Stanley held a telephonic meeting, during which representatives of Cowen indicated that the Company’s position as to the regulatory covenants applicable to E-Town Capital and the reverse break-up fee were not acceptable to E-Town Capital.

On November 14, 2015 and November 15, 2015, representatives of Latham & Watkins and Pillsbury held telephonic meetings to discuss the revised regulatory covenants that were delivered to representatives of Pillsbury on November 12, 2015.

On November 16, 2015, representatives of Cowen and Morgan Stanley held a telephonic meeting to discuss E-Town Capital’s proposals on the regulatory covenants applicable to E-Town Capital, the treatment of employee equity incentives and the reverse break-up fee.

On November 17, 2015, the Assistance Committee held a telephonic meeting with representatives of Morgan Stanley and Latham & Watkins to discuss E-Town Capital’s position with respect to the regulatory covenants applicable to E-Town Capital, employee retention matters and the reverse break-up fee. The Assistance Committee determined that these matters should also be discussed with the full Board.

On November 17, 2015, representatives of Pillsbury delivered to representatives of Latham & Watkins a revised draft of the regulatory covenants applicable to E-Town Capital under the merger agreement. Later on November 17, 2015, representatives of Latham & Watkins delivered to representatives of Pillsbury a further revised draft of the regulatory covenants, and representatives of Latham & Watkins and Pillsbury spoke by telephone to discuss the further revised regulatory covenants. During that telephone conversation, representatives of Pillsbury indicated to representatives of Latham & Watkins approval by E-Town Capital of the regulatory covenants as revised by Latham & Watkins.

On November 17, 2015, at the direction of the Board, representatives of the Company and representatives of Company C participated in an in-person meeting in Tokyo, Japan, to discuss non-confidential information regarding the Company’s recent business developments and whether Company C would be interested in pursuing a strategic transaction with the Company.

On November 18, 2015, the Company reactivated data room access for representatives of E-Town Capital and its advisors.

On each of November 20, 21 and 22, 2015, representatives of the Company, Morgan Stanley and Latham & Watkins met with representatives of E-Town Capital, Cowen and Pillsbury at the offices of Latham & Watkins in Menlo Park, California, to review and negotiate the terms of the draft merger agreement.

On November 21, 2015, following the previous day’s in-person discussions, representatives of Latham & Watkins delivered a further revised draft of the merger agreement to representatives of Pillsbury.

Later on November 21, 2015, representatives of Pillsbury delivered a further revised draft of the merger agreement to representatives of Latham & Watkins.

On November 23, 2015, representatives of Latham & Watkins delivered a further revised draft of the merger agreement to representatives of Pillsbury.

On November 23, 2015, representatives of the Company, Morgan Stanley, Latham & Watkins, E-Town Capital and Cowen participated in an in-person meeting at the offices of Latham & Watkins in Menlo Park, California, to discuss the Company’s year to date 2015 financial results and financial outlook for the fourth quarter of 2015, projected spending by the Company’s largest customer and the Company’s regular grants of equity incentives scheduled for January 2016.

On November 23, 2015, the Board held a telephonic meeting with representatives of the Company’s management, Morgan Stanley and Latham & Watkins to discuss the remaining significant unresolved issues in the merger agreement, the status of negotiations of the draft merger agreement and process questions. Representatives of Latham & Watkins indicated that E-Town Capital continued to have issues relating to retention of employees and treatment of equity awards under the merger agreement and was unwilling, despite efforts by the Company and its outside advisors, to adopt provisions that would accelerate vesting and cash-out all equity incentives held by employees which would be customary in a transaction with a United States-based private equity purchaser. The participants discussed whether E-Town Capital’s position with respect to the treatment of equity awards should prevent the Company from continuing to engage in discussions with E-Town Capital. Mr. Chen indicated his belief that the Company would be able to retain employees and that E-Town Capital’s position should not preclude continued negotiation with respect to a potential transaction. Representatives of Latham & Watkins then described certain issues that remained unresolved with respect to termination of the merger agreement.

Representatives of Latham & Watkins suggested that the Board consider whether to check the market to determine if there were other potential parties to a strategic transaction that should be approached prior to concluding negotiations with E-Town Capital. Following discussion, the Board determined that, in addition to the numerous strategic alternatives activities the Company had undertaken since 2012 and the recent meeting with Company C, it would be appropriate to do a limited check of the market to ascertain whether there were other parties that might be interested in a strategic transaction with the Company. The Board discussed a total of six potential strategic partners and, following discussion and input from representatives of Morgan Stanley, determined that one such company was not large enough to be interested in a cash acquisition, that the lack of synergies between the Company and one of the companies made it unlikely that such company would have interest in discussing a transaction with the Company and that, following a meeting with Mr. Chen earlier in 2015, one such company had not expressed any interest in a timely strategic transaction. Thus, the Board determined that, of the six companies discussed, only three were likely to have any interest in discussing a strategic transaction with the Company, and the Board instructed representatives of Morgan Stanley to contact two such companies (“Company D” and “Company E,” respectively), each of which was one of the four Tier 1 potential partners that the Company had previously approached regarding a potential strategic transaction in 2012. In addition, the Board requested Richard Dyck, the director who had the closest relationship with the third company, Company C, to follow-up with Company C to ascertain whether Company C was interested in a potential strategic transaction with the Company. Following the meeting of the full Board, an independent director session was held in which the Company’s independent directors discussed the need for the Company to retain certain employees and whether certain deferred compensation arrangements to meet that goal should be explored by the Board’s Compensation Committee. The closing price of the Company’s common stock on the trading day preceding the meeting was $2.64 per share.

On November 24, 2015, at the direction of the Board, representatives of Morgan Stanley contacted representatives of Company D and Company E to ask about any interest either company might have in exploring an acquisition of the Company.

On November 25, 2015, as a follow-up to the November 17, 2015, in-person meeting, Mr. Dyck contacted representatives of Company C to ascertain whether Company C had interest in exploring a strategic transaction with the Company. Mr. Dyck was informed that Company C had no interest in a timely exploration of a strategic transaction.

On November 25, 2015, representatives of each of Company D and Company E contacted representatives of Morgan Stanley to indicate, in each case, that such representative’s respective company did not have interest in pursuing an acquisition of the Company at such time.

On November 25, 2015, representatives of Latham & Watkins delivered a further revised draft of the merger agreement to representatives of Pillsbury.

Between November 27, 2015 and November 29, 2015, representatives of Latham & Watkins and representatives of Pillsbury exchanged drafts of a voting agreement in which members of the Board and management of the Company would commit to vote in favor of the merger contemplated by the merger agreement.

On November 30, 2015, representatives of Pillsbury, on behalf of and at the direction of representatives of DeHeng Law Offices, special People’s Republic of China counsel to E-Town Capital (“DeHeng”), delivered to representatives of Latham & Watkins an initial draft of a guarantee, pursuant to which E-Town Capital would guarantee all obligations of its subsidiaries which would be direct parties to the merger agreement with the Company.

On November 30, 2015, representatives of Latham & Watkins delivered a revised draft of the guarantee to representatives of DeHeng and to representatives of Pillsbury.

On November 30, 2015, following discussions with representatives of Morgan Stanley, the Company’s management delivered to the members of the Board and to representatives of Morgan Stanley an updated long-term financial outlook plan prepared by management of the Company (the “November 30th Forecast”) that included an update of the financial forecast for the remainder of fiscal year 2015 and through 2020 from the forecasts provided in the November 5th Forecast. The November 30th Forecast reflected increased projected revenue for fiscal year 2015 compared to the November 5th Forecast due to the now anticipated shipment of the Company’s Millios and Helios products to customers of the Company in the fourth quarter of 2015 rather than in 2016, as had previously been forecast in the November 5th Forecast. The November 30th Forecast also included an update to the five year projections provided in the November 5th Forecast, reflecting slightly decreased revenue in 2016, 2017, 2018, 2019 and 2020 compared to the November 5th Forecast as a result of changes in average selling price of the Company’s Millios products, the effect of changes in the sum of revenue deferred upon shipment, and Company management’s greater insight into customer projects in 2016. At the direction of the Company’s management, representatives of Morgan Stanley delivered the November 30th Forecast to representatives of Cowen, who confirmed that the November 30th Forecast had been delivered by Cowen to E-Town Capital.

On December 1, 2015, representatives of Latham & Watkins, Pillsbury and DeHeng exchanged drafts of the guarantee.

On December 1, 2015, the Board, representatives of the Company’s management, Latham & Watkins and Morgan Stanley held a telephonic meeting to consider approval of the merger agreement and related matters. Mr. Chen gave an update on the Company’s business and business prospects, including with respect to the quarter ending December 31, 2015, and the outlook for the Company in 2016. Representatives of Latham & Watkins then gave an overview and update of negotiations with E-Town Capital and the structure of the proposed transaction.

Following such presentation, the Board, and representatives of the Company’s management, Latham & Watkins and Morgan Stanley discussed certain management forecasts that had been prepared during the course of negotiations with E-Town Capital. Members of management then discussed the June 3rd Forecast, the July 17th Forecast, the November 5th Forecast and the November 30th Forecast. They also noted that a separate forecast, denoted the October 7th Forecast, as more fully described in the section of this proxy entitled “The Merger — Management Projections,” had also been prepared at the request of E-Town Capital, with assumptions for additional cash resources and additional opportunities in the China market. However, the October 7th Forecast was not presented to, or discussed by, the Board, because it was not relevant to the Company’s stand-alone prospects. Management explained that the June 3rd Forecast had been prepared prior to changes in forecasted purchases from the Company’s largest customer and a general industry downturn, but that it reflected revised projections for the Company’s development of its etch products. Management also explained that the November 30th Forecast was management’s best estimate of the Company’s future prospects based on current estimated demand from the Company’s customers. The Board then discussed the November 30th Forecast in detail and asked clarifying questions of management. Following this discussion and based on its satisfaction that the November 30th Forecast was management’s best estimate of the Company’s future financial performance, the Board adopted the November 30th Forecast and authorized Morgan Stanley to use the November 30th Forecast in the preparation of its opinion as to whether the consideration to be received by the holders of shares of the Company’s common stock (other than Excluded Shares) pursuant to the merger agreement was fair from a financial point of view to such holders.

Representatives of Latham & Watkins then gave a presentation regarding the Board’s fiduciary duties in the context of considering the Company’s strategic alternatives and the proposed transaction with E-Town Capital. Following that presentation, representatives of Latham & Watkins confirmed that they had received a letter from Morgan Stanley dated November 24, 2015 as to potential conflicts of interest and that there was no relationship between Morgan Stanley and E-Town Capital that required discussion with the Board or which would interfere with the Board’s ability to accept Morgan Stanley’s fairness opinion.

Representatives of Morgan Stanley then gave its financial analysis of the proposed transaction, which included a summary of the proposed transaction, provided a verbal summary and update of Morgan Stanley’s outreach to other parties regarding a potential strategic transaction with the Company and provided Morgan Stanley’s oral opinion to the Board, subsequently confirmed in writing and attached hereto as Annex B, to the effect that, as of December 1, 2015, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the Opinion, the $3.80 per share in cash merger consideration to be received by the holders of shares of the Company’s common stock (other than Excluded Shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Morgan Stanley is more fully described below under the heading “The Merger — Fairness Opinion of Morgan Stanley & Co. LLC” beginning on page 63.

Representatives of Latham & Watkins then gave a presentation that summarized the terms of the merger agreement, voting agreement and guarantee. After considering the proposed terms of the merger agreement, the voting agreement, the guarantee, and the presentations of Latham & Watkins and Morgan Stanley, including the receipt of Morgan Stanley’s oral opinion, and taking into account the other factors described in this proxy statement under the section entitled “Reasons for the Merger and Recommendation of the Board,” management of the Company gave its recommendation to the Board that the merger agreement and the transactions provided for in the merger agreement, were advisable and in the best interests of the Company and its stockholders. Following Company management’s recommendation, representatives of Latham & Watkins reviewed the proposed resolutions of the Board that had been provided to the Board prior to the meeting and which provided for the Board’s approval of the merger agreement and authorized the execution, delivery and performance of the merger agreement and the transactions contemplated in the merger agreement.

Following review of the proposed resolutions, the Board engaged in discussion concerning the considerations supporting entry into the merger agreement and certain factors that may not support entry into the merger agreement, including such factors as are described in this proxy statement under the section entitled “Reasons for the Merger and Recommendation of the Board.” Following such discussion, the Board unanimously determined that the Merger Agreement, in the form presented to the Board, and the Merger and the other transactions contemplated by the Merger Agreement, were fair to, advisable and in the best interests of the Company and its stockholders. The Board then authorized and directed management to execute, deliver and perform the Merger Agreement and recommended that the Company’s stockholders approve the Merger Agreement and the Merger. Representatives of Latham & Watkins then provided a timeline of announcements and other media events, as well as certain required public filings, related to the Company’s entry into the Merger Agreement. Following such overview, the Board unanimously approved the issuance of a joint press release with E-Town Capital announcing entry into the Merger Agreement and the transactions related thereto.

Following the Board meeting on December 1, 2015, the Merger Agreement and related documents were executed and delivered by the Company, E-Town Capital and the other applicable parties. On December 1, 2015, the last full trading day before the announcement of the transaction, the Company’s common stock closed at a price of $3.10 per share.

The Company and E-Town Capital issued a joint press release announcing the execution of the Merger Agreement and the related documents before the open of trading of the Company’s common stock on December 2, 2015.

Reasons for the Merger and Recommendation of the Board

At a meeting on December 1, 2015, the Board:

•	determined that the Merger Agreement, the Merger and the other transactions contemplated thereby were fair to, advisable and in the best interests of, the Company and its stockholders;

•	approved and authorized the execution, delivery and performance by the Company of the Merger Agreement and the completion of the transactions contemplated thereby, including the Merger; and

•	directed that the adoption of the Merger Agreement be submitted to a vote at a special meeting of stockholders with the recommendation that the Company’s stockholders approve the Merger Agreement and the Merger.

In the course of reaching its determination, the Board considered the following substantive factors and potential benefits of the Merger, each of which the Board believed supported its decisions, but which are not listed in any relative order of importance:

•	the fact that the Per Share Merger Consideration of $3.80 per share represents a significant premium to the then current and historical market prices of the Company’s common stock as follows:

•	an approximately 23% premium to the closing price of the Company’s common stock on December 1, 2015, the last trading day prior to the date on which the Company entered into the Merger Agreement; and

•	an approximately 55% premium to the average trading price of the Company’s common stock in the 30-trading day period prior to the date on which the Company entered into the Merger Agreement;

•	reasonably possible alternatives to the Merger, including remaining an independent publicly-traded company or pursuing another bidder, the potential benefits to the Company’s stockholders of these alternatives and the timing and likelihood of accomplishing the goals of such alternatives, as well as the Board’s assessment that none of these alternatives was reasonably likely to present a superior opportunity for the Company to create greater value for the Company’s stockholders, taking into account the risks of execution as well as business, competitive, industry and market risks;

•	the risks and uncertainties associated with the Company remaining an independent company compared to the opportunities presented by the Merger, including the risks and uncertainties with respect to:

•	the Company achieving its growth plans in light of the current and future market conditions, including the risks and uncertainties in the U.S. and global economy generally and the semiconductor and semiconductor equipment industries specifically;

•	the intensely competitive nature of the semiconductor equipment industry in which the Company competes;

•	the cyclical nature of the semiconductor industry and the Company’s corresponding decrease in liquidity;

•	consolidation trends within the semiconductor industry and the memory segment of such industry;

•	the Company’s dependence on a highly concentrated customer base;

•	the need to develop new products to remain competitive and relevant to existing and prospective customers, the substantial required investment and long lead times associated with the development of new products;

•	the Company’s overall revenue growth in recent periods and its prospects for future growth, and the general risks associated with the Company’s ability to execute on a business plan that would create stockholder value in excess of the Per Share Merger Consideration;

•	the importance of scale in a competitive market environment and the associated challenges to growth as a smaller independent company;

•	the dependence of the Company on international sales for the majority of its revenue and the business risks associated with such a dependency;

•	the dependence of the Company on a limited number of suppliers for some components and sub-assemblies, and the risk of supply shortages or loss of suppliers;

•	the general risks and market conditions that could affect the price of the Company’s common stock; and

•	the other “risk factors” set forth in the Company’s Form 10-Q for the fiscal quarter ended September 27, 2015, and subsequent reports filed with the SEC;

•	the possibility that, as a result of the foregoing or other risks, it could take a considerable period of time before the trading price of the Company’s common stock would reach and sustain a price per share that is equal to, or greater than, the Per Share Merger Consideration of $3.80 per share, as adjusted for the time value of money, and that the Company’s common stock may never reach such a price;

•	estimated forecasts of the Company’s future financial performance prepared by the Company management, together with management’s view of the Company’s financial condition, results of operations, business, prospects and competitive position and the ability to achieve the performance set forth in such forecasts;

•	the negotiations with respect to the Per Share Merger Consideration including the determination by the Board that, following negotiations with E-Town Capital, $3.80 per share was the highest price that E-Town Capital would agree to pay;

•	the oral opinion of Morgan Stanley, subsequently confirmed in writing, that, as of December 1, 2015, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of shares of the Company’s common stock (other than Excluded Shares) pursuant to the Merger Agreement, was fair from a financial point of view to such holders. The full text of the Opinion is attached hereto as Annex B and is incorporated into this proxy statement by reference and in its entirety. The Opinion is more fully described below under the heading “The Merger — Fairness Opinion of Morgan Stanley & Co. LLC” beginning on page 63;

•	the absence of any credible alternative acquisition proposals with a higher price to the Company’s stockholders, and, in particular, the absence of any such credible alternative proposals after contacts with multiple other parties including Company C, Company D and Company E regarding a potential acquisition;

•	the belief of the Board that the terms of the Merger Agreement, including the representations, warranties, covenants and the closing conditions, are reasonable and in the best interests of the Company’s stockholders;

•	the likelihood that the Merger would be completed based on, among other things (not in any relative order of importance):

•	the absence of a financing condition in the Merger Agreement; and

•	the fact that the Merger Agreement provides that, under certain circumstances, in the event of a failure of the Merger to be completed, Parent will be required to pay the Company a fee equal to $17,160,000 (as further explained in the section entitled “The Merger Agreement — Termination Fees”).

•	the fact that the Company’s financial and legal advisors were involved during the process and negotiations and updated the Board directly and regularly, which provided the Board with additional perspectives on the process and negotiations;

•	the Company’s ability, subject to compliance with the terms and conditions of the Merger Agreement (including the payment of a termination fee as further explained in the section entitled “The Merger Agreement — Termination Fees”), to terminate the Merger Agreement during certain periods prior to the completion of the Merger to accept any acquisition proposal from a third party that is a superior proposal (as defined in and further explained in the section entitled “The Merger Agreement — The Board’s Recommendation; Company Board Recommendation Change”);

•	the ability of the Board, under certain circumstances, to change, withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders vote to approve the Merger;

•	the availability of statutory dissenters’ rights under Delaware law to holders of the Company’s common stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those stockholders with an opportunity to have a Delaware court determine the fair market value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement;

•	the fact that the proposed Per Share Merger Consideration is all cash, which provides certainty of value and liquidity to the Company’s stockholders for their shares of the Company’s common stock; and

•	that the members of the Board were unanimous in their determination to recommend the Merger Agreement for adoption by the Company’s stockholders.

The Board also considered a variety of potentially negative factors concerning the Merger Agreement and the Merger, which are listed below in no relative order of importance:

•	the fact that the Company’s stockholders will have no ongoing equity participation in the Company following the Merger, and that they will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company’s common stock, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company;

•	the risk that the Merger may not receive required government approvals in the PRC or Taiwan, or that other conditions to the parties’ obligations to complete the Merger will not be satisfied, and as a result, the possibility that the Merger may not be completed even if the Merger Agreement is approved by the Company’s stockholders;

•	the risks and substantial costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on the Company’s business and customer relationships;

•	that the Company will be required to pay Parent a termination fee equal to $8,580,000 as a result of the termination of the Merger Agreement in connection with the Company entering into a superior proposal, the Board changing its recommendation that you vote for the approval and authorization of the Merger Agreement, or, in the event the Merger Agreement is terminated under certain circumstances and the Company thereafter enters into an alternative acquisition proposal within 12 months of such termination (each as further explained under the section entitled “The Merger Agreement — Termination Fees”);

•	the fact that the Company’s stockholders may not approve the Merger;

•	the risk that the Merger may not be consummated or that the closing may be unduly delayed, even if the requisite approval is obtained from the Company’s stockholders, including the possibility that closing conditions in the Merger Agreement may not be satisfied; and

•	the fact that the receipt of cash by the Company’s stockholders in exchange for their shares of the Company’s common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes as described below in “The Merger — Material U.S. Federal Income Tax Consequence of the Merger.”

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Board did not find it useful to and did not attempt to quantify, rank, or otherwise assign relative weights to these factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but, rather, the Board conducted an overall analysis of the factors described above, including discussions with the Company management and its financial and legal advisors. In considering the factors described above, individual members of the Board may have given different weights to different factors.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Merger.

Management Projections

In the normal course of business planning, in early November of each year the Company’s management prepares, for internal use, certain unaudited prospective financial information with respect to the Company’s business plans for the immediately succeeding fiscal year (the “Annual Operating Plan” or “AOP”). The AOP is based on a “bottoms-up” analysis of the Company’s prospects, with input from the managers of each of the Company’s divisions. This prospective information is part of the Company’s annual internal planning and performance goal setting processes and is discussed, reviewed and approved by the Board annually.

In connection with the Merger and the other transactions contemplated by the Merger Agreement, the Company’s management updated and expanded certain financial forecasts regarding the Company (for the purposes of this section, the “Forecasts” means each of the May 1st Forecast, June 3rd Forecast, July 9th Forecast, July 17th Forecast, August 17th Forecast, October 7th Forecast, November 5th Forecast and November 30th Forecast, each as described below). In developing the Forecasts, the Company’s management made assumptions with respect to industry performance, general business, economic, regulatory, litigation, geopolitical, market and financial conditions, as well as Company specific factors such as supply and demand trends and the status of, and estimated revenues from, new products, all of which are difficult to predict, and many of which are beyond the Company’s control. The Forecasts were updated on a different basis, for a different purpose and at a different time than the Company’s public guidance as to the Company’s annual financial performance and on a different basis, for a different purpose and at a different time than other internal financial forecasts that the Company’s management may prepare for its own use or for the use of the Board in evaluating the Company’s business. The Forecasts were therefore updated solely in connection with the evaluation of the Merger and do not, and were not intended to, update or revise the Company’s public guidance as to its annual performance.

The following is a summary of the Forecasts.

The May 1st Forecast

The May 1st Forecast was prepared by the Company’s management at the request of representatives of E-Town Financial Advisor A and included an update of the financial forecast for the remainder of fiscal year 2015 from the forecast prepared in December 2014 as part of the Company’s annual operating plan for 2015. The May 1st Forecast was prepared on a by-customer, by-fab basis and was based upon certain assumptions regarding the Company’s development of its critical etch technology, including assumptions of an accelerated timeline for development of the technology, selection of the Company by several large semiconductor companies for evaluation engagements for such etch technology and resulting revenue in 2016, 2017, 2018 and 2019. These assumptions would ultimately prove to be overly optimistic in light of deteriorating market conditions, particularly as they affected the Company’s largest customers. The May 1st Forecast also assumed that increased revenues would provide necessary funding for additional research and development activities of the Company. The May 1st Forecast was delivered by representatives of the Company’s management to representatives of E-Town Financial Advisor A. The May 1st Forecast was prepared on a stand-alone basis and therefore does not reflect any effect of an acquisition of the Company by E-Town Capital or any other party or any other strategic transaction involving the Company. The below table is a summary of the May 1st Forecast.

Mattson Management Projections — May 1, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
Net Revenue	$206.3	$261.0	$342.8	$471.7	$576.0
Gross Profit	74.9	97.4	132.9	184.5	229.6
EBITDA excluding stock based compensation (1)	22.8	43.2	66.0	98.4	123.3
Operating Income (2)	19.0	37.2	57.2	86.4	107.5
EPS (1) (2)	0.21	0.44	0.42	0.63	0.78

Depreciation and Amortization	2.7	4.1	6.1	8.5	11.5
Capital Expenditures	3.0	10.0	10.0	14.0	16.0
Working Capital Increase (Ex-Cash)	6.3	11.8	4.0	11.1	7.2
Stock-Based Compensation	2.2	2.9	3.7	4.5	5.3

(1)	Non-GAAP metric
(2)	Excludes restructuring and non-cash taxes

The June 3rd Forecast

The June 3rd Forecast was prepared by the Company’s management following discussion with representatives of Morgan Stanley concerning potential revisions to address present conditions and included an updated long-term financial outlook from that presented in the May 1st Forecast. The June 3rd Forecast reflects reduced revenue forecasts for 2017, 2018 and 2019 based on a decrease in projected evaluation engagements for the Company’s etch products as compared to those projected in the May 1st Forecast as a result of lagging development of the Company’s critical etch technology. The June 3rd Forecast also reflects a general decline in projected revenue from the Company’s RTP, strip and millisecond anneal products, resulting from decreased projected evaluation engagements for those products in light of the general decrease in demand for mobile devices. The June 3rd Forecast was used by representatives of Morgan Stanley in the preparation of preliminary valuation materials presented to the Board on June 5, 2015 and June 12, 2015. The June 3rd Forecast was prepared on a stand-alone basis and therefore does not reflect any effect of an acquisition of the Company by E-Town Capital or any other party or any other strategic transaction involving the Company. The below table is a summary of the June 3rd Forecast.

Mattson Management Projections — June 3, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
Net Revenue	$206.3	$261.0	$325.0	$395.4	$479.9
Gross Profit	74.9	97.4	126.1	154.7	189.1
EBITDA excluding stock based compensation (1)	22.8	43.2	54.3	69.6	89.2
Operating Income (2)	19.0	37.2	45.5	57.6	73.4
EPS (1) (2)	0.22	0.46	0.54	0.68	0.86

Depreciation and Amortization	2.7	4.1	6.1	8.5	11.5
Capital Expenditures	3.0	10.0	10.0	14.0	16.0
Working Capital Increase (Ex-Cash)	6.3	11.2	(0.3)	6.8	6.1
Stock-Based Compensation	2.2	2.9	3.7	4.5	5.3

(1)	Non-GAAP metric
(2)	Excludes restructuring and non-cash taxes

The July 9th Forecast

The July 9th Forecast was prepared by representatives of the Company’s management following discussion with representatives of Morgan Stanley concerning potential revisions to address present conditions and E-Town Capital’s engagement of Cowen as its new financial advisor. The July 9th Forecast provides updated projections for the remainder of 2015, as well as updated long-term projections extending through 2019, in each case from the projections included in the June 3rd Forecast and based on estimated financial results for the recently completed second quarter of 2015, and reflecting the continued softening of the semiconductor market, particularly with respect to decreased demand for DRAM products produced by the Company’s largest customer and resulting decreased revenue for the Company’s products compared to projected demand in the June 3rd Forecast. The July 9th Forecast also reflects decreased revenue from the Company’s millisecond anneal products as a result of the postponement of projected orders by one of the Company’s largest customers. At the direction of the Company’s management, representatives of Morgan Stanley delivered the July 9th Forecast to representatives of Cowen. The July 9th Forecast was prepared on a stand-alone basis and therefore does not reflect any effect of an acquisition of the Company by E-Town Capital or any other party or any other strategic transaction involving the Company. The below table is a summary of the July 9th Forecast.

Mattson Management Projections — July 9, 2015

($MM, except EPS)

	2015		2016	2017	2018	2019
Net Revenue	$191.1		$258.3	$323.6	$393.7	$478.3
Gross Profit	69.4		94.3	124.5	153.3	188.4
EBITDA excluding stock based compensation (1)	20.9		43.1	56.1	70.4	90.8
Operating Income (2)	16.1		35.7	45.9	57.0	73.6
EPS (1)(2)	0.18		0.45	0.56	0.68	0.87

Depreciation and Amortization (3)	2.7		4.1	6.1	8.5	11.5
Capital Expenditures	3.0		10.0	10.0	14.0	16.0
Working Capital Increase (Ex-Cash)	5.7		12.9	(0.1)	6.5	6.3
Stock-Based Compensation	2.2	(4)	2.9	3.7	4.5	5.3

(1)	Non-GAAP metric
(2)	Excludes restructuring and non-cash taxes
(3)	Figures were derived from inadvertently used June 3rd Forecast.
Figures should read as follows for years 2015, 2016, 2017, 2018 and 2019, respectively: 3.1, 4.7, 6.7, 9.1, 12.1
(4)	Figure derived from inadvertently used June 3rd Forecast. Figure should read 2.3.

The July 17th Forecast

The July 17th Forecast was prepared by Company management following discussion with representatives of Morgan Stanley in order to provide an updated long-term financial outlook of the Company that reflected the actual results of the second quarter of 2015 as compared to estimated results as reflected in the July 9th Forecast. The change in revenue projections for years 2015 - 2019 in the July 17th Forecast compared to the July 9th Forecast is insignificant and reflects an increase of less than $1 million in revenue for each respective year. The July 17th Forecast was prepared on a stand-alone basis and therefore does not reflect any effect of an acquisition of the Company by E-Town Capital or any other party or any other strategic transaction involving the Company. The below table is a summary of the July 17th Forecast.

Mattson Management Projections — July 17, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
Net Revenue	$191.6	$258.9	$324.3	$394.6	$479.1
Gross Profit	69.5	94.7	125.0	153.8	188.9
EBITDA excluding stock based compensation (1)	20.1	42.0	55.1	69.5	89.8
Operating Income (2)	15.8	35.5	45.8	56.9	73.5
EPS (1)(2)	0.19	0.45	0.56	0.68	0.87

Depreciation and Amortization	2.6	3.9	5.9	8.3	11.3
Capital Expenditures	2.8	10.0	10.0	14.0	16.0
Working Capital Increase (Ex-Cash)	6.5	13.2	(0.1)	6.5	6.3
Stock-Based Compensation	2.3	2.9	3.7	4.5	5.3

(1)	Non-GAAP metric
(2)	Excludes restructuring and non-cash taxes

The August 17th Forecast

The August 17th Forecast was prepared by Company management in anticipation of a due diligence meeting held on August 17, 2015, with representatives of E-Town Capital, the Company and their respective advisors. The August 17th Forecast was delivered to E-Town Capital on August 24, 2015. It included an update to the long-term financial outlook of the Company depicted in the July 17th Forecast and reflected decreased projected sales for the Company’s strip and etch products and delays in shipments for sold strip and etch units, in each case based on input from the Company’s division managers. The August 17th Forecast was prepared on a stand-alone basis and therefore does not reflect any effect of an acquisition of the Company by E-Town Capital or any other party or any other strategic transaction involving the Company. The below table is a summary of the August 17th Forecast.

Mattson Management Projections — August 17, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
Net Revenue	$186.5	$247.0	$327.1	$397.2	$474.0
Gross Profit	68.0	93.0	129.2	154.7	186.8
EBITDA excluding stock based compensation (1)	19.4	41.7	60.8	71.7	89.1
Operating Income (2)	15.0	35.2	51.4	59.2	72.8
EPS (1)(2)	0.17	0.44	0.63	0.71	0.86

Depreciation and Amortization	2.6	3.9	5.9	8.3	11.3
Capital Expenditures	2.6	10.0	10.0	14.0	16.0
Working Capital Increase (Ex-Cash)	0.2	15.5	1.0	5.9	5.0
Stock-Based Compensation	2.3	2.9	3.7	4.5	5.3

(1)	Non-GAAP metric
(2)	Excludes restructuring and non-cash taxes

The October 7th Forecast

The October 7th Forecast was prepared by the Company’s management at the request of E-Town Capital and reflected a long-term financial outlook of the Company based on an assumed acquisition of the Company by E-Town Capital and, as a result, an improvement in the Company’s ability to generate revenue within the Chinese market in light of the resources and network that would become available to the Company following an acquisition of the Company by E-Town Capital. Accordingly, and unlike each other Forecast described herein, the October 7th Forecast is an “assumed E-Town Capital Merger” forecast prepared for and delivered to representatives of E-Town Capital for the purposes of evaluating potential financial results for the Company following an acquisition of the Company by E-Town Capital. The below table is a summary of the October 7th Forecast.

Mattson Management Projections — October 7, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
Net Revenue	$179.3	$262.0	$352.8	$413.8	$497.2
Gross Profit	65.5	98.2	140.5	165.7	201.0
EBITDA excluding stock based compensation *(1)	17.3	41.7	61.3	73.2	94.5
Operating Income (2)	12.8	34.8	51.6	60.3	77.8
EPS (1)(2)	0.15	0.44	0.63	0.73	0.93

Depreciation and Amortization	2.6	3.9	5.9	8.3	11.3
Capital Expenditures	2.6	10.0	10.0	14.0	16.0
Working Capital Increase (Ex-Cash)	(4.7)	26.8	(2.5)	5.4	6.4
Stock-Based Compensation	2.3	2.9	3.7	4.5	5.3

*	For purposes of valuation measure, f/x gain/loss was added back to EBITDA
(1)	Non-GAAP metric
(2)	Excludes restructuring and non-cash taxes

The November 5th Forecast

The November 5th Forecast was prepared by the Company’s management following discussion with representatives of Morgan Stanley and, with respect to the forecast for 2016, was prepared in the ordinary course of business in connection with the Company’s AOP for 2016. As more fully described above, the AOP reflects analysis by and input from the head of each of the Company’s divisions with respect to the next fiscal year (in this case, 2016). The November 5th Forecast included an updated long-term financial outlook for the Company from that provided in the August 17th Forecast. As the Company sought to provide Morgan Stanley with forecasts for five future years in connection with Morgan Stanley’s preliminary valuation of the Company, the financial projections in the November 5th Forecast extended through 2020 because 2015 was nearly completed. The updated long-term financial outlook in the November 5th Forecast reflected Company management’s view of the continuing decline in the semiconductor industry generally and particularly in the DRAM market, in which the Company’s largest customer participates and the result of which is reflected in decreased demand for the Company’s strip and RTP products. The decreased revenue in the November 5th Forecast as compared to the August 17th Forecast also reflected the change in, or complete loss of, certain Company opportunities in the etch market resulting from the failure of the Company’s etch products to meet certain requirements set by potential etch customers, opportunity adjustments based on revised application specifications of potential etch customers and a general lack of engagement from the Company’s customers with respect to the Company’s etch products. The November 5th Forecast was used by representatives of Morgan Stanley in the preparation of preliminary valuation materials presented to the Board on November 6, 2015. The November 5th Forecast was prepared on a stand-alone basis and therefore does not include any transaction-related expenses nor does it reflect any effect of an acquisition of the Company by E-Town Capital or any other party or any other strategic transaction involving the Company. The below table is a summary of the November 5th Forecast.

Mattson Management Projections — November 5, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019	2020
Net Revenue	$162.8	$192.7	$251.4	$268.5	$276.2	$284.8
Gross Profit	59.0	72.2	96.2	102.4	109.8	113.4
EBITDA excluding stock based compensation *(1)	14.0	22.5	34.5	38.4	45.9	50.3
Operating Income (2)	8.5	15.3	26.3	28.8	34.5	36.9
EPS (1)(2)	0.10	0.19	0.31	0.33	0.39	0.42

Depreciation and Amortization	3.2	4.3	4.5	5.1	6.1	7.3
Capital Expenditures	2.1	4.0	6.0	8.0	10.0	10.0
Working Capital Increase (Ex-Cash)	(4.8)	14.8	(2.4)	6.0	0.2	5.2
Stock-Based Compensation	2.3	2.9	3.7	4.5	5.3	6.1

*	For purposes of valuation measure, f/x gain/loss was added back to EBITDA
(1)	Non-GAAP metric
(2)	Excludes restructuring and non-cash taxes

The November 30th Forecast

The November 30th Forecast was prepared by the Company’s management following discussion with representatives of Morgan Stanley and reflected an update to the long-term financial forecast provided in the November 5th Forecast. The November 30th Forecast included updated projections for the remainder of fiscal year 2015. The November 30th Forecast reflected increased 2015 revenue compared to the November 5th Forecast as a result of the shipment of the Company’s Millios and Helios products to customers in the fourth quarter of 2015, rather than in 2016, as had been anticipated in the November 5th Forecast. The updated long-term projections contained in the November 30th Forecast reflected slightly decreased revenue for years 2016, 2017, 2018, 2019 and 2020, as compared to the November 5th Forecast, resulting from changes in average selling price of the Company’s Millios products for the projected years, the effect of changes in the sum of revenue deferred upon shipment, and Company management’s updated assessment of customer projects for 2016. Following review of the November 30th Forecast at the December 1, 2015 meeting of the Board, and management’s indication to the Board that the November 30th Forecast was management’s best estimate of a forecast for the Company on a stand-alone basis and based on the latest estimated demand from the Company’s customers, the November 30th Forecast was approved by the Board on December 1, 2015, and the Board authorized representatives of Morgan Stanley to use the November 30th Forecast in connection with the preparation of Morgan Stanley’s analyses and the Opinion described in the immediately succeeding section of this proxy statement captioned “The Merger — Fairness Opinion of Morgan Stanley & Co. LLC” beginning on page 63. The November 30th Forecast was delivered to representatives of Cowen, who confirmed that the November 30th Forecast had been delivered by representatives of Cowen to representatives of E-Town Capital. The November 30th Forecast was prepared on a stand-alone basis and therefore does not reflect any effect of an acquisition of the Company by E-Town Capital or any other party or any other strategic transaction involving the Company. The below table is a summary of the November 30th Forecast.

Mattson Management Projections — November 30, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019	2020
Net Revenue	$169.7	$170.2	$248.4	$266.7	$274.0	$282.6
Gross Profit	61.1	62.2	94.1	101.4	108.6	112.2
EBITDA excluding stock based compensation *(1)	16.3	12.4	31.5	36.4	43.7	48.1
Operating Income (2)	10.8	5.3	23.3	26.8	32.3	34.7
EPS (1)(2)	0.13	0.06	0.27	0.31	0.37	0.39

Depreciation and Amortization	3.2	4.3	4.5	5.1	6.1	7.3
Capital Expenditures	2.1	4.0	6.0	8.0	10.0	10.0
Working Capital Increase (Ex-Cash)	(5.6)	10.1	0.5	5.9	0.2	5.0
Stock-Based Compensation	2.3	2.9	3.7	4.5	5.3	6.1

*	For purposes of valuation measure, f/x gain/loss was added back to EBITDA
(1)	Non-GAAP metric
(2)	Excludes restructuring and non-cash taxes

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Set forth below is a summary of reconciliations of the non-GAAP financial information (in millions except per share data) provided in the Forecasts to the most comparable GAAP financial measures based on financial information available to, or projected by, the Company.

Mattson Management Projections — May 1, 2015

($MM, except EPS)*

	2015	2016	2017	2018	2019
EBITDA excluding stock based compensation	$22.7	$43.2	$66	$98.4	$123.3
Tax Expense	(1.1)	138.8	(22.4)	(34.1)	(42.5)
Depreciation and amortization	(2.7)	(4.1)	(6.1)	(8.5)	(11.5)
Stock-based compensation	(2.2)	(2.9)	(3.7)	(4.5)	(5.3)
Interest expense	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Net Income	$16.6	$174.8	$33.6	$51.1	$63.8

*	No difference between Non-GAAP EPS and GAAP EPS.

Mattson Management Projections — June 3, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
EBITDA excluding stock based compensation	$22.8	$43.2	$54.3	$69.6	$89.2
Tax Expense	(1.0)	138.8	(17.7)	(22.6)	(28.9)
Depreciation and amortization	(2.7)	(4.1)	(6.1)	(8.5)	(11.5)
Stock-based compensation	(2.2)	(2.9)	(3.7)	(4.5)	(5.3)
Interest expense	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)
Net Income	$16.6	$174.8	$26.6	$33.8	$43.3
NON-GAAP EPS	$0.22	$0.46	$0.54	$0.68	$0.86
Non-cash tax expense	—	1.77	(0.21)	(0.26)	(0.33)
GAAP EPS	$0.22	$2.23	$0.33	$0.42	$0.53

Mattson Management Projections — July 9, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
EBITDA excluding stock based compensation	$20.9	$43.1	$56.1	$70.4	$90.8
Tax Expense	(1.1)	138.8	(18.2)	(22.6)	(29.3)
Depreciation and amortization	(3.1)	(4.7)	(6.7)	(9.1)	(12.1)
Stock-based compensation	(2.3)	(2.9)	(3.7)	(4.5)	(5.3)
Interest expense	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Net Income	$14.3	$174.1	$27.3	$34.0	$43.9
NON-GAAP EPS	$0.18	$0.45	$0.56	$0.68	$0.87
Non-cash tax expense	—	1.77	(0.22)	(0.26)	(0.33)
GAAP EPS	$0.18	$2.22	$0.34	$0.42	$0.54

Mattson Management Projections — July 17, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
EBITDA excluding stock based compensation	$20.1	$42	$55.1	$69.5	$89.8
Tax Expense	(0.8)	138.8	(18.1)	(22.6)	(29.2)
Depreciation and amortization	(2.6)	(3.9)	(5.9)	(8.3)	(11.3)
Stock-based compensation	(2.3)	(2.9)	(3.7)	(4.5)	(5.3)
Interest expense	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Net Income	$14.3	$173.8	$27.2	$33.9	$43.8
NON-GAAP EPS	$0.19	$0.45	$0.56	$0.68	$0.87
Non-cash tax expense	—	1.78	(0.22)	(0.26)	(0.33)
GAAP EPS	$0.19	$2.23	$0.34	$0.42	$0.54

Mattson Management Projections — August 17, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
EBITDA excluding stock based compensation	$19.4	$41.7	$60.8	$71.7	$89.1
Tax Expense	(0.9)	138.8	(20.4)	(23.5)	(28.9)
Depreciation and amortization	(2.6)	(3.9)	(5.9)	(8.3)	(11.3)
Stock-based compensation	(2.3)	(2.9)	(3.7)	(4.5)	(5.3)
Interest expense	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Net Income	$13.4	$173.5	$30.6	$35.2	$43.4
NON-GAAP EPS	$0.17	$0.44	$0.63	$0.71	$0.86
Non-cash tax expense	—	1.77	(0.24)	(0.27)	(0.33)
GAAP EPS	$0.17	$2.21	$0.39	$0.44	$0.53

Mattson Management Projections — October 7, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019
EBITDA excluding stock based compensation	$17.3	$41.7	$61.4	$73.3	$94.6
Tax Expense	(0.9)	138.8	(20.6)	(24.1)	(31.1)
Depreciation and amortization	(2.6)	(3.9)	(6.0)	(8.3)	(11.3)
Stock-based compensation	(2.3)	(2.9)	(3.7)	(4.5)	(5.3)
Interest expense	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Net Income	$11.4	$173.5	$30.9	$36.2	$46.7
NON-GAAP EPS	$0.15	$0.44	$0.63	$0.73	$0.93
Non-cash tax expense	—	1.77	(0.24)	(0.28)	(0.36)
GAAP EPS	$0.15	$2.21	$0.39	$0.45	$0.57

Mattson Management Projections — November 5, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019	2020
EBITDA excluding stock based compensation	$14.1	$22.1	$34.1	$38	$45.5	$49.9
Tax Expense	(0.9)	138.8	(10.3)	(11.3)	(13.6)	(14.5)
Depreciation and amortization	(3.2)	(4.3)	(4.5)	(5.1)	(6.1)	(7.3)
Stock-based compensation	(2.3)	(2.9)	(3.7)	(4.5)	(5.3)	(6.1)
Interest expense	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Net Income	$7.5	$153.5	$15.4	$16.9	$20.3	$21.8
NON-GAAP EPS	$0.10	$0.19	$0.31	$0.33	$0.39	$0.42
Non-cash tax expense	—	1.79	(0.11)	(0.12)	(0.14)	(0.15)
GAAP EPS	$0.10	$1.98	$0.20	$0.21	$0.25	$0.27

Mattson Management Projections — November 30, 2015

($MM, except EPS)

	2015	2016	2017	2018	2019	2020
EBITDA excluding stock based compensation	$16.4	$12	$31.1	$36	$43.3	$47.7
Tax Expense	(0.9)	139.0	(9.1)	(10.5)	(12.7)	(13.6)
Depreciation and amortization	(3.2)	(4.3)	(4.5)	(5.1)	(6.1)	(7.3)
Stock-based compensation	(2.3)	(2.9)	(3.7)	(4.5)	(5.3)	(6.1)
Interest expense	(0.2)	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Net Income	$9.8	$143.7	$13.6	$15.7	$19	$20.5
NON-GAAP EPS	$0.13	$0.06	$0.27	$0.31	$0.37	$0.39
Non-cash tax expense	—	1.79	(0.10)	(0.11)	(0.13)	(0.14)
GAAP EPS	$0.13	$1.85	$0.17	$0.20	$0.24	$0.25

The Forecasts should be read together with the historical financial statements of the Company, which have been filed with the SEC, and the other information regarding the Company contained elsewhere in this proxy statement. None of the Forecasts were prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Forecasts do not purport to present financial information in accordance with U.S. generally accepted accounting principles. The Company’s registered public accounting firm has not examined, compiled or otherwise applied or performed any procedures with respect to the Forecasts, nor has it expressed any opinion or given any form of assurance with respect to such information or their reasonableness, achievability or accuracy, and accordingly, such registered public accounting firm assumes no responsibility for them.

NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY STOCKHOLDER OR TO ANY OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE FORECASTS OR THAT FORECASTED RESULTS WILL BE ACHIEVED, AND EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, NONE OF THEM INTEND TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH FORECASTS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FORECASTS ARE SHOWN TO BE IN ERROR.

Fairness Opinion of Morgan Stanley & Co. LLC

We retained Morgan Stanley to provide us with financial advisory services and a financial opinion in connection with a possible acquisition of the Company. The Board selected Morgan Stanley to act as the Company’s financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in our industry, and its knowledge of our business and affairs. At the meeting of the Board on December 1, 2015, Morgan Stanley rendered its Opinion that, as of December 1, 2015, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the Opinion, the consideration to be received by the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the Opinion, dated as of December 1, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering the Opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The foregoing summary of the Opinion in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. You are encouraged to read the Opinion carefully and in its entirety. The Opinion was directed to the Board, in its capacity as such, and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement as of the date of the opinion and did not address any other aspects or implications of the Merger or related transactions. It was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger or whether our stockholders should take any other action in connection with the Merger. The summary of the Opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly-available financial statements and other business and financial information of the Company;

•	reviewed certain internal financial statements and other financial and operating data concerning the Company;

•	reviewed certain financial projections prepared by the management of the Company;

•	discussed the past and current operations and financial condition and the prospects of the Company with our senior executives;

•	reviewed the reported prices and trading activity for our common stock;

•	compared our financial performance and the prices and trading activity of our common stock with that of certain other publicly traded companies comparable with the Company and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of the Company, E-Town Capital, the Parent and their respective affiliates, financial and legal advisors;

•	reviewed the Merger Agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its Opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by us and which formed a substantial basis for the Opinion. Morgan Stanley further relied upon the assurances of our management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management of the future financial performance of the Company. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Merger Agreement would not differ in any material respect from the draft furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and our legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of our common stock in the Merger. Morgan Stanley did not make any independent valuation or appraisal of our assets or liabilities, nor was Morgan Stanley furnished with any such valuations or appraisals. The Opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to Morgan Stanley as of, December 1, 2015. Events occurring after December 1, 2015 may affect the Opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm the Opinion.

Summary of Financial Analyses

The following is a brief summary of the material analyses performed by Morgan Stanley in connection with the Opinion. The following summary is not a complete description of the Opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with the Opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 1, 2015, the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger. The various analyses summarized below were based on the closing price of $3.10 per share of our common stock as of December 1, 2015, the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger, and are not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion.

In performing the financial analysis summarized below and arriving at the Opinion, Morgan Stanley used and relied upon certain financial projections provided by our management and referred to below, including the management-provided estimates. For further information regarding these financial projections, see “Discounted Cash Flow Analysis” below.

Trading Range Analysis

Morgan Stanley performed a trading range analysis with respect to the historical share prices of our common stock. Morgan Stanley reviewed the range of closing prices of our common stock for various periods ending on December 1, 2015 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger). Morgan Stanley observed the following:

Period Ending December 1, 2015	Range of Trading Prices
Last 1 Month	$2.13 – 3.14
Last 3 Months	$2.13 – 3.14
Last 6 Months	$2.13 – 3.96
Last 12 Months	$2.13 – 5.10

Morgan Stanley observed that our common stock closed at $3.10 on December 1, 2015 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger). Morgan Stanley noted that the Per Share Merger Consideration of $3.80 pursuant to the Merger Agreement reflected an approximately 23% premium to the closing price per share of our common stock on December 1, 2015, an approximately 55% premium to the average closing price per share of our common stock for the 30 trading days prior to and including December 1, 2015 and an approximately 25% discount to the highest closing price per share of our common stock for the twelve months prior to and including December 1, 2015.

Equity Research Analysts’ Future Price Targets

Morgan Stanley reviewed and analyzed future public market trading price targets for our common stock prepared and published by equity research analysts that had been compiled by Thomson Reuters prior to December 1, 2015 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger). These one-year forward targets reflected each analyst’s estimate of the future public market trading price of our common stock and were not discounted to reflect present values. The range of undiscounted analyst price targets for our common stock was $3.00 to $3.75 per share as of December 1, 2015. Morgan Stanley discounted the range of analyst price targets per share for our common stock for one year at a rate of 10.8%, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect our cost of equity. This analysis indicated an implied range of equity values for our common stock of $2.71 to $3.39 per share as of December 1, 2015.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for our common stock, and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Public Trading Comparables Analysis

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for the Company with comparable publicly available consensus equity analyst research estimates for selected companies that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (we refer to these companies as the “Comparable Companies”). These companies were the following:

Selected Large-Cap Semiconductor Capital Equipment Companies

•	Applied Materials, Inc.

•	ASML Holding NV

•	KLA-Tencor Corporation

•	Lam Research Corporation

•	Tokyo Electron Limited

Selected Small-Cap Semiconductor Capital Equipment Companies

•	ASM International NV

•	Axcelis Technologies Inc.

•	Nanometrics Incorporated

•	Photronics Inc

•	Ultratech, Inc.

•	Screen Holdings Co., Ltd.

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value, which Morgan Stanley defined as fully-diluted market capitalization plus total debt, plus non-controlling interest, less cash and cash equivalents, to estimated revenue and Adjusted EBITDA, which is defined as net income excluding net interest expense, income tax expense and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation, as well as Price to Earnings, which is defined as the ratio of price per share to estimated earnings per share, for calendar years 2015 and 2016, of each of the Comparable Companies based on publicly available financial information compiled by Thomson Reuters for comparison purposes.

Based on its analysis of the relevant metrics for each of the Comparable Companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of revenue, Adjusted EBITDA, and price to earnings multiples and applied these ranges of multiples to the estimated relevant metric for the Company. For purposes of this analysis and other analyses described below, Morgan Stanley utilized publicly available estimates of revenue, Adjusted EBITDA, and earnings per share prepared by equity research analysts, available as of December 1, 2015, which we refer to as the street case as well as financial estimates provided by management, which we refer to as the management case.

Based on the outstanding shares of our common stock on a fully-diluted basis (including outstanding options, restricted stock awards, restricted stock units and, shares underlying convertible debt) as of December 1, 2015 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger), Morgan Stanley calculated the estimated implied value per share of our common stock as of December 1, 2015 as follows:

Calendar Year Financial Statistic	Selected Comparable Company Multiple Ranges	Implied Value Per Share of Mattson Common Stock ($)
Street Case
Aggregate Value to Estimated 2015 Revenue	1.0x – 1.5x	2.60 – 3.63
Aggregate Value to Estimated 2016 Revenue	0.9x – 1.4x	2.35 – 3.37
Street Case
Aggregate Value to Estimated 2015 Adjusted EBITDA	7.0x – 12.0x	1.63 – 2.43
Aggregate Value to Estimated 2016 Adjusted EBITDA	6.0x – 10.0x	1.40 – 2.00
Street Case
Price to Estimated 2015 Earnings	12.0x – 17.0x	1.32 – 1.87
Price to Estimated 2016 Earnings	10.0x – 15.0x	0.90 – 1.35

Calendar Year Financial Statistic	Selected Comparable Company Multiple Ranges	Implied Value Per Share of Mattson Common Stock ($)
Management Case
Aggregate Value to Estimated 2015 Revenue	1.0x – 1.5x	2.65 – 3.71
Aggregate Value to Estimated 2016 Revenue	0.9x – 1.4x	2.44 – 3.51
Management Case
Aggregate Value to Estimated 2015 Adjusted EBITDA	7.0x – 12.0x	1.95 – 2.98
Aggregate Value to Estimated 2016 Adjusted EBITDA	6.0x – 10.0x	1.44 – 2.08
Management Case
Price to Estimated 2015 Earnings	12.0x – 17.0x	1.53 – 2.17
Price to Estimated 2016 Earnings	10.0x – 15.0x	0.57 – 0.85

No Comparable Company utilized in the public trading comparables analysis is identical to the Company. In evaluating Comparable Companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond our control. These include, among other things, the impact of competition on our business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using Comparable Company data.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of equity values per share for our common stock based on a discounted cash flow analysis to value the Company as a stand-alone entity. Morgan Stanley utilized estimates from the management case for purposes of its discounted cash flow analysis. Morgan Stanley first calculated, in the management case, the estimated free cash flow which is defined as adjusted earnings before interest, taxes, depreciation and amortization, less (1) stock-based compensation expense, (2) taxes, (3) capital expenditures and (4) changes in working capital. With respect to the analysis utilizing the management case estimates through 2020, such analyses were based on projections prepared by our management. Morgan Stanley calculated the net present value of free cash flows for the Company for the years 2016 through 2020 and calculated terminal values in the year 2020 based on a terminal perpetual growth rate ranging from 1.0% to 3.0%. Morgan Stanley selected these terminal perpetual growth rates based on the application of its professional judgment and experience. In addition, Morgan Stanley performed an analysis taking into account the impact of the Company’s existing net operating losses (“NOLs”). The free cash flows and terminal values were discounted to present values as of December 31, 2015, at 10.8%, which discount rate was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect the Company’s weighted average cost of capital.

The following table summarizes Morgan Stanley’s analysis:

Implied Present Value Per Share of Mattson Common Stock ($)
Management Case (excluding Net Present Value of NOLs)	2.65 – 3.11
Management Case (including Net Present Value of NOLs)	3.39 – 3.86

Precedent Transactions Analysis.

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly-available financial terms and premia of selected transactions. Morgan Stanley selected such comparable transactions because they shared certain characteristics with the Merger. Morgan Stanley compared publicly-available statistics for select semiconductor capital equipment transactions with a value of greater than $100 million occurring between 2007 and December 1, 2015 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger), as well as select general technology transactions with a value of less than $1 billion and all-cash transaction consideration occurring between 2013 and December 1, 2015. The following is a list of the transactions reviewed:

Selected Transactions (Target / Acquiror)

Selected Semiconductor Capital Equipment Transactions

AMIS Holdings, Inc. / ON Semiconductor Corp.

Axcelis Technologies Inc. / Sumitomo Corporation

Credence Systems Corporation / LTX Corp.

Cymer, Inc. / ASML Holding NV

Eagle Test Systems, Inc. / Teradyne Inc.

FSI International, Inc. / Tokyo Electron Limited

ICOS Vision Systems Corporation NV / KLA-Tencor Corporation

KLA-Tencor Corporation / Lam Research Corporation

LTX-Credence Corporation / Verigy, Ltd.

Nextest Systems Corporation / Teradyne Inc.

Novellus Systems, Inc. / Lam Research Corporation

Roth & Rau AG / Meyer Burger AG

Semitool, Inc. / Applied Materials, Inc.

SEZ Group / Lam Research Corporation

Tokyo Electron Limited / Applied Materials, Inc.

Varian Semiconductor Equipment Associates Inc. / Applied Materials, Inc.

Verigy, Ltd. / Advantest Corporation

Selected Technology Transactions

Accelrys Inc. / Dassault Systemes SA

Actuate Corporation / OpenText Corporation

Advent Software, Inc. / TPG Capital, L.P.

Anaren, Inc. / Veritas Capital

Anite plc / Keysight Technologies Netherlands B.V.

ChyronHego Corporation / Vector Capital

Cobra Electronics Corporation / Monomoy Capital Partners

Dot Hill Systems Corp. / Seagate Technology Public Limited Company

E2open, Inc. / Insight Venture Partners

Emulex Corporation / Avago Technologies Limited

EZchip Semiconductor Ltd. / Mellanox Technologies, Ltd.

Globecomm Systems Inc. / Wasserstein & Co.

Hutchinson Technology Inc. / TDK Corporation

Innovation Group plc / Carlyle Group LP

Integrated Memory Logic Limited / Exar Corp.

Integrated Silicon Solution, Inc. / Cypress Semiconductor Corporation

JA Solar Holdings Co., Ltd. / Investor Group

Magnetek Inc. / Columbus McKinnon Corporation

Merge Healthcare Incorporated / International Business Machines Corporation

Micrel Inc. / Microchip Technology Inc.

Millennial Media Inc. / AOL Inc.

Mindspeed Technologies Inc. / M/A-Com Technology Solutions Holdings, Inc.

Oplink Communications, Inc. / Koch Industries, Inc.

Peregrine Semiconductor Corporation / Murata Manufacturing Co., Ltd.

Performance Technologies Inc. / Sonus Networks, Inc.

Pericom Semiconductor Corporation / Diodes Incorporated

Pericom Semiconductor Corporation / Montage Technology Group Limited

Planar Systems Inc. / Leyard American Corporation

PLX Technology Inc. / Avago Technologies Limited

Power-One, Inc. / ABB Ltd.

Procera Networks, Inc. / Francisco Partners Management LLC

Rally Software Development Corp. / CA, Inc.

Richtek Technology Corp. / MediaTek Inc.

Silicon Image, Inc./ Lattice Semiconductor Corporation

STEC, Inc./ HGST, Inc.

Supertex Inc. / Microchip Technology Inc.

Symmetricom Inc. / Microsemi Corporation

Tellabs Inc. / Marlin Equity Partners, LLC

Telular Corporation / Avista Capital Holdings, L.P.

The Active Network, Inc. / Vista Equity Partners

Ubisoft Entertainment SA/ Vivendi SA

Vitesse Semiconductor Corp. / Microsemi Corporation

Vocus Inc. / GTCR, LLC

Volterra Semiconductor Corporation / Maxim Integrated Products, Inc.

Websense, Inc. / Vista Equity Partners

For the semiconductor capital equipment transactions listed above, Morgan Stanley noted the following financial statistics, where available: (1) the multiple of aggregate value of the transaction to last twelve months and next twelve months’ estimated revenue; and (2) the multiple of aggregate value of the transaction to last twelve months and next twelve months’ estimated Adjusted EBITDA. For all the transactions listed above,

Morgan Stanley also noted the following financial statistics, where available: (1) implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (2) implied premium to the acquired company’s 30-trading-day average closing share price prior to announcement (or the last 30-trading-day average closing share price prior to the share price being affected by acquisition rumors or similar merger-related news). For the selected technology transactions listed above, Morgan Stanley also noted the implied premium to the acquired company’s last twelve month high share price prior to announcement (or the last twelve month high share price prior to the share price being affected by acquisition rumors or similar merger-related news).

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of implied premia and financial multiples of the transactions and applied these ranges of premia and financial multiples to the relevant financial statistic for the Company. For purposes of estimated next twelve months’ revenue and Adjusted EBITDA, Morgan Stanley utilized estimates included in the street case. The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistic	Representative Ranges	Implied Value Per Share of Mattson Common Stock ($)
Street Case
Aggregate Value to Estimated LTM Revenue	1.4x – 2.0x	3.94 – 5.39
Aggregate Value to Estimated NTM Revenue	1.2x – 1.8x	2.53 – 3.53
Aggregate Value to Estimated LTM Adjusted EBITDA	8.0x – 15.0x	2.46 – 4.14
Aggregate Value to Estimated NTM Adjusted EBITDA	6.0x – 12.0x	0.80 – 1.13
Premia
Premium to 1-Day Prior Closing Share Price	20.0% – 40.0%	3.72 – 4.34
Premium to 30-Day Average Closing Share Price	25.0% – 45.0%	3.07 – 3.56
Premium to Last Twelve Month High Share Price	(20.0%) – 10.0%	4.08 – 5.61

No company or transaction utilized in the precedent transactions analysis is identical to the Company or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond our control. These include, among other things, the impact of competition on our business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of the Company derived from the valuation of precedent transactions were less than or greater than the Per Share Merger Consideration is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the Merger, but one of many factors Morgan Stanley considered.

General.

In connection with the review of the Merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering the Opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at the Opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond our control. These include, among other things, the impact of competition on our business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement and in connection with the delivery of the Opinion, dated December 1, 2015, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of our common stock might actually trade.

The consideration to be received by the holders of shares of our common stock (other than Excluded Shares) pursuant to the Merger Agreement was determined through arm’s-length negotiations between the Company and Parent and was approved by our Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to the Company or the Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the Merger. The Opinion did not address the relative merits of the Merger as compared to any other alternative business transactions, or whether or not such alternative business transactions could be achieved or are available. The Opinion was not intended to, and does not, constitute advice or a recommendation as to how our stockholders should vote at any stockholders’ meeting that may be held in connection with the Merger, or whether our stockholders should take any other action in connection with the Merger.

The Opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the consideration pursuant to the Merger Agreement or of whether the Board would have been willing to agree to different consideration. The Opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

The Board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or for the accounts of its customers, in the debt or equity securities or loans of the Company and Parent or any other company, or any currency or commodity, that may be involved in the transactions contemplated by the Merger Agreement, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided us financial advisory services and a financial opinion, described in this section and attached to this statement as Annex B, in connection with the Merger, and we have agreed to pay Morgan Stanley a fee of approximately $6 million for its services, $4 million of which is contingent upon the closing of the transaction and $2 million of which has already been paid following the delivery of the Opinion described in this section and attached to this proxy statement as Annex B. We have also agreed to reimburse Morgan Stanley for its reasonable expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and reasonable expenses relating to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of the Opinion, Morgan Stanley and its affiliates have not been engaged to provide any financial advisory or financing services to the Company or to Parent for which Morgan Stanley received fees. Morgan Stanley may seek to provide such services to Parent and the Company in the future and would expect to receive fees for the rendering of these services.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders.

Arrangements with Parent

As of the date of this proxy statement none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing of the Merger, certain of our executive officers may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Change of Control Agreements

All of the Company’s executive officers are party to either a Severance and Executive Change of Control Agreement with the Company or a Change of Control Agreement (either such agreement, a “Change in Control Agreement”). The Change in Control Agreements provide for certain change in control separation benefits in the event that, during the 12 months following the closing date of the Merger, the executive’s employment is terminated (i) by the Company (or a successor entity) other than for “Cause” or (ii) by the executive for “Good Reason,” each as defined and explained further in the section of this proxy statement captioned “The Merger Agreement — Payments Upon Termination Following Change-in-Control.”

Insurance and Indemnification of Directors and Executive Officers

The Merger Agreement provides that the Surviving Corporation and its subsidiaries shall (and Parent shall cause the Surviving Corporation and its subsidiaries to) honor and fulfill in all respects the obligations of the Company and its subsidiaries under (i) any and all indemnification agreements between the Company or any of its subsidiaries, any of their respective current or former directors and officers as of the date of the Merger Agreement pursuant to the terms of such agreements as in effect as of the date of the Merger Agreement and any person who becomes a director or officer of the Company or any of its subsidiaries prior to the Effective Time and executes an indemnification agreement on terms no less favorable to the Company and no more favorable to such person that the current form of indemnification agreement with its directors that has been made available to Parent and (ii) any and all indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of the Company or any of its subsidiaries in effect on the date of the Merger Agreement.

The Merger Agreement also provides that Parent will cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director and officer liability that are at least as favorable to the current or former directors and officers of the Company and its subsidiaries as those set forth in the Company’s and its subsidiaries’ organizational documents as of the date of the Merger Agreement. The Merger Agreement further provides that the Surviving Corporation and its subsidiaries will not, for a period of six years from the Effective Time, amend, repeal or otherwise modify such provisions in the organizational documents in any manner that would adversely affect the rights of the current or former directors and officers of the Company and its subsidiaries.

The Merger Agreement also provides that prior to the Effective Time, the Company may purchase a six year prepaid “tail” policy of officers and directors liability insurance, provided that, without the prior written consent of Parent, the Company may not expend per year of coverage in excess of 300% of the amount paid by the Company for such coverage for its last fiscal year. If the Company does not purchase a “tail” policy prior to the Effective Time, for at least six years after the Effective Time, Parent will cause the Surviving Corporation and its other subsidiaries to maintain in full force and effect the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the Company as of the date of the Merger Agreement. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated in the Merger Agreement. The obligation of Parent or the Surviving Corporation, as applicable, is subject to an annual premium cap of 300% of the amount paid by the Company for such coverage for its last fiscal year.

Treatment of Options and Restricted Stock Units

Options

At the Effective Time, each Company Option that is (i) vested as of the Effective Time or (ii) held by a non-employee member of the Board will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of common stock subject to such Company Option immediately prior to the Effective Time, by (b) the Per Share Merger Consideration, less the per share exercise price of such Company Option.

At the Effective Time, each unvested Company Option held by an employee who continues employment with the Parent or any of its subsidiaries (including the Surviving Corporation) after the Merger will either (i) be converted into the right to receive an amount in cash determined by multiplying (a) the aggregate number of shares of common stock subject to such Company Option immediately prior to the Effective Time by (b) the Per Share Merger Consideration, less the per share exercise price of such Company Option (such payment to be subject to the same vesting restrictions as the related Company Option until fully accelerated and paid by December 31, 2016) or (ii) be assumed by the Surviving Corporation, on the same terms, conditions and vesting schedule applicable to such Company Option immediately prior to the Effective Time, in each case as more fully described in the section of this proxy statement captioned “The Merger Agreement — Treatment of Equity-Based Awards.”

Restricted Stock Units

At the Effective Time, each Company RSU that is outstanding and either (i) vested as of the Effective Time or (ii) held by a non-employee member of the Board will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of common stock subject to such Company RSU immediately prior to the Effective Time and (b) the Per Share Merger Consideration. At the Effective Time, all other Company RSUs not described in the immediately preceding sentence will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the aggregate number of shares of common stock subject to such Company RSU immediately prior to the Effective Time by (y) the Per Share Merger Consideration. Such amount will be subject to the same vesting restrictions and continued service requirements applicable to such Company RSU immediately prior to the Effective Time. For a more complete description of the treatment of Company RSUs, see the section of this proxy statement captioned “The Merger Agreement — Treatment of Equity-Based Awards.”

Treatment of Purchase Rights under the Employee Stock Purchase Plan

From and after the date of the Merger Agreement, the Company will not establish any new offering period under the Company ESPP. The Company will take all actions necessary so that (i) the Company ESPP shall terminate immediately prior to and effective as of, and contingent upon, the Effective Time, (ii) any options under the Company ESPP with respect to an Offering Period (as defined in the Company ESPP) ongoing as of the date of the Merger Agreement are exercised on the earlier of (x) the scheduled purchase date for such Offering Period or (y) the final payroll date prior to the closing of the Merger. All amounts withheld by the Company on behalf of the participants in the ESPP that have not been used to purchase the Company’s common stock prior to the Effective Time will be returned to participants without interest pursuant to the terms of the Company ESPP.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers in connection with the Merger.

The amounts indicated in the table below are estimates of the amounts that would be payable as of January 22, 2016 assuming, solely for purposes of this table, that the employment of each of the named executive officers was terminated other than for cause or the named executive officer resigned for good reason, in each case on that date. The Company’s executive officers will not receive pension, tax reimbursement or other benefits in connection with the Merger.

In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash (1)	Equity (2)	Pension/ NQDC	Perquisites/ Benefits (3)	Tax Reimbursement	Other	Total
Fusen Chen	2,000,000	1,599,585	—	33,207	—	—	3,632,792
James Michael Dodson	578,000	418,136	—	34,669	—	—	1,030,805
Tyler Purvis	377,000	257,868	—	28,763	—	—	663,631
Hoang Hoang	578,000	475,227	—	32,192	—	—	1,085,419

(1)	Amount represents the cash severance that each named executive officer is eligible to receive under his Change of Control Agreement. Cash severance would be payable if the executive officer is terminated other than for “Good Cause” or if the executive officer voluntarily terminates employment for “Good Reason,” in each case, within a period of twelve months following a “Change of Control” of the Company (as such terms are defined in the Change of Control Agreement). Upon such triggers, the individual executive officer is entitled to (i) a lump sum severance payment equal to (1) the greater of (a) one hundred percent (100%) (but with respect to Mr. Chen only, two hundred percent (200%)) of the executive’s base salary for the twelve months preceding the Change of Control or (b) the executive’s then-current annual base salary and (2) one hundred percent (100%) (but with respect to Mr. Chen only, two hundred percent (200%)) of the executive’s annual target bonus award.

The following table quantifies each separate form of cash compensation included in the aggregate total reported in the column:

Name	Cash (1)	Equity (2)
Fusen Chen	1,000,000	1,000,000
James Michael Dodson	340,000	238,000
Tyler Purvis	260,000	117,000
Hoang Hoang	340,000	238,000

(2)	Pursuant to the terms and conditions of the applicable Change of Control Agreement, each named executive officer would be entitled to certain accelerated vesting of his outstanding Company Options and Company RSUs if the executive officer is terminated other than for “Good Cause” or if the executive officer voluntarily terminates employment for “Good Reason,” in each case, within a period of twelve months following a “Change of Control” of the Company. We have assumed that the named executive officers will experience a qualifying termination at the effective time of the Merger.

The value of the unvested and accelerated Company Options is the difference between the value of $3.80 per share and the exercise price of the Company Option, multiplied by the number of unvested shares of January 22, 2016, and the value of the unvested and accelerated Company RSUs is equal to $3.80 multiplied by the number of unvested Company RSUs as of January 22, 2016. The amounts in this column for the unvested and accelerated Company Options and Company RSUs do not reflect any taxes payable by the named executive officers.

The following table quantifies each separate form of equity compensation included in the total reported in the column:

Name	Value of Unvested Company Options	Value of Unvested Company RSUs
Fusen Chen	359,835	1,239,750
James Michael Dodson	154,511	263,625
Tyler Purvis	93,993	163,875
Hoang Hoang	140,352	334,875

(3)	Under each individual Change of Control Agreement, if the executive officer is terminated other than for “Good Cause” or if the executive officer voluntarily terminates employment for “Good Reason,” in each case, within a period of twelve months following a “Change of Control” of the Company, the executive officer is entitled to reimbursement of COBRA payments made by the executive to maintain his medical and dental benefits for the 12 months following the date of termination.

Equity Interests of the Company’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards that are in-the-money and are currently held by each of the Company’s executive officers and non-employee directors, in each case that either are currently vested or that will vest in connection with the Merger, as of January 22, 2016. The table also sets forth the values of these shares and equity awards based on the Per Share Merger Consideration (minus the applicable exercise price for the in-the-money options). No new shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Name	Shares Held (#)	Shares Held ($)	Options Held (#)	Options Held ($)	RSUs Held (#)	RSUs Held ($)	Total ($)
Fusen Chen	228,837	869,581	585,000	1,098,350	326,250	1,239,750	3,207,681
James Michael Dodson	91,418	347,388	625,000	1,342,800	69,375	263,625	1,953,813
Hoang Hoang	105,980	402,724	230,000	366,050	88,125	334,875	1,103,649
Tyler Purvis	38,326	145,639	255,000	514,700	43,125	163,875	824,214
Kenneth Kannappan	115,125	437,475	110,500	211,760	25,875	98,325	747,560
Kenneth Smith	28,625	108,775	112,500	217,600	26,375	100,225	426,600
Scott Peterson	25,625	97,375	82,500	154,600	26,375	100,225	352,200
Richard Dyck	112,525	427,595	88,500	147,920	24,875	94,525	670,040
Scott Kramer	8,125	30,875	78,500	177,240	24,875	94,525	302,640
Thomas St. Dennis	7,375	28,025	37,500	42,750	26,125	99,275	170,050

Financing of the Merger

The Merger is not conditioned on Parent obtaining the proceeds of any financing. We anticipate that the total funds necessary to complete the Merger and the other transactions contemplated by the Merger Agreement will be approximately $294 million. These funds include the funds needed to:

•	pay the Company’s stockholders the amounts due under the Merger Agreement; and

•	make payments in respect of certain of the Company’s outstanding equity-based awards pursuant to the Merger Agreement.

Closing and Effective Time

The closing of the Merger will take place no later than the seventh business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described under the caption “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of the Company’s common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

Under Section 262, holders of shares of common stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; (iii) file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time; and (iv) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, the Company believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•	the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing a Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of the Company’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform the Company of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Mattson Technology, Inc.

47131 Bayside Parkway

Fremont, CA 94538

Attention: Corporate Secretary

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at

5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although the Company believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither the Company nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the Merger but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding tax consequences of the Merger.

This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	financial institutions; tax-exempt organizations; S-corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	holders holding the shares of common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	holders that received their shares of common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	holders who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes;

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the tax consequences of the Merger.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on a capital gain generally will apply to the long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of common stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of common stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. Holder nor an entity that is treated as a partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at the rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty) (which gain may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

•	the Company is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock, which we refer to as the “relevant period,” and, if shares of common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of the Company’s common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, a in the last five years, and we do not expect to become a USRPHC at any time prior to the completion of the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established.

Regulatory Approvals Required for the Merger

The Company and Parent each have agreed to use its reasonable best efforts to: (i) cause the expiration or termination of the applicable waiting period under the HSR Act; (ii) obtain any required consents under any other antitrust laws applicable to the Merger; (iii) avoid any impediment to the consummation of the Merger under and to undertake mitigation efforts with respect to CFIUS; (iv) obtain the approval by the relevant governmental authorities in the PRC; (v) obtain the approval of any governmental authority in any other jurisdiction other than that of the United States which has review, approval or regulatory authority over the acquisition of the Company; and (vi) obtain the approval by the relevant governmental authorities in Taiwan.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, certain transactions exceeding the applicable thresholds require notification to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) and expiration or termination of the applicable waiting period before the transaction can be consummated, unless an exemption applies. Parent has determined that notification of the Merger to the FTC and DOJ under the HSR Act is required because the Merger exceeds the applicable thresholds for an exemption based on the value of the Company’s HSR reportable assets.

The Company and Parent are required under the Merger Agreement to submit a notification and report form to the FTC and DOJ within ten business days following the date of the Merger Agreement. A transaction notifiable under the HSR Act may not be completed until the expiration of waiting period following the parties’ filing of their respective HSR Act notification forms (typically a 30-day period) or the early termination of that waiting period.

At any time before or after consummation of the Merger, even in the event of termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, even in the event of termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

The Company and Parent submitted a notification and report form to the FTC and DOJ on December 17, 2015 and early termination was granted on January 12, 2015.

CFIUS

The Merger is also conditioned on the approval or clearance of, or noninterference with, the Merger by CFIUS. Section 721 of the Defense Production Act, as well as related Executive Orders and regulations, authorize the President or CFIUS to review transactions which could result in control of a U.S. business by a foreign person. Under the Defense Production Act and Executive Order 13456, the Secretary of the Treasury acts through CFIUS to coordinate review of certain covered transactions that are voluntarily submitted to CFIUS or that are unilaterally reviewed by CFIUS. In general, CFIUS review of a covered transaction occurs in an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. At the close of its review or investigation, CFIUS may determine that there are no national security concerns with the transaction, may impose mitigation terms to resolve any national security concerns with the covered transaction, or may send a report to the President recommending that the transaction be suspended or prohibited, or providing notice to the President that CFIUS cannot agree on a recommendation relative to the covered transaction. The President has 15 days under the Defense Production Act to act on CFIUS’s report.

The Company and Parent filed a joint voluntary draft notice with CFIUS on January 6, 2015.

People’s Republic of China

The Merger is also conditioned on the receipt of regulatory approvals in the PRC. These approvals include (A) approvals of the State-owned Assets Supervision and Administration Office (“SASAO”); (B) approvals of the MCDR and MOFCOM; and (C) registrations with CBFF, including registrations necessary for the conversion of RMB into U.S. dollars and the transfer of U.S. dollar funds to Parent, Merger Sub or the holders of shares of the Company’s common stock.

Approval by the SASAO was received in January 2015 and filings with MCDR were made on January 20, 2015.

Taiwan

The Merger is also conditioned on the receipt of regulatory approvals in Taiwan. These approvals include filings, approvals or clearances for foreign/PRC investments under the Taiwan Act.

Pursuant to the Taiwan Act, individuals, legal entities, groups and other institutions of the PRC are not permitted to own any shares or have a controlling interest, directly or indirectly, in Taiwanese businesses which operate in certain forbidden or restricted industries. At the time of the execution of the Merger Agreement, the Company’s Taiwan operations included industries that are included in the forbidden or restricted industries. The Company and Parent have agreed that the Company will take such steps as are necessary to amend the registered business scope of the Company’s Taiwan branch to remove therefrom any business items which would prevent the Ministry of Economic Affairs of Taiwan from approving an application to change the status of the Company’s Taiwan branch from a branch of a foreign investor to a branch of a PRC investor, effective no later than the consummation of the Merger, and will take any commercially reasonable further steps to amend the registered business scope of the Taiwan branch as may be requested by such Taiwan governmental authorities as a condition of the approval of such application.

An application to change the status of the Company’s Taiwan branch from a branch of a foreign investor to a branch of a PRC investor was made on January 25, 2015.

Germany

The Company and Parent are required under the Merger Agreement to file a voluntary notice of the transaction with the German Federal Office for Economic Affairs and Export Control under the Foreign Trade and Payments Ordinance, pursuant to which the Company and Parent must request the issuance of a certificate of non-objection from the German Ministry of Economy and Energy. The Merger is conditioned on (i) written notice from the German Ministry of Economy and Energy or other competent German governmental authority to the effect that review of the transaction has concluded and that a determination has been made that there are no unresolved issues of national or public safety security or (ii) the expiration of the time for the issuance of a certificate of non-objection, at which time a certificate of non-objection will be deemed to have been issued.

The Company and Parent filed a voluntary notice with the German Federal Office for Economic Affairs and Export Control on December 11, 2015.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the consummation of the Merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

Legal Proceedings

On December 14, 2015, a putative shareholder class action complaint was filed in the Court of Chancery of the State of Delaware against the Company, the Board, Parent and Merger Sub, captioned Sally Mogle v. Mattson Technology, et al., Case No. 11807 (Del. Ch.). On December 22, 2015, a second putative shareholder class action complaint was filed in the Court of Chancery of the State of Delaware against the Board, Parent, and Merger Sub, captioned Philip Durgin v. Kannappan, et al., Case No. 11837 (Del. Ch.). The complaints allege, among other things, that the Company’s directors breached their fiduciary duties by approving the Merger Agreement and that Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duty. The complaints seek, among other things, either to enjoin the proposed transaction or to rescind it should it be consummated, as well as damages, including attorneys’ and experts’ fees.

On January 12, 2016, a putative shareholder class action complaint was filed in the Superior Court of the State of California, Alameda County against the Company, the Board, Parent, and Merger Sub, captioned Mary Salinas v. Mattson Technology, et al., Case No. RG16799807. The complaint alleges, among other things, that the Company’s directors breached their fiduciary duties by approving the Merger Agreement, and that the Company, Parent and Merger aided and abetted the alleged breaches of fiduciary duty. The complaint seeks, among other things, declaratory relief and damages, including attorneys’ and experts’ fees.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by the Company and Parent in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will be merged with and into the Company, with the Company becoming an indirect subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

The parties will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub at the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving

Corporation until their successors are duly elected or appointed and qualified. From and after the Effective Time, the officers of the Company at the Effective Time (other than as determined by Parent at any time prior to the Effective Time) will be the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the certificate of incorporation of the Company as the Surviving Corporation will be amended to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place no later than the seventh business day following the satisfaction or waiver of all conditions to closing of the Merger (described below under the caption “The Merger Agreement — Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger, but subject to satisfaction or waiver, if permitted, of those conditions) or such other time agreed to in writing by Parent, the Company and Merger Sub.

Merger Consideration

Common Stock

At the Effective Time, each outstanding share of common stock (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration (which is $3.80 per share, without interest and less any applicable withholding taxes). All shares converted into the right to receive the Per Share Merger Consideration will automatically be cancelled at the Effective Time.

Treatment of Equity-Based Awards

Treatment of Stock Options

As of January 22, 2016, there were 4,074,496 Company Options with an exercise price less than $3.80 per share, of which 2,205,000 were held by our directors and executive officers.

At the Effective Time, each Company Option that is (i) vested as of the Effective Time or (ii) held by a non-employee member of the Board (a “Vested Company Option”) will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of common stock subject to such Company Option immediately prior to the Effective Time, by (b) the Per Share Merger Consideration, less the per share exercise price of such Company Option (the “Vested Option Consideration”). The Company shall pay to each holder of a Vested Company Option the Vested Option Consideration on either (A) the first regularly scheduled payroll after the closing of the Merger or (B) if such first payroll is scheduled for payment prior to the tenth business day after the closing of the Merger, the second regularly scheduled payroll after the closing of the Merger, in any case, consistent with past practices, including accounting for all applicable withholding.

Each unvested Company Option held by an individual who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its subsidiaries (including the Surviving Corporation and its subsidiaries) (a “Continuing Employee”) immediately following the Effective Time shall be assumed by the Surviving Corporation at the Effective Time, with each assumed unvested Company Option remaining subject to the same vesting schedule that was applicable to such unvested Company Option immediately prior to the Effective Time (each an “Assumed Option”); provided that (x) the number of shares of the Surviving Corporation’s common stock for which such Assumed Option will be exercisable will equal the product (rounded down to the next whole number, with no cash paid for any fractional share eliminated by such rounding) of (1) the number of shares of common stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and (2) the quotient of the Per Share

Merger Consideration divided by the fair market value of a share of the Surviving Corporation common stock immediately after the Effective Time, as determined in good faith by the Surviving Corporation consistent with Treasury Regulation Section 1.421-1(e)(2) (the “Exchange Ratio”) and (y) the per share exercise price for the shares of the Surviving Corporation’s common stock issuable upon exercise of such Assumed Option will equal the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of such Company Option immediately prior to the Effective Time by the Exchange Ratio.

Notwithstanding the foregoing, each unvested Company Option held by a Continuing Employee and subject to an Award Surrender Agreement (as such term is defined in the Merger Agreement) that is executed and delivered by the applicable holder to the Company no later than one (1) business day prior to the Effective Time shall be converted into the right to receive an amount in cash determined by multiplying (a) the aggregate number of shares of common stock subject to such Company Option immediately prior to the Effective Time by (b) the Per Share Merger Consideration, less the per share exercise price of such Company Option (the “Unvested Option Consideration”). The Unvested Option Consideration will be subject to the same vesting restrictions and continued service requirements applicable to such Company Option as are in effect immediately prior to the Effective Time, except that any portion of the Unvested Option Consideration remaining outstanding on December 31, 2016, will accelerate in full and be paid as of such date.

Treatment of Restricted Stock Units

As of January 22, 2016, there were 1,281,567 Company RSUs, of which 681,375 were held by our directors and executive officers.

At the Effective Time, each Company RSU that is either (i) vested as of the Effective Time or (ii) held by a non-employee member of the Board (each a “Vested RSU”) will be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the aggregate number of shares of common stock subject to such Vested RSU immediately prior to the Effective Time and (b) the Per Share Merger Consideration (the “Restricted Stock Unit Consideration”). The Company shall pay to each holder of a Vested RSU the Restricted Stock Unit Consideration on either (A) the first regularly scheduled payroll after the closing of the Merger or (B) if such first payroll is scheduled for payment prior to the tenth business day after the closing of the Merger, the second regularly scheduled payroll after the closing of the Merger, in any case, consistent with past practices, including accounting for all applicable withholding.

At the Effective Time, each Company RSU that is unvested and not described in the immediately preceding paragraph (an “Unvested RSU”) shall be converted into the right to receive an amount in cash determined by multiplying (x) the aggregate number of shares of Company common stock represented by such Unvested RSU by (y) the Per Share Merger Consideration (the “Unvested RSU Consideration”). The Unvested RSU Consideration will be subject to the same vesting terms and conditions applicable to the Unvested RSU immediately prior to the Effective Time. Payment of the Unvested RSU Consideration shall be made, subject to such terms, on the vesting dates applicable to such Unvested RSU.

Treatment of Purchase Rights under the Employee Stock Purchase Plan

From and after the date of the Merger Agreement, the Company will not establish any new offering period under the Company ESPP. The Company will take all actions necessary so that (i) the Company ESPP shall terminate immediately prior to and effective as of, and contingent upon, the Effective Time, (ii) any options under the Company ESPP with respect to an Offering Period (as defined in the Company ESPP) ongoing as of the date of the Merger Agreement are exercised on the earlier of (x) the scheduled purchase date for such Offering Period of (y) the final payroll date prior to the closing of the Merger. All amounts withheld by the Company on behalf of the participants in the Company ESPP that have not been used to purchase Company common stock prior to the Effective Time will be returned to participants without interest pursuant to the terms of the Company ESPP.

Payments Upon Termination Following Change-in-Control

Change in Control Agreements

All of the Company’s executive officers are party to a Change in Control Agreement. Under the Change in Control Agreement, if an executive officer’s employment is involuntarily terminated other than for “Good Cause” or if the executive officer voluntarily terminates employment for “Good Reason” within a period of twelve months following a “Change of Control” of the Company (as such terms are defined in the Change in Control Agreement), the individual is entitled to (i) a lump sum severance payment equal to (1) the greater of (a) one hundred percent (100%) (but with respect to Mr. Chen only, two hundred percent (200%)) of the executive’s base salary for the twelve months preceding the Change of Control or (b) the executive’s then-current annual base salary and (2) one hundred percent (100%) (but with respect to Mr. Chen only, two hundred percent (200%)) of the executive’s annual target bonus award; (ii) full acceleration of the employee’s outstanding equity awards; (iii) company-paid COBRA medical continuation coverage for a period of one year for officers located in the United States and (iv) payment, in a lump sum, of any and all base salary due and owing through the date of termination, plus an amount equal to all earned but unused paid time off hours through the date of termination and reimbursement for all reasonable expenses, less any deductions required by law. The receipt of these payments is subject to the applicable executive officer signing and not revoking a standard release of claims in a form reasonably acceptable to the Company.

Additionally, the Change in Control Agreements for Mr. Chen and Mr. Dodson provide for severance benefits if such executive officer’s employment is involuntarily terminated other than for “Good Cause” and such termination is not within a period of twelve months following a Change of Control. In this scenario, Mr. Chen is entitled to (i) a lump sum severance payment equal to Mr. Chen’s then-current annual base salary; (ii) company-paid COBRA medical continuation coverage for a period of one year; and (iii) payment, in a lump sum, of any and all base salary due and owing through the date of termination, plus an amount equal to all earned but unused paid time off hours through the date of termination and reimbursement for all reasonable expenses, less any deductions required by law. In the same scenario, Mr. Dodson is entitled to (i) a lump sum severance payment equal to Mr. Dodson’s then-current annual base salary plus fifty percent (50%) of Mr. Dodson’s prior year’s bonus award; (ii) company-paid COBRA medical continuation coverage for a period of one year; and (iii) payment, in a lump sum, of any and all base salary due and owing through the date of termination, plus an amount equal to all earned but unused paid time off hours through the date of termination and reimbursement for all reasonable expenses, less any deductions required by law. The receipt of these payments is subject to the applicable executive officer signing and not revoking a standard release of claims in a form reasonably acceptable to the Company.

If any of the amounts provided for under the Change in Control Agreement or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax pursuant to Section 4999 of the Internal Revenue Code, whichever results in the greater amount of after-tax benefits to the executive officer. The Change of Control Agreement does not require us to provide any tax gross-up payments.

“Good Cause” for purposes of the Change in Control Agreement means (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company, (ii) dishonesty, material breach of any agreement with the Company, or intentional misconduct, or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

“Good Reason” for purposes of the Change in Control Agreement means any of the following, without the executive’s written consent: (i) a significant reduction by the Company in the executive’s annual base salary; (ii) the failure of the Company to obtain an agreement from any successor to the Company, or purchaser of all or substantially all of the Company’s assets, to assume the Change in Control Agreement; (iii) the assignment of the executive to duties which reflect a material adverse change in authority, responsibility or status with the Company or any successor; or (iv) the Company requiring the executive to reside or be based at a location 50 miles or more from the location where the executive is based immediately prior to the Change of Control.

Exchange and Payment Procedures

Prior to the closing of the Merger, Parent will designate a bank or trust company, which we refer to as the “payment agent,” to make payments of the Per Share Merger Consideration to stockholders. At or immediately following the Effective Time, Parent will deposit or cause to be deposited with the payment agent cash sufficient to pay the aggregate Per Share Merger Consideration to stockholders.

Promptly following the Effective Time, the payment agent will send to each holder of record of shares of common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for their portion of the Per Share Merger Consideration. Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of common stock; and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive their portion of the Per Share Merger Consideration in exchange therefor. The amount of any Per Share Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within nine months following the Effective Time, such cash will be returned to Parent, upon demand, and any holders of common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Per Share Merger Consideration.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the Per Share Merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Parent or the payment agent, deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to the Company, any change, effect, event or development (each a “Change,” and collectively, “Changes”), individually or in the aggregate, and taken together with all other Changes, that has had or would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that no Change (by itself or when aggregated or taken together with any and all other Changes) directly or indirectly resulting from, attributable to or arising out of any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:

•	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

•

conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	conditions (or changes in such conditions) in the industries in which the Company or any of its subsidiaries conduct business;

•	political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•	changes in Law or other legal or regulatory conditions (or the interpretation thereof by a governmental authority) or changes in GAAP or other accounting standards (or the interpretation thereof by a governmental authority);

•	other than with respect to any representation or warranty contained in the Merger Agreement under the heading “Non-Contravention” or “Governmental Consents and Approvals” that expressly address the consequences resulting from the execution and delivery of the Merger Agreement or the announcement or pendency of the transactions contemplated by the Merger Agreement, but subject to disclosures in the applicable confidential disclosure letter provided by the Company, the announcement of the Merger Agreement or the pendency of the transactions contemplated thereby, including (A) the identity of Parent or any sponsor, (B) the loss or departure of officers or other employees of the Company or any of its subsidiaries, (C) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers, suppliers, distributors or other business partners, and (D) any other negative development (or potential negative development) in the Company’s relationships with any of its customers, suppliers, distributors or other business partners, each of subclauses (A) through (D) to the extent resulting from such announcement or pendency;

•	any actions taken by the Company at the express written request of Parent;

•	changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); and

•	any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company for breaches of fiduciary duties or as class action claims arising out of the Merger or in connection with any other transactions contemplated by the Merger Agreement.

Notwithstanding the foregoing, to the extent that any Change described in any of the first six items described in the above bullet points has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries operate, they shall not be excluded from a determination of whether a Company Material Adverse Effect has occurred.

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;

•	the Company’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	the necessary vote of stockholders in connection with the Merger Agreement;

•	the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to the Company or its subsidiaries or the resulting creation of any lien upon the Company’s assets due to the performance of the Merger Agreement;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the capital structure of the Company and its subsidiaries;

•	the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of the Company’s securities;

•	the accuracy and required filings of the Company’s and its subsidiaries’ SEC filings and financial statements;

•	the Company’s disclosure controls and procedures;

•	the Company’s internal accounting controls and procedures;

•	the absence of specified undisclosed liabilities;

•	the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since September 27, 2015;

•	the existence and enforceability of specified categories of the Company’s and its subsidiaries’ material contracts, and any notices with respect to violation or breach of or default thereunder or intention to terminate or modify those material contracts;

•	the Company’s contracts with governmental authorities;

•	real property owned, leased or subleased by the Company and its subsidiaries;

•	personal property of the Company and its subsidiaries;

•	trademarks, patents, copyrights and other intellectual property matters;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	the Company’s and its subsidiaries’ compliance with laws and possession of necessary permits;

•	compliance with the anti-bribery laws;

•	environmental matters;

•	legal proceedings and orders;

•	insurance matters;

•	absence of any transactions, relations or understandings between the Company or any of its subsidiaries and any affiliate or related person;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the rendering of Morgan Stanley’s fairness opinion to the Board;

•	the Company’s and its subsidiaries’ major customers and suppliers;

•	the accuracy of information to be provided in the proxy statement;

•	the Company’s and its subsidiaries’ indebtedness; and

•	the inapplicability of anti-takeover statutes to the Merger.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

•	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	the absence of any conflict, violation or material alteration of any organizational documents, or applicable laws due to the performance of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation;

•	ownership of the Company’s capital stock by Parent and Merger Sub;

•	matters with respect to Parent’s and Merger Sub’s financing and sufficiency of funds;

•	the solvency of Parent and the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement;

•	the delivery by Parent to the Company of the duly executed and enforceable Guarantee;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the operations of Merger Sub;

•	accuracy of information supplied by Parent and Merger Sub for inclusion in this proxy statement; and

•	reliance upon Parent and Merger Sub’s independent investigation of the Company’s business, operations and financial condition.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as (1) expressly contemplated by the Merger Agreement or required by law; (2) as disclosed in the confidential disclosure letter to the Merger Agreement; or (3) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the earlier to occur of the termination of the Merger Agreement or the Effective Time, the Company will, and will cause each of its subsidiaries to:

•	subject to the restrictions and exceptions in the Merger Agreement, carry on its business in the usual, regular and ordinary course in a manner consistent with past practice; and

•	use its commercially reasonable efforts, consistent with past practices and policies, to (1) keep available the services of its directors, officers and key employees and consultants and (2) preserve its current relationships with customers, suppliers, and others with whom it has significant business relations.

In addition, the Company has also agreed that, except as (1) expressly contemplated by the Merger Agreement or required by law; (2) disclosed in the confidential disclosure letter to the Merger Agreement; or (3) approved in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed), and subject to certain qualifications and exceptions as set forth in the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the earlier to occur of the termination of the Merger Agreement or the Effective Time, the Company will not, and will cause each of its subsidiaries not to, among other things:

•	amend the organizational documents of the Company or any of its subsidiaries;

•	issue, sell, deliver or agree to commit to issue (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of the Company or any of its subsidiaries, except for the issuance and sale of shares of the Company’s common stock pursuant to equity awards outstanding prior to the date of the Merger Agreement or, subject to certain restrictions, under the Company ESPP issuable in accordance with the terms of the Company ESPP as of the date of the Merger Agreement;

•	acquire or redeem, directly or indirectly, or amend any securities of the Company or its subsidiaries, except in connection with repurchases of securities pursuant to the terms of and conditions of Company Options or Company RSUs outstanding on the date of the Merger Agreement or in connection with tax withholdings and exercise settlements upon the exercise of Company Options or vesting of Company RSUs;

•	other than dividends made by a subsidiary of the Company, (1) split, combine or reclassify any shares of the Company’s or any subsidiary’s capital stock, (2) declare, set aside or pay any dividend or other distribution in respect of shares of the Company’s or any subsidiary’s capital stock, or (3) make any other actual, constructive or deemed distribution in respect of shares of the Company’s capital stock;

•	liquidate, dissolve or reorganize the Company or any subsidiary, or adopt a plan to do so;

•	except as required by law, convene any meeting of the Company’s or any of its subsidiary’s stockholders;

•	incur, assume or suffer certain types of indebtedness or issue any debt securities;

•	(i) increase or commit to increase the compensation payable or benefits or other similar arrangements payable, or (ii) accelerate the vesting of any material benefits, or (ii) grant, pay or agree to pay any special bonus or remuneration, or (iv) pay or agree to pay any material benefit to any director, officer, employee, consultant or independent contractor of the Company or its subsidiaries who received or is expected to receive aggregate annual compensation of $150,000 or more and except (a) increases to compensation in the ordinary course of business consistent with past practice and (b) the issuance of restricted cash awards with an aggregate value of up to $190,000;

•	enter into, adopt, amend or terminate any agreement, plan or other arrangement for the compensation, benefit or welfare of any director, officer, employee or independent contractor, except in connection with hiring or promotion of non-officer employees who have an aggregate annual compensation that is not in excess of $150,000, in the ordinary course of business consistent with past practice and other than with respect to the Company’s right to issue restricted cash awards with an aggregate value of up to $190,000;

•	hire or make an offer to hire any new employee, officer, director or independent contractor, except for hiring or promotion of non-officer employees with aggregate annual compensation that is $150,000 or less, in the ordinary course of business consistent with past practice;

•	enter into any material agreement with respect to any labor dispute, organizing activity or proceeding, or any threats thereof;

•	settle or compromise any pending or threatened legal proceeding involving the Company or commence any legal proceeding involving the Company involving individually more than $250,000 or in the aggregate more than $1,000,000, except for the settlement of any such legal proceeding that is in the ordinary course of business and does not include any obligation (other than the payment of money that is fully paid by insurance or indemnity arrangement) to be performed by the Company or its subsidiaries following the Effective Time, or waive any material claims or rights;

•	change accounting principles or practices;

•	change tax elections, settle any tax claims or fail to pay material taxes as they become due and payable;

•	acquire by merger, consolidation or acquisition of stock or assets, any other person or entity or any equity interest therein or, except with respect to wholly-owned subsidiaries, make any capital contributions or other investments in any person, in excess of $250,000 individually or $500,000 in the aggregate;

•	dispose of any material properties or material assets of the Company or its subsidiaries, except pursuant to contracts in effect prior to the date of the Merger Agreement and with respect to the sale, purchase or licensing of inventory, equipment, goods or other supplies in the ordinary course of business;

•	establish or engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole;

•	make any new capital expenditure which involves the purchase of real property, or that is in excess of the Company’s capital expenditure budget as disclosed to Parent prior to the date of the Merger Agreement, other than capital expenditures that are not, in the aggregate, in excess of $750,000;

•	other than in the ordinary course of business, enter into or renew material contracts (or amend the terms of any material contract);

•	enter into any contract which by its terms limits the ability of the Company or its subsidiaries to conduct activities in any geographic area, line of business, or with any person;

•	other than pursuant to standard license arrangements, grant any person any license or sublicense with respect to material intellectual property; assign or transfer to any third person any material intellectual property; or abandon certain intellectual property rights;

•	terminate or let lapse any material insurance policies; or

•	enter into agreements to do any of the foregoing.

Alternative Acquisition Proposals

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

•	solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an acquisition proposal (as defined below);

•

furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its subsidiaries, or afford to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an acquisition proposal or the making of an inquiry or proposal that would reasonably be expected to lead to an acquisition proposal;

•	participate or engage in discussions or negotiations with any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) with respect to an acquisition proposal; or

•	enter into any contract relating to an acquisition proposal or acquisition transaction, other than certain permitted confidentiality agreements.

Notwithstanding the restrictions described above, prior to the adoption of the Merger Agreement by the Company’s stockholders, if the Company receives from any person a bona fide, written and unsolicited acquisition proposal not involving a breach of the Merger Agreement, then the Company may provide information to, and engage or participate in negotiations or substantive discussions with, such person regarding an acquisition proposal if the Board determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a superior proposal (as defined below) or could reasonably be expected to lead to a superior proposal; provided that (1) the Board and/or any authorized committee thereof has determined in good faith (after consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties and (2) the Company notifies Parent of the identity of such person and provides Parent all terms and conditions of such acquisition proposal (and if in written form, a copy thereof).

For purposes of this proxy statement and the Merger Agreement:

“Acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal by Parent or Merger Sub) to engage in, or otherwise relating to, an acquisition transaction.

“Acquisition transaction” means any transaction or series of related transactions (other than the Merger) involving:

(1)	any direct or indirect purchase or other acquisition by any person or “group” (as defined in or under Section 13(d) of the Exchange Act), whether from the Company and/or any other person(s), of shares of the Company’s capital stock representing more than 15% of the shares of the Company’s capital stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such person or “group” beneficially owning more than 15% of the shares of the Company’s capital stock outstanding after giving effect to the consummation of such tender or exchange offer;

(2)	any direct or indirect purchase or other acquisition by any person or “group” (as defined in or under Section 13(d) of the Exchange Act) of more than 15% of the consolidated assets of the Company and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition);

(3)	any merger, consolidation, business combination or other similar transaction involving the Company pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company’s stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of the Company’s capital stock representing more than 15% of the shares of the Company’s capital stock outstanding after giving effect to the consummation of such transaction;

(4)	a liquidation, dissolution or other winding up of the Company; or

(5)	any combination of (1) — (4).

“Superior proposal” means any bona fide written acquisition proposal for an acquisition transaction, not resulting from a breach of the Company’s non-solicitation obligations under the Merger Agreement, which the

Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all relevant legal, financial and regulatory aspects of such acquisition proposal (including any termination or break-up fees and conditions to consummation) and the likelihood of consummation of such acquisition transaction, would be more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the Merger, after taking into account any changes to the terms of the Merger Agreement offered by Parent in response to such acquisition proposal; provided, however, that for purposes of the reference to an “acquisition proposal” in this definition of a “superior proposal,” all references to “more than fifteen percent (15%)” in the definition of “acquisition transaction” shall be deemed to be references to “a majority.”

The Board’s Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board will not effect a company board recommendation change except as described below.

Prior to the adoption of the Merger Agreement by stockholders, the Board may not (with any action described in the following being referred to as a “company board recommendation change”):

•	withhold, withdraw, qualify, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Parent, the company board recommendation;

•	approve, endorse or recommend an acquisition proposal; or

•	fail to recommend against acceptance of any tender offer or exchange offer for shares of the Company’s capital stock within ten business days after the commencement of such offer.

The Board may only effect a company board recommendation change for an intervening event if the Board determines (after consultation with its outside legal counsel) that the failure to effect a company board recommendation change in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties, and:

•	the Company has provided prior written notice to Parent, which notice will include the reason (in reasonable detail) for such company board recommendation change; and

•	if requested by Parent, the Company has, during the period beginning on the date of delivery of written notice of an intervening event and ending on the fourth day following such delivery date, made its representatives available to discuss the intervening event with Parent’s representatives and negotiated with Parent in good faith (to the extent that Parent desires to so negotiate) to make modifications to the terms and conditions of the Merger Agreement so that the Board (or a committee thereof) no longer determines that the failure to make a company board recommendation change in response to such intervening event would be inconsistent with its fiduciary obligations pursuant to applicable law.

In addition, the Board may only effect a company board recommendation change in response to a bona fide acquisition proposal that the Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal if:

•	the bona fide written acquisition proposal was not solicited in violation of the Company’s non-solicitation obligations under the Merger Agreement;

•	the Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to enter into a definitive agreement relating to such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties;

•	the Company has provided prior written notice to Parent of the superior proposal, which notice will include the identity of the person making such superior proposal and a copy of the then-current forms of all the relevant proposed transaction documents related thereto, including definitive agreements with respect to such superior proposal, and the Company has provided new written notice to Parent with respect to any amendment to the material terms of such superior proposal;

•	if requested by Parent, the Company has made its representatives available to discuss with Parent’s representatives any proposed modifications to the terms and conditions of the Merger Agreement during the period beginning as soon as practicable on the day of delivery by the Company to Parent of the superior proposal notice or superior proposal amendment notice, as applicable, and ending at 5:00 p.m. Pacific time on, in the case of a superior proposal notice, the fourth day following the day of such delivery or, in the case of a superior proposal amendment notice, the second day following the day of such delivery;

•	the Company has, during the two day or four day notice period described above, as applicable, negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that such acquisition proposal would cease to constitute a superior proposal; and

•	if Parent shall have delivered to the Company during such two day or four day period described above, as applicable, a written, binding and irrevocable offer to modify the terms of the Merger Agreement, the Board (or a committee thereof) shall have determined in good faith, after considering the terms of such offer by Parent, that the superior proposal giving rise to such superior proposal notice or superior proposal amendment notice, as applicable, still constitutes a superior proposal.

For purposes of this proxy statement and the Merger Agreement, an “intervening event” means any material event or development or material change in circumstances with respect to the Company occurring or arising after the date of the Merger Agreement that (a) was neither known to any of the members of the Board nor reasonably foreseeable to any members of the Board as of or prior to the date of the Merger Agreement nor known by the chief executive officer or chief financial officer of the Company nor reasonably foreseeable by the chief executive officer or chief financial officer of the Company as of or prior to the date of the Merger Agreement and (b) does not relate to (i) any acquisition proposal, (ii) any events, changes or circumstances relating to Parent or any of its affiliates, (iii) clearance of the Merger under any antitrust laws, (iv) filings, approvals, clearances, indications or certificates of no action or similar items with or by governmental authorities in any jurisdiction other than the United States, (v) the fact, in and of itself, that the Company meets or exceeds any internal or analysts’ expectations or projections for the results of operations for any period ending on or after the date of the Merger Agreement (provided that the exception in clause (v) shall not prevent or otherwise affect any such development or change underlying the Company meeting or exceeding such metrics from being taken into account in determining whether an intervening event has occurred), (vi) any events, changes or circumstances relating to the launch of any product that is in development by the Company or any of its subsidiaries as of the date of the Merger Agreement, or (vii) any changes after the date of the Merger Agreement in the market price or trading volume of the shares of the Company’s common stock (provided that the exception in clause (vii) shall not prevent or otherwise affect any such development or change underlying such change in market price or trading value from being taken into account in determining whether an intervening event has occurred).

Employee Benefits

Parent has agreed to cause the surviving corporation to honor the terms of certain of the Company’s benefit plans. For a period of one year following the Effective Time, all employees of the Company who remain employed by the Surviving Corporation following the Merger, which we refer to as “continuing employees,” will be provided employee benefits (other than pension, deferred compensation, equity-based benefits, severance benefits, post-termination health, medical, or other welfare or life insurance benefits and individual employment agreements) that are, taken as a whole, no less favorable in the aggregate to such employee benefits (other than pension, deferred compensation, equity-based benefits, severance benefits, post-termination health, medical, or other welfare or life insurance benefits and individual employment agreements) in effect at the Company immediately prior to the Effective Time. Base salary, cash bonus opportunity or regular wages as of the Effective Time will not be decreased for a period of one year following the Effective Time for any continuing employees.

Parent and the Surviving Corporation have agreed to grant any continuing employee credit under employee benefit plans and programs in which continuing employees participate after the Merger for all service with the Company prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation, sick time or paid time off accrual and severance pay entitlement). However, such service need not be credited to the extent that it would result in duplication of coverage or benefits.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and the Company agreed to use reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the Merger.

Indemnification and Insurance

The Surviving Corporation and its subsidiaries shall (and Parent shall cause the Surviving Corporation and its subsidiaries to) honor and fulfill in all respects the obligations of the Company and its subsidiaries under (i) any and all indemnification agreements between the Company or any of its subsidiaries and (x) any of their respective current or former directors and officers as of the date of this Agreement pursuant to the terms of such agreements as in effect as of the date hereof and (y) any person who becomes a director or officer of the Company or any of its subsidiaries prior to the Effective Time and executes an indemnification agreement on terms no less favorable to the Company and no more favorable to such person than the current form of indemnification agreement with its directors that has been made available to Parent and (ii) any and all indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of the Company or any of its subsidiaries in effect on the date of the Merger Agreement.

Parent will cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director and officer liability that are at least as favorable to the current or former directors and officers of the Company and its subsidiaries as those set forth in the Company’s and its subsidiaries’ organizational documents as of the date of the Merger Agreement. The Surviving Corporation and its subsidiaries will not, for a period of six years from the Effective Time, amend, repeal or otherwise modify these provisions in the organizational documents in any manner that would adversely affect the rights of the current or former directors and officers of the Company and its subsidiaries.

The Merger Agreement also provides that, prior to the Effective Time, the Company may purchase a six year prepaid “tail” policy of officers and directors liability insurance, provided that, without the prior written consent of Parent, the Company may not expend per year of coverage in excess of 300% of the amount paid by the Company for such coverage for its last fiscal year. If the Company does not purchase a “tail” policy prior to the Effective Time, for at least six years after the Effective Time, Parent will cause the Surviving Corporation and its other subsidiaries to maintain in full force and effect the existing directors’ and officers’ liability insurance and fiduciary insurance maintained by the Company as of the date of the Merger Agreement. The “tail” policy will cover claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated in the Merger Agreement. The obligation of Parent or the Surviving Corporation, as applicable, is subject to an annual premium cap of 300% of the amount paid by the Company for such coverage for its last fiscal year.

Other Covenants

Stockholders Meeting

The Company has agreed to take all necessary action (in accordance with applicable law and the Company’s organizational documents) to establish a record date for, call, give notice of, convene and hold a special meeting of the Company’s stockholders as promptly as reasonably practicable after the date of the Merger Agreement for the purpose of voting upon the adoption of the Merger Agreement and approval of the Merger.

Stockholder Litigation

The Company will (1) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement; (2) keep Parent reasonably informed with respect to the status thereof; (3) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) consult with Parent with respect to the defense, settlement or prosecution of any such litigation. The Company may not compromise, settle or come to an arrangement regarding any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•	the (1) expiration or termination of the applicable waiting period under the HSR Act; (2) approval by the relevant PRC governmental authorities; and (3) approval by the relevant governmental authorities in Taiwan;

•	the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority in the U.S., the PRC or Taiwan; and

•	there shall not be pending or threatened in writing any legal proceeding in which a governmental body in the U.S., the PRC, Korea, Taiwan, Canada or Germany is or is threatened to become a party challenging or seeking to restrain or prohibit the consummation of the Merger.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of the Company relating to organization and standing, authorization and enforceability, required stockholder approvals, brokers, and state anti-takeover statutes being true and correct in all material respects as of the date of the Merger Agreement and on and as of the closing date of the Merger with the same force and effect as if made on and as of such date, except in each case for those representations and warranties which address matters only as of a particular date (which representations shall be true and correct in all respects as of such particular date);

•	certain representations and warranties of the Company relating to the Company’s capitalization being true and correct in all but de minimis respects as of the date of the Merger Agreement and on and as of the closing date of the Merger with the same force and effect as if made on and as of such date, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date);

•

the other representations and warranties of the Company set forth elsewhere in the Merger Agreement being true and correct in all respects as of the date of the Merger Agreement and on and as of the closing date of the Merger with the same force and effect as if made on and as of such date

(disregarding all materiality qualifications contained in such representations and warranties), except (1) for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (2) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect);

•	the Company having performed and complied in all material respects with all agreements, covenants and other obligations required by the Merger Agreement to be performed or complied with by the Company at or prior to the closing date;

•	the receipt by Parent and Merger Sub of a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer, certifying that the conditions described in the preceding four paragraphs have been satisfied;

•	the receipt by Parent and Merger Sub of a (i) statement conforming with the requirements of Treasury Regulations Section 1.897 2(h) and 1.1445 2(c)(3), and in a form reasonably satisfactory to Parent, certifying that shares of capital stock of the Company do not constitute “United States real property interests” under Section 9987(c) of the Code and (ii) a form of notice to the IRS conforming with the requirements of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company following the Effective Time or evidence satisfactory to Parent that such notice has been delivered to the IRS;

•	the expiration of the period of review for any applicable review process by the competent governmental authorities in Germany pursuant to the German Foreign Trade and Payments Ordinance or similar law and either (i) the German Ministry of Economy and Energy or other competent governmental authority shall have provided written notice to the effect that review of the transaction contemplated by the Merger Agreement has been concluded and that a determination has been made that there are no unresolved issues of national or public safety security concern or (ii) the time for issuance of a certificate of non-objection shall have passed, with the effect that such certificate shall have been deemed issued;

•	since the date of the Merger Agreement, there not having occurred or arisen any Company Material Adverse Effect that is continuing; and

•	approval or clearance of the Merger by CFIUS, or non-action by the President of the United States after fifteen days from the date the President received a report from CFIUS.

In addition, the obligation of the Company to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct in all respects as of the date of the Merger Agreement and on and as of the closing date of the Merger with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct in all respects as of such particular date), and except for any failure to be so true and correct would not, individually or in the aggregate, prevent the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations under the Merger Agreement;

•	Parent and Merger Sub having performed and complied in all material respects with all agreements, covenants and obligations required by the Merger Agreement be performed and complied with by Parent or Merger Sub at or prior to the closing date; and

•	the receipt by the Company of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

•	by mutual written agreement of the Company and Parent;

•	by either the Company or Parent if:

•	the Effective Time shall not have occurred on or before June 1, 2016, which we refer to as the “termination date,” provided that, subject to certain restrictions and conditions set forth in the Merger Agreement, the termination date may be extended up to two additional months (except that the right to terminate the Merger Agreement as a result of the occurrence of the termination date will not be available to any party if the failure of such party to perform or comply with its obligations under the Merger Agreement constitutes a material breach of the Merger Agreement or has been a principal cause of or resulted in the failure of the closing of the Merger to have occurred on or before such date);

•	the Company’s stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof;

•	any applicable law or order of a governmental authority in the U.S., Taiwan, Korea, Canada, Germany or the PRC makes the Merger illegal or has the effect of permanently prohibiting the consummation of the Merger in the U.S., Taiwan, Korea, Canada, Germany or the PRC and such order has become final and nonappealable; or

•	the government of the PRC or Taiwan has delivered written notice to either the Company or Parent that (i) it will not approve consummation of the Merger or (ii) the Merger would be illegal in the PRC or Taiwan.

•	by the Company if:

•	Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain corresponding conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 20 business days following Parent’s receipt of written notice by the Company of such breach;

•	in the event that all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), the Company has thereafter confirmed in writing to Parent and Merger Sub that it is ready and able to consummate the Merger, and Parent and Merger Sub fail to consummate the Merger on the expiration of five business days after the date the closing should have occurred; or

•	prior to the adoption of the Merger Agreement by stockholders and so long as the Company has not violated in any material respect its obligations related to the non-solicitation of acquisition proposals and superior proposals, in order to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the Merger Agreement, subject to the Company paying to Parent a termination fee of $8,580,000; and

•	by Parent if:

•	the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain corresponding conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 20 business days following the Company’s receipt of written notice by Parent of such breach;

•

in the event that all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), Parent has thereafter confirmed in writing to the Company that it is ready and able to consummate the Merger, and the Company fails to consummate the Merger on the expiration of five business days after the date the closing should have occurred; or

•	prior to the adoption of the Merger Agreement by the stockholders, the Board effects a company board recommendation change or fails to publicly reconfirm the company board recommendation or reject other offers under certain circumstances (except that such right to terminate will expire on the tenth business day following the first date when Parent had actual knowledge that it would be entitled to so terminate the Merger Agreement).

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses and indemnification. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Parent and the Company, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fees

Termination Fee Payable by the Company

If the Merger Agreement is terminated in specified circumstances, the Company has agreed to pay Parent a termination fee of $8,580,000 (the “Company Termination Fee”).

Parent will be entitled to receive the Company Termination Fee from the Company if the Merger Agreement is terminated:

•	by Parent or the Company, in the event that (1) (x) the Merger has not been consummated by the termination date or (y) the stockholders failed to adopt the Merger Agreement, (2) prior to any such termination of the Merger Agreement an offer or proposal for a competing acquisition transaction was publicly announced and not withdrawn and (3) the Company, within 12 months of any such termination, consummates any competing acquisition transaction proposal or enters into an acquisition proposal which is subsequently consummated (whether or not such consummation occurs within such 12 month period);

•	by Parent, in the event that the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain corresponding conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 20 business days following the Company’s receipt of written notice by Parent of such breach;

•	by Parent, in the event that all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), Parent has thereafter confirmed in writing to the Company that it is ready and able to consummate the Merger, and the Company fails to consummate the Merger on the expiration of five business days after the date the closing should have occurred;

•	by Parent in the event that (1) the Board shall have effected a company board recommendation change, (2) the Board has failed to publicly reconfirm the board recommendation within the ten business day period following the date on which Parent receives written request from Parent to do so, or (3) an acquisition proposal is commenced by a person unaffiliated with Parent and the Company has not, within the ten business day period after public announcement of such acquisition proposal, filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the Company reject such acquisition proposal; or

•	by the Company, in order to enter into a definitive agreement with respect to a superior proposal.

Termination Fee Payable by Parent

If the Merger Agreement is terminated in specified circumstances, Parent has agreed to pay the Company a reverse termination fee of $17,160,000 (the “Parent Termination Fee”).

The Company will be entitled to receive the Parent Termination Fee from Parent if the Merger Agreement is terminated:

•	by the Company, in the event that (1) all of the applicable conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), (2) the Company has irrevocably notified Parent in writing that the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or it is prepared to waive unsatisfied conditions and is ready, willing and able to consummate the Merger, and (3) Parent and Merger Sub fail to consummate the Merger within five business days of such notice; or

•	by the Company, in the event that the Parent and/or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain corresponding conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the termination date or the date that is 20 business days following the Parent’s and/or Merger Sub’s receipt of written notice by Company of such breach.

Specific Performance

In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement, subject to the immediately following paragraph, the non-breaching party will be entitled to an injunction, specific performance or other equitable relief to enforce specifically the terms and provisions of the Merger Agreement.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, the Company, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

The Merger Agreement may be amended in a writing signed by the Company, Parent and Merger Sub at any time before or after adoption of the Merger Agreement by stockholders. However, after adoption of the Merger Agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The Merger Agreement is governed by Delaware law.

Dispute Resolution

Any dispute, controversy or claim arising out of or relating to the Merger Agreement or its subject matter (including a dispute regarding the existence, validity, interpretation, performance, breach or termination of the Merger Agreement or any dispute regarding any non-contractual obligations arising out of or related to the Merger Agreement) will be settled by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre in accordance with its Administered Arbitration Rules in force when the notice of arbitration is submitted.

THE GUARANTEE

The following summary describes certain material provisions of the Guarantee by E-Town Capital, which provides for a guarantee of Parent’s and Merger Sub’s obligations under the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Guarantee, which is attached to this proxy statement as Annex D and incorporated by reference in this proxy statement. We urge you to read the Guarantee carefully and in its entirety.

Pursuant to the terms of the Guarantee, dated December 1, 2015, between E-Town Capital and the Company, E-Town Capital has guaranteed all payment and performance obligations of Parent and Merger Sub under the Merger Agreement, in each case, as and when due pursuant to the terms of the Merger Agreement. E-Town Capital has made representations and warranties to us in connection with its guarantee with respect to, among other matters:

•	E-Town Capital’s authority to enter into the Guarantee; and

•	the enforceability of the Guarantee against E-Town Capital.

THE VOTING AGREEMENT

This section describes the material terms of the Voting Agreement, which was executed on December 1, 2015. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached as Annex E and is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not provide all of the information about the Voting Agreement that might be important to you in determining how to vote. We urge you to read the Voting Agreement carefully and in its entirety.

Concurrently with the execution and delivery of the Merger Agreement, on December 1, 2015, each of the Supporting Stockholders entered into the Voting Agreement with Parent. As of the close of business on January 22, 2016, the Supporting Stockholders owned in the aggregate 761,961 shares of the Company’s common stock (not including any shares of the Company’s common stock subject to Company Options), all of which are subject to the Voting Agreement, representing approximately 1% of the shares of the Company’s common stock outstanding as of the close of business on January 22, 2016. The shares of the Company’s common stock beneficially owned by Supporting Stockholders and subject to the terms of the Voting Agreement, which generally consist of (i) all shares of the Company’s common stock held by the Supporting Stockholders as of the date of the Voting Agreement (subject to certain exceptions) and (ii) all shares of the Company’s common stock subject to Company Options held by the Supporting Stockholders which are exercisable as of the date of the Voting Agreement or will become exercisable within 60 days thereafter, are referred to in this proxy statement as “subject shares.”

Voting

Each Supporting Stockholder has agreed to vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent, covering all of the subject shares:

•	in favor of the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related to the Merger;

•	in favor of the approval of any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes for the adoption of the Merger Agreement on the date on which the Special Meeting is held;

•	against any competing proposal to acquire the Company or any acquisition agreement related to any such competing proposal;

•	against any election of new directors to the Board, other than nominees who were serving as directors of the Company on the date of the Voting Agreement or who are nominated for election by a majority of the Board, or as otherwise provided in the Merger Agreement;

•	against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Supporting Stockholder under the Voting Agreement or of the Company under the Merger Agreement;

•	against each of the following actions (other than the transactions contemplated by the Merger Agreement):

(i)	any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries, and

(ii)	any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; and

•	against any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement in any material respect.

Notwithstanding the foregoing, each of the Company’s directors has entered into the Voting Agreement solely in his or her capacity as a stockholder and not in his or her capacity as an employee, officer or director of the Company. Accordingly, the Voting Agreement does not restrict or limit any of the Company’s directors from taking or omitting to take any action in his or her capacity as a director of the Company in order to fulfill his or her fiduciary obligations under applicable law.

Restrictions on Transfer

Each Supporting Stockholder has agreed (subject to certain exceptions described below) not to directly or indirectly:

•	grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting agreement or arrangement that conflict with the proxy granted to Parent pursuant to the Voting Agreement;

•	sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any subject shares (referred to in this section of the proxy statement as a “transfer”);

•	enter into any contract with respect to the direct or indirect transfer of any subject shares;

•	deposit any of the subject shares into a voting trust; or

•	permit any liens to be created on any subject shares.

Notwithstanding the foregoing restrictions on transfer of the subject shares, each Supporting Stockholder may transfer his or her subject shares:

•	to any member of such Supporting Stockholder’s immediate family;

•	to a trust for the sole benefit of such Supporting Stockholder or any member of such Supporting Stockholder’s immediate family;

•	upon the death of such Supporting Stockholder;

•	in connection with or for the purpose of tax-planning or estate-planning;

•	to effect a cashless exercise for the primary purpose of paying the exercise price of Company Options or to cover tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Company Options; or

•	pursuant to the terms of a 10b5-1 plan of such Supporting Stockholder that was in existence on December 1, 2015.

In addition, each Supporting Stockholder may transfer up to 20% of his or her subject shares as a bona fide charitable gift or donation to a charitable entity.

Termination

The Voting Agreement will terminate upon the earlier of (i) the Effective Time, (ii) termination by Parent in a written notice to Supporting Stockholders, (iii) termination of the Merger Agreement in accordance with its terms and (iv) with respect to each Supporting Stockholder, upon the entry by the Company, Parent and Merger Sub into any material modification or amendment to the Merger Agreement, in each case, that reduces or changes the form of consideration to be paid in connection with the Merger or creates any additional conditions to the consummation of the Merger, unless such Supporting Stockholder has consented to such modification, amendment or waiver.

MARKET PRICES AND DIVIDEND DATA

The Company’s common stock is listed on NASDAQ under the symbol “MTSN.” As of [●], 2016, there were [●] shares of common stock outstanding, held by approximately [●] stockholders of record.

The following table presents the high and low intra-day sale prices of the Company’s common stock on NASDAQ during the fiscal quarters indicated:

	Common Stock Prices
	High	Low
Fiscal Year Ended December 31, 2015 — Quarter Ended
December 31, 2015	$3.68	$2.20
September 27, 2015	$3.52	$2.20
June 28, 2015	$3.98	$3.18
March 29, 2015	$5.10	$3.11
Fiscal Year Ended December 31, 2014 — Quarter Ended
December 31, 2014	$3.69	$2.00
September 28, 2014	$2.81	$2.00
June 29, 2014	$2.64	$1.81
March 30, 2014	$3.22	$2.27
Fiscal Year Ended December 31, 2013 — Quarter Ended
December 31, 2013	$3.18	$2.18
September 29, 2013	$2.55	$2.01
June 30, 2013	$2.49	$1.25
March 31, 2013	$1.48	$0.86
Fiscal Year Ended December 31, 2012 — Quarter Ended
December 31, 2012	$1.05	$0.70
September 30, 2012	$1.79	$0.76
July 1, 2012	$2.83	$1.55
April 1, 2012	$3.30	$1.35

On [●], 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for the Company’s common stock on NASDAQ was $[●] per share. You are encouraged to obtain current market quotations for the Company’s common stock.

Following the Merger, there will be no further market for the Company’s common stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock, as of January 22, 2016, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of common stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable, or exercisable within 60 days of January 22, 2016, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA 94538.

The percentages in the table below are based on 75,444,687 shares of common stock outstanding as of January 22, 2016. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name and Address of 5% Beneficial Owners, Directors and Officers	Number of Shares (1)	Percent of Total (1)
Columbia Threadneedle Investments (US) (2) 225 Franklin Street Boston, MA 02110	12,217,415	16.19

Firsthand Capital Management, Inc. (3) 150 Almaden Blvd., Suite 1250 San Jose, CA 95113	3,780,000	5.01

Paradigm Capital Management, Inc. (4) Nine Elk Street Albany, NY 12207	4,679,500	6.34

Kenneth Kannappan (5)	201,750	*
Kenneth Smith (6)	116,750	*
Fusen Chen (7)	706,857	*
Scott Peterson (8)	83,750	*
Richard Dyck (9)	178,150	*
Scott Kramer (10)	63,750	*
Thomas St. Dennis (11)	23,000	*
J. Michael Dodson (12)	627,769	*
Tyler Purvis (13)	238,845	*
Hoang Hoang (14)	237,435	*
All directors and officers as a group (10 persons) (15)	2,478,056	3.3

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the numbers of shares beneficially owned bya person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable within 60 days after January 22, 2016, are deemed outstanding. Percentage of beneficial ownership is based upon 75,444,687 shares of Common Stock outstanding as of January 22, 2016. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: 47131 Bayside Parkway, Fremont, California 94538.

(2)	Based solely on a Schedule 13G/A filed June 30, 2015, Ameriprise Financial, Inc. (“Ameriprise”) had, as of June 30, 2015, shared dispositive power with respect to all of the shares and shared voting power with respect to 12,020,920 shares. Ameriprise is the parent holding company of Columbia Management Investment Advisers, LLC (“CMIA”), which has shared dispositive power with respect to 12,148,257 shares and shared voting power with respect to 12,020,920 shares. CMIA is the investment adviser to Columbia Seligman Communications & Information Fund, which has sole voting power and shared dispositive power with respect to 7,105,384 shares.
(3)	Based solely on a Schedule 13G, filed July 14, 2015, Firsthand Capital Management, Inc. has sole voting power and sole dispositive power with respect to all of the shares.
(4)	Based solely on a Schedule 13G, filed February 12, 2015, Paradigm Capital Management Inc. has sole voting power and sole dispositive power with respect to all of the shares.
(5)	Includes 86,625 shares issuable upon exercise of options held by Mr. Kannappan that are exercisable within sixty (60) days of January 22, 2016.
(6)	Includes 88,125 shares issuable upon exercise of options held by Mr. Smith that are exercisable within sixty (60) days of January 22, 2016.
(7)	Includes 371,145 shares issuable upon exercise of options held by Mr. Chen that are exercisable within sixty (60) days of January 22, 2016.
(8)	Includes 58,125 shares issuable upon exercise of options held by Mr. Peterson that are exercisable within sixty (60) days of January 22, 2016.
(9)	Includes 65,625 shares issuable upon exercise of options held by Mr. Dyck that are exercisable within sixty (60) days of January 22, 2016.
(10)	Includes 55,625 shares issuable upon exercise of options held by Mr. Kramer that are exercisable within sixty (60) days of January 22, 2016.
(11)	Includes 15,625 shares issuable upon exercise of options held by Mr. St. Dennis that are exercisable within sixty (60) days of January 22, 2016.
(12)	Includes 529,789 shares issuable upon exercise of options held by Mr. Dodson that are exercisable within sixty (60) days of January 22, 2016.
(13)	Includes 196,457 shares issuable upon the exercise of options held by Mr. Purvis that are exercisable within sixty (60) days of January 22, 2016.
(14)	Includes 123,331 shares issuable upon the exercise of options held by Mr. Hoang that are exercisable within sixty (60) days of January 22, 2016.
(15)	Includes 1,590,472 shares issuable upon the exercise of options that are exercisable within sixty (60) days of January 22, 2016. See notes5 through 14 above.
*	Less than 1%

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, the Company will have no public stockholders and there will be no public participation in any future meetings of stockholders of the Company. However, if the Merger is not completed, the Company’s stockholders will continue to be entitled to attend and participate in stockholder meetings.

In light of the execution of the Merger Agreement, the Company does not currently expect to hold an annual meeting of stockholders in 2016.

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2016, if held, must be received by us at our offices at 47131 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary, no later than the close of business on the date that is 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2016 must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Stockholders may only present a matter for consideration at our annual meeting in 2016, if held, if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder (other than stockholder proposals submitted pursuant to Rule 14a-8), including with respect to any nomination of a person or persons for election to the Board at an annual meeting, timely notice must be delivered to or mailed and received by the Corporate Secretary at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, before the one-year anniversary of the date on which the Company held the preceding year’s annual meeting; provided, however, that in the event that the date of the 2016 annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Our bylaws specify the information with respect to making stockholder proposals that is required to be included in the written notice that must be provided to our Corporate Secretary. Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals. Provided we do not change our meeting date for the annual meeting in 2016, if held, notices of stockholder proposals (other than stockholder proposals submitted pursuant to Rule 14a-8) and director elections must be submitted on or after January 29, 2016 and on or before February 28, 2016.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Company filings with the SEC are incorporated by reference:

•	Mattson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 12, 2015;

•	Mattson’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2015, filed on May 6, 2015;

•	Mattson’s Quarterly Report on Form 10-Q for the fiscal quarter ended on June 28, 2015, filed on July 31, 2014;

•	Mattson’s Quarterly Report on Form 10-Q for the fiscal quarter ended on September 27, 2015, filed on November 2, 2015; and

•	Mattson’s Current Reports on Form 8-K filed on April 23, 2015, May 5, 2015, May 29, 2015, July 30, 2015, October 29, 2015, December 2, 2015 and January 13, 2016.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge and via first class mail or other prompt means within one business day of receipt of request, by requesting them in writing or by telephone from us at the following address:

Mattson Technology, Inc.

Attn: Corporate Secretary

47131 Bayside Parkway

Fremont, CA 94538

(510) 657-5900

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.mattson.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

Toll free: (980) 322-2885

Collect: (212) 929-5500

Email: proxy@mackenziepartners.com

MISCELLANEOUS

The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

BEIJING E-TOWN DRAGON SEMICONDUCTOR INDUSTRY INVESTMENT CENTER (LIMITED PARTNERSHIP),

DRAGON ACQUISITION SUB, INC.

AND

MATTSON TECHNOLOGY, INC.

DATED AS OF DECEMBER 1, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 1, 2015 by and among Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership), a PRC limited partnership (“Parent”), Dragon Acquisition Sub, Inc., a Delaware corporation and a wholly-owned (direct or indirect) subsidiary of Parent (“Acquisition Sub”), and Mattson Technology, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, promptly following the date hereof, Parent will form (or cause to be formed) a corporation organized under the laws of the State of Delaware as a direct or indirect, wholly-owned Subsidiary of Parent (“Acquisition Sub”) and, promptly following its formation, Acquisition Sub and the parties to this Agreement shall execute an agreement joining Acquisition Sub to this Agreement (the “Joinder”) and Acquisition Sub shall assume all rights and obligations of Acquisition Sub hereunder;

WHEREAS, it is proposed that Acquisition Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each share of Common Stock, par value $0.001 per share of the Company (the “Company Common Stock”) (other than Cancelled Company Shares and Dissenting Company Shares) will thereupon be cancelled and converted into the right to receive cash in an amount equal to $3.80 per share (the “Merger Consideration”), and the Company will survive the Merger as a wholly-owned (direct or indirect) subsidiary of Parent, all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company Board has, upon the terms and subject to the conditions contained herein, (i) determined that the terms of the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement and (iv) resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”);

WHEREAS, the respective boards of directors of each of Parent and Acquisition Sub have, or will in the case of Acquisition Sub, (i) declared it advisable to enter into this Agreement, and (ii) approved the execution and delivery by Parent and Acquisition Sub, respectively, of this Agreement, the performance by Parent and Acquisition Sub, respectively, of their respective covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein;

WHEREAS, as a condition to and inducement of Parent’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of the Company have executed and delivered to Parent a Voting Agreement in substantially the form attached hereto as Exhibit A, with such changes thereto as may have been approved by Parent prior to the date hereof (the “Voting Agreement”), dated as of the date hereof, pursuant to which such stockholders have, among other matters, agreed to vote their shares in favor of, and otherwise support, the Merger and the other transactions contemplated hereby, each on the terms and subject to the conditions set forth in the Voting Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Beijing E-Town International

Investment & Development Co., Ltd. (the “Guarantor”) is entering into a guarantee in favor of the Company (the “Guarantee”) with respect to the obligations of Parent and Acquisition Sub under this Agreement; and

WHEREAS, Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby, and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Acquisition Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Acceptable Confidentiality Agreement” means an agreement that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed, delivered and effective after the execution, delivery and effectiveness of this Agreement, in either case containing provisions that require any counter-party(ies) thereto (and any of its(their) representatives named therein) that receive material non-public information of or with respect to the Company to keep such information confidential and use such information only in connection with the evaluation of a negotiated transaction; provided that the provisions thereof are no less restrictive in the aggregate to such counter-party(ies) (and any of its(their) representatives named therein) than the terms of the Confidentiality Agreement. Notwithstanding the foregoing, an “Acceptable Confidentiality Agreement” need not contain any “standstill” or other similar provisions.

“Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal by Parent or Acquisition Sub) to engage in, or otherwise relating to, an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), whether from the Company and/or any other Person(s), of shares of Company Common Stock representing more than fifteen percent (15%) of the shares of Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or “group” beneficially owning more than fifteen percent (15%) of the shares of Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of more than fifteen percent (15%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition); (iii) any merger, consolidation, business combination, recapitalization or other similar transaction involving the Company pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of Company Common Stock representing more than fifteen percent (15%) of the shares of Company Common Stock outstanding after giving effect to the consummation of such transaction; (iv) a liquidation, dissolution or other winding up of the Company; or (v) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of California or the PRC is a day on which banking institutions located in the State of California or the PRC are authorized or required by Law or other governmental action to close.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means that either (i) a written notice shall have been issued by CFIUS stating that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, and has concluded all action under FINSA or (ii) if CFIUS has sent a report to the President of the United States requesting the President’s decision pursuant to FINSA with respect to the transactions contemplated by this Agreement, then (x) the President shall have announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (y) the President shall have not taken any action after fifteen (15) days from the date the President received such report from CFIUS.

“Code” means the Internal Revenue Code of 1986.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries at September 27, 2015, set forth in the Company’s Quarterly Report on Form 10-Q filed by the Company with the SEC prior to the date hereof for the quarter ended on such date.

“Company Balance Sheet Date” means September 27, 2015.

“Company Board” means the Board of Directors of the Company.

“Company Capital Stock” means the Company Common Stock.

“Company ESPP” means the Company’s Amended and Restated 1994 Employee Stock Purchase Plan.

“Company Group” means the Company and its Subsidiaries.

“Company Intellectual Property Rights” means (i) all Registered Intellectual Property Rights listed in Section 3.15(a) of the Company Disclosure Letter, and (ii) all other Intellectual Property Rights owned by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any change, effect, event or development (each a “Change,” and collectively, “Changes”), individually or in the aggregate, and taken together with all other Changes, that has had or would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Change (by itself or when aggregated or taken together with any and all other Changes) directly or indirectly resulting from, attributable to or arising out of any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:

(i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business;

(iv) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

(v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vi) changes in Law or other legal or regulatory conditions (or the interpretation thereof by a Governmental Authority) or changes in GAAP or other accounting standards (or the interpretation thereof by a Governmental Authority);

(vii) other than for purposes of any representation or warranty contained in Section 3.4, and Section 3.5 that expressly addresses the consequences resulting from the execution, and delivery of the Agreement or the announcement or pendency of the transactions contemplated thereby, but subject to disclosures in the applicable sections of the Company Disclosure Letter, the announcement of this Agreement or the pendency of the transactions contemplated hereby, including (A) the identity of Parent, (B) the loss or departure of officers or other employees of the Company or any of its Subsidiaries, (C) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, suppliers, distributors or other business partners, and (D) any other negative development (or potential negative development) in the Company’s relationships with any of its customers, suppliers, distributors or other business partners, each of subclauses (A) through (D) to the extent resulting from such announcement or pendency;

(viii) any actions taken by the Company at the express written request of Parent;

(ix) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); and

(x) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company or its directors for breaches of fiduciary duties or as class action claims arising out of the Merger or in connection with any other transactions contemplated by this Agreement;

except to the extent any such Change described in clauses (i) through (vi) above has a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, in comparison to other companies that operate in the industries in which the Company and its Subsidiaries operate.

“Company Options” means any options to purchase shares of Company Common Stock outstanding under any of the Company Stock Plans.

“Company Preferred Stock” means the Preferred Stock, par value $0.001 per share, of the Company.

“Company Product” means any product (including software) currently offered for sale by the Company or any of its Subsidiaries, or currently planned to be offered for sale by the Company or any of its Subsidiaries within the next twelve (12) months after the date hereof.

“Company Registered Intellectual Property Rights” means all of the Registered Intellectual Property Rights owned by the Company or any of its Subsidiaries.

“Company Restricted Stock Unit” means any restricted stock units outstanding under any of the Company Stock Plans.

“Company Stock Plans” means the Company’s 2012 Equity Incentive Plan and 2005 Equity Incentive Plan, as amended.

“Company Stockholders” means holders of shares of Company Capital Stock, in their respective capacities as such.

“Company Termination Fee” means an amount equal to $8,580,000.

“Continuing Employee” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) immediately following the Effective Time.

“Contract” means any contract, subcontract, instrument, warranty, option, note, bond, mortgage, indenture, lease, license, sublicense, sales and purchase order or other legally binding obligation, commitment, agreement, arrangement or understanding, in each case, whether written or oral, express or implied, in each case as amended and supplemented from time to time.

“Delaware Law” means the DGCL and any other applicable Law (including common law) of the State of Delaware.

“DOJ” means the United States Department of Justice.

“DOL” means the United States Department of Labor.

“Environmental Law” means any applicable Law relating to (i) Releases or threatened Releases or Hazardous Materials; (ii) manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials; or (iii) protection of worker human health and safety with respect to exposures of Hazardous Materials.

“Environmental Permits” means all permits, licenses, or registrations required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means the quotient of (i) the Merger Consideration divided by (ii) the fair market value of a share of the Surviving Corporation common stock immediately after the Effective Time as determined in good faith by the Surviving Corporation consistent with Treasury Regulation Section 1.421-1(e)(2).

“Export Trade Laws” means (i) all U.S. import and export Laws (including, but not limited to, those Laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700 – 799; Commerce (Census Bureau) codified at 15 CFR, Part 30, Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1 – 199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120 – 130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500 – 599) and (ii) all comparable applicable Laws outside the United States in countries in which the Company or one of its Subsidiaries is licensed to do business.

“FTC” means the United States Federal Trade Commission.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Authority” means any government, any governmental or regulatory entity or body, department, commission, board, agency, instrumentality, taxing authority, political subdivision, bureau, official and any self-regulatory organization (including Nasdaq) and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.

“Hazardous Materials” means any chemical, substance or waste defined and regulated by a Governmental Authority as “hazardous,” “toxic,” “radioactive” or a “pollutant” under applicable Environmental Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Income Tax” means any Tax based on or determined by reference to net income or profits, including franchise or similar Taxes based on such measure.

“Indebtedness” means, with respect to any Person, (i) all indebtedness of such Person, whether or not contingent, for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all obligations of such Person under currency, interest rate or other swaps, and all hedging and other obligations of such Person under other derivative instruments, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (viii) all Indebtedness of others referred to in clauses (i) through (vii) guaranteed directly or indirectly in any manner by such Person and (ix) all Indebtedness referred to in clauses (i) through (vii) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Intellectual Property” means all technology, materials, information, and other intellectual property, regardless of form, including: (i) audiovisual works, collective works, software and other computer programs, tools, APIs, databases and other compilations and collections of data or information, derivative works, literary works, masks, mask works, GDS files, layouts, topographies and other design features with respect to integrated circuits, IP blocks, cores, libraries, tools, sound recordings, and other published and unpublished works of authorship and copyrightable subject matter and which may also include Inventions and Confidential Information (“Works of Authorship”); (ii) inventions and discoveries, including articles of manufacture, business methods, compositions of matter, improvements (whether patentable or unpatentable and whether or not reduced to practice), machines, methods, and processes and new uses for any of the preceding items, and which may also include Works of Authorship and Confidential Information (“Inventions”); (iii) words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including logos, product designs, and product features, and all goodwill related to any of the foregoing (“Trademarks”); (iv) information that is not generally known or readily ascertainable through proper means, including algorithms, customer lists, ideas, designs, schematics, netlists, RTL coding, design rules, test methodologies, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques and which may also include Works of Authorship and Inventions (“Confidential Information”); (v) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); and (vi) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

“Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction worldwide, including: (i) rights in, arising out of, or associated with Works of Authorship, including U.S. and non-U.S. copyrights and rights in mask works (including any registrations and applications therefor and whether registered or unregistered); (ii) rights in, arising out of, or associated with Inventions, including all classes and types of utility patents, inventor’s certificates, utility models, and similar rights, and all applications, provisional applications, and registrations therefor (“Patent Rights”); (iii) rights in, arising out of, or associated with Trademarks, including rights granted under the Lanham Act and similar non U.S. laws (“Trademark Rights”); (iv) rights in, arising out of, or associated with Confidential Information, including rights under the Uniform Trade Secrets Act and similar non U.S. laws; and (v) rights with respect to Domain Names, including registrations thereof.

“International Approvals” means the filings, approvals, clearances, indications or certificates of no action or similar items with or by the Governmental Authorities in any jurisdiction other than the United States or any political subdivision thereof with respect to the transactions contemplated hereby, including filings, approvals, clearances, indications or certificates of no action or similar items relating to investments by nationals of other jurisdictions, but not including any of the foregoing arising under or required by any Antitrust Laws, and including the International Foreign Investment Approvals.

“International Foreign Investment Approvals” means the filings, approvals, clearances, indications or certificates of no action or similar items with or by any International Foreign Investment Authority.

“International Foreign Investment Authority” means the Governmental Authority of any jurisdiction other than that of the United States which has review, approval or regulatory authority over the acquisition by a Person not of such jurisdiction of any Person or business within or conducting business within such jurisdiction.

“Intervening Event” means any material event or development or material change in circumstances with respect to the Company occurring or arising after the date of this Agreement that (a) was neither known to any of the members of the Company Board nor reasonably foreseeable to any of the members of the Company Board as of or prior to the date of this Agreement nor known by the chief executive officer, chief financial officer of the Company nor reasonably foreseeable by the chief executive officer or chief financial officer of the Company as of or prior to the date of this Agreement and (b) does not relate to (i) any Acquisition Proposal, (ii) any events, changes or circumstances relating to Parent or any of its Affiliates, (iii) clearance of the Merger under any Antitrust Laws, (iv) any International Approvals, (v) the fact, in and of itself, that the Company meets or exceeds any internal or analysts’ expectations or projections for the results of operations for any period ending on or after the date of this Agreement (provided that the exception in this clause “(v)” shall not prevent or otherwise affect any such development or change underlying the Company meeting or exceeding such metrics from being taken into account in determining whether an Intervening Event has occurred), (vi) any events, changes or circumstances relating to the launch of any product that is in development by the Company or any of its Subsidiaries as of the date of this Agreement, or (vii) any changes after the date of this Agreement in the market price or trading volume of the shares of Company Common Stock (provided that the exception in this clause “(vii)” shall not prevent or otherwise affect any such development or change underlying such change in market price or trading value from being taken into account in determining whether an Intervening Event has occurred).

“IRS” means the United States Internal Revenue Service.

“Knowledge” of the Company, with respect to any fact or matter in question, means the actual knowledge of (i) any “named executive officer” (within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act) of the Company as of the date of this Agreement and (ii) any individual identified on Schedule 1 of the Company Disclosure Letter.

“Law” means any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” means any action, lawsuit, litigation, arbitration, hearing, or proceeding (including civil, criminal, administrative or appellate proceeding) commenced, brought or conducted or heard by or before or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Liabilities” means any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise required or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“MOFCOM” means the Ministry of Commerce of the PRC or its competent local counterparts.

“Nasdaq” means The Nasdaq Global Select Market.

“NDRC” means the National Development and Reform Commission of the PRC or its competent local counterparts.

“Open Source Materials” means any software licensed, distributed, or otherwise made available under any license that requires (or purports to require), as a condition of use, modification or distribution of such software or other software incorporated into, derived from, used or distributed with such software or technology subject to the license (i) be made available or distributed in a form other than binary (e.g., source code form), (ii) be licensed for the purpose of allowing the making of derivative works or (iii) be licensed under terms that allow the Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than to the extent permitted under Law) (“Open Source License Terms”). Software licenses with Open Source License Terms include (by way of example only) the GNU General Public License, GNU Lesser General Public License, Apache License, Mozilla Public License, BSD License, MIT License, Common Public License, any version or derivative of any of the foregoing licenses (“Open Source License Terms”).

“Order” means any order, judgment, decision, decree, injunction, ruling, award, settlement, stipulation, or writ of any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Other Tax” means any Tax other than an Income Tax.

“Parent Termination Fee” means an amount equal to $17,160,000.

“Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other like Liens arising or incurred in the ordinary course of business that are not yet delinquent or that are being contested in good faith and by appropriate proceedings) and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries to the extent required by GAAP; (iii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (iv) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (v) recorded and unrecorded defects, imperfections or irregularities in title, easements, encumbrances, covenants and rights of way, and other similar restrictions, zoning, building and other similar codes or restrictions, and matters that would be disclosed by a survey of leased or owned real property that do not materially interfere with the use, operation or value of such real property; (vi) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 or the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2015; (vii) Liens that do not materially and adversely affect the use, operation or value of the property subject thereto; (viii) statutory, common law or contractual liens of landlords; and (ix) Liens described in Section 1.1 of the Company Disclosure Letter. With respect to Intellectual Property and Intellectual Property Rights, “Permitted Liens” include only the items described in (i), (vi) and Pre-Existing Rights.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“PRC” means the People’s Republic of China excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“PRC Subsidiary” means any Subsidiary of the Company organized under the Laws of the PRC, including any branch thereof.

“Pre-Existing Rights” means, only, (i) Product Licenses, (ii) Standard Licenses and (iii) licenses, releases, covenants, authorizations, standstills, and other immunities under Intellectual Property Rights expressly granted pursuant to Company Outbound IP Contracts listed in Section 3.15(b) of the Company Disclosure Letter and copies of which have been made available to Parent.

“Product Licenses” means (i) rights implied under applicable Law in connection with the Company’s or its Subsidiaries’ sale of Company Products or any products, technology or services previously provided or sold by the Company or its Subsidiaries and (ii) non-exclusive rights granted by Company or its Subsidiaries in the ordinary course of business, including in connection with Company Products or any products, technology or services previously provided or sold by the Company or its Subsidiaries to any third Persons.

“Registered Intellectual Property Rights” means all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Authority in any jurisdiction.

“Release” has the same meaning as under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 (22).

“SAFE” means the State Administration of Foreign Exchange of the PRC or its competent local counterparts.

“SAFE Circular 7” means Circular 7, issued by SAFE on February 15, 2012, titled “Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company.”

“SAFE Circular 37” means Circular 37, issued by SAFE on July 4, 2014, titled “Notice of the State Administration of Foreign Exchange on the Administration of Foreign Exchange Involved in Overseas Investment, Financing and Round-Trip Investment Conducted by Domestic Residents Through Special-Purpose Companies.”

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SASAC” means the State-owned Assets Supervision and Administration Commission of the State Council of the People’s Republic of China.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Standard Inbound Software Licenses” means a customary, standard-form, non-negotiated license agreements associated with, and permitting use of, generally commercially available software, including on a hosted or SaaS basis.

“Subsidiary” of any Person means (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof; (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction, not resulting from a breach of Section 5.2, which the Company Board shall have determined in good faith (after consultation with its independent financial advisor of nationally recognized reputation and its outside legal counsel), taking into account all relevant legal, financial and regulatory aspects of such Acquisition Proposal (including any termination or break-up fees and conditions to consummation) and the likelihood of consummation of such Acquisition Transaction, would be more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Merger, after taking into account any changes to the terms of this Agreement offered by Parent in response to such Acquisition Proposal; provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to “more than fifteen percent (15%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “a majority.”

“Taiwan” means the Republic of China on Taiwan.

“Taiwan Branch” means a branch of Mattson International, Inc. registered in Taiwan and doing business as Mattson International, Inc. (Hsin Chu).

“Tax” means any and all U.S. federal, state and local and non-U.S. taxes, or other taxes of any kind, including taxes based upon or measured by net or gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or not.

“Tax Return” means any return (including any information return), report, statement, declaration, schedule, notice, form, estimate, claim for refund, election, certificate or other document or information filed or required to be filed with a taxing authority relating to Taxes, including any attachment filed with respect thereto, and including any amendment thereof.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. (1988), and any similar Law under state or local law.

“Willful Breach” means, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with knowledge (after reasonable inquiry) that such party’s act or failure to act would reasonably be expected to result in or constitute a breach of this Agreement.

1.2 Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Acquisition Sub	Preamble
Agreement	Preamble
Applicable Anti-Corruption Laws	3.20(c)
Arbitration Rules	10.10(a)
Assets	3.14
Cancelled Company Shares	2.7(a)(ii)
Capitalization Date	3.6(a)
Centre	10.10(a)
Certificate of Merger	2.2
Certificates	2.8(c)
CFIUS	6.2(a)(iii)
CFIUS Approval	7.2(e)
claim	4.10
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.18(a)
Company	Preamble
Company Board Recommendation	Recitals
Company Board Recommendation Change	6.6(b)
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Inbound IP Contracts	3.15(c)
Company IP Contracts	3.15(c)
Company Outbound IP Contracts	3.15(b)

Company Related Parties	9.11
Company SEC Reports	3.8
Company Securities	3.6(e)
Company Stockholder Meeting	6.5(a)
Competing Acquisition Transaction	9.3
Confidentiality Agreement	10.4
Consent	3.5
Continuing Obligations	2.7(d)(ii)
D&O Insurance	6.11(c)
debt	4.10
DGCL .	Recitals
Dispute	10.10(a)
Dissenting Company Shares	2.7(c)(i)
Effective Time	2.2
Employee Plans	3.17(a)
Enforceability Limitations	3.2
Equity Award	3.6(b)(iv)
ERISA Affiliate	3.17(a)
Exchange Fund	2.8(b)
FINSA	3.5(d)
German Foreign Investment Approval	7.2(f)
German Joint Notice	3.5(e)
Government Officials	3.20(d)
Grant Date	3.6(d)
Guarantor	Recitals
Guarantee	Recitals
Indemnified Persons	6.11(a)
International Employee Plans	3.17(a)
ITAR	3.20(h)
Joint Notice	3.5
Leased Real Property	3.13(b)
Leases	3.13(b)
Major Customer	3.27(a)
Major Supplier	3.27(b)
Material Contract .	3.12(a)
Maximum Annual Premium	6.11(c)
Merger	Recitals
Merger Consideration	Recitals
MOEA	6.3(a)
Morgan Stanley	3.25
New Plans	6.12(c)
Old Plans	6.12(c)
Parent	Preamble
Parent Related Parties	9.12
Payment Agent	2.8(a)
Permits	3.19
PRC Overseas Investment Approvals	4.4(f)
Privacy Policies	3.15(k)
Proxy Statement	3.30
Representatives	5.2(b)
Requisite Stockholder Approval	3.3
Restricted Stock Unit Consideration	2.7(e)(i)

SIG	3.15(j)
Solvent	4.10
Standard Licenses	3.15(b)
Subsidiary Securities	3.7(g)
Surviving Corporation	2.1
Taiwan Application	6.3(b)
Taiwan Approvals	4.4(g)
Taiwan Plan	6.3
Terminated	8.1
Termination Date	8.2(a)
Uncertified Shares	2.8(c)
Unvested Company Option	2.7(d)(ii)
Unvested Company Option Consideration	2.7(d)(ii)
Unvested Restricted Stock Unit	2.7(e)(ii)
Unvested Restricted Stock Unit Consideration	2.7(e)(ii)
Vested Company Option	2.7(d)(i)
Vested Option Consideration	2.7(d)(i)
Vested Restricted Stock Unit	2.7(e)(i)
Voting Agreement	Recitals

1.3 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f) References to any statute or regulation are to such statute or regulation, as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute or regulation include any successor to such section except that, for purposes of any representations or warranties in this Agreement that are made as of a specific date, references to any such statute or regulation (and, in the case of any statute, include any rules and regulations promulgated under such statute) will be deemed to refer to such statute or regulation (and, in the case of any statute, include any rules and regulations promulgated under such statute) in effect as of such date.

(g) References to any Governmental Authority include any successor to such Governmental Authority.

(h) References to “$,” “U.S. dollars” and “dollars” are to the currency of the United States of America, and references to “RMB” are to the currency of the PRC.

(i) Any dollar or percentage thresholds set forth herein shall not by themselves determine what is or is not “material” or a “Company Material Adverse Effect” under this Agreement.

(j) When used herein, the word “extent” and the phrase “to the extent” means the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.”

(k) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(l) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to an electronic data room maintained by the Company, or (ii) delivered or provided (including by electronic mail) to Parent or its Affiliates or Representatives, in each case by 5 p.m. in San Francisco on the second calendar day prior to the execution and delivery of this Agreement.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, the separate corporate existence of Acquisition Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Acquisition Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the time of such filing and acceptance by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Acquisition Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place at a closing (the “Closing”) to occur at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, CA 94304, on a US Pacific time zone date and at a time to be agreed upon by Parent, Acquisition Sub and the Company, which date and time shall be as promptly as practicable after the satisfaction of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), but in no event later than the seventh (7th) Business Day after the satisfaction of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or at such other location, date and time as Parent, Acquisition Sub and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date” and shall be determined by reference to the US Pacific time zone.

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.11(a), the certificate of incorporation of the Company shall be amended and restated in its entirety to read identically to the certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Mattson Technology, Inc.” and such amended and restated certificate of incorporation shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation (subject to the provisions of Section 6.11(a)).

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.11(a), the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to the provisions of Section 6.11(a)).

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall become the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall become the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i) Company Common Stock. Each share of Company Common Stock that is outstanding immediately prior to the Effective Time (other than (A) Cancelled Company Shares and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Merger Consideration, without interest thereon, upon the surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10).

(ii) Excluded Company Common Stock. Each share of Company Common Stock owned by Parent, Acquisition Sub or the Company, or by any direct or indirect wholly-owned Subsidiary of Parent or Acquisition Sub or by any direct or indirect Subsidiary of the Company, in each case immediately prior to the Effective Time (“Cancelled Company Shares”), shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(iii) Capital Stock of Acquisition Sub. Each share of common stock of Acquisition Sub that is outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Acquisition Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

(b) Adjustment to the Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock but excluding, for the avoidance of doubt, the granting or other issuance of Company Options, or Company Restricted Stock Units in the ordinary course of business), reclassification, recapitalization, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Company Shares. At the Effective Time, the Dissenting Company Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each Company Stockholder who holds Dissenting Company Shares shall cease to have any rights with respect thereto, except the right to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.8.

(ii) The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to consult with the Company concerning, and to participate in all negotiations and proceedings with respect to, demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.

(d) Company Options. Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of such Company Options, each Company Option that remains outstanding as of immediately prior to the Effective Time shall be treated as set forth in this Section 2.7(d).

(i) Each Company Option that is outstanding and either (A) vested as of the Effective Time or (B) held by a non-employee member of the Company Board (each, a “Vested Company Option”) shall be cancelled and terminated as of the Effective Time and the holder thereof shall receive, subject to Section 2.8(e), an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock subject to such Vested Company Option immediately prior to the Effective Time, by (y) the Merger Consideration, less the per share exercise price of such Vested Company Option (the “Vested Option Consideration”) (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder of a Company Option). The Company shall pay to each holder of Vested Company Options the Vested Option Consideration, if any, described in the immediately preceding sentence (through the Company’s or a Company Subsidiary’s payroll system, or the Company’s or a Company Subsidiary’s equity award administrator, as may be applicable and in accordance with the Company’s payroll practices for service providers located outside of the United States) on either (A) the first (1st) regularly scheduled payroll after the Closing or (B) if such first (1st) payroll is scheduled for payment prior to the tenth (10th) Business Day after the Closing, the second (2nd) regularly scheduled payroll after the Closing, in any such case, consistent with past practices, including accounting for all applicable withholding.

(ii) Each Company Option held by Continuing Employees that is outstanding and unvested as of the Effective Time and not described in Section 2.7(d)(i) (an “Unvested Company Option”) shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by the Surviving Corporation at the Effective Time in accordance with Section 6.17, with each assumed Unvested Company Option remaining subject to the same vesting schedule that was applicable to such Unvested Company Option immediately prior to the Effective Time. Notwithstanding the foregoing, each Unvested Company Option subject to an Award Surrender Agreement that is executed and delivered by the applicable holder to the Company no later than one (1) Business Day prior to the Effective Time shall be converted into the right to receive, subject to Section 2.8(e), an amount of cash determined by multiplying (x) the aggregate number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time, by (y) the Merger Consideration less the per share exercise price of such Unvested Company Option (the “Unvested Option Consideration”). The Unvested Option Consideration will be subject to the same vesting restrictions and continued service requirements (collectively, the “Continuing Obligations”) applicable to the Unvested Company Option immediately prior to the Effective Time, except for administrative changes that are not adverse to the holder of the Unvested Company Option or to which the holder consents; provided, that notwithstanding the vesting restrictions applicable to such Unvested Company Option, any portion of the Unvested Option Consideration that has not previously been forfeited and remains outstanding as of December 31, 2016 shall accelerate in full and be paid to the former holder of such Unvested Company Option as of such date. Payment of the Unvested Option Consideration in respect of an Unvested Company Option shall be made, subject to such terms and conditions, on the earlier of (A) the vesting dates applicable to the Unvested Company Option and (B) December 31, 2016, as described in this Section 2.7(d)(ii).

(iii) Notwithstanding the foregoing, if the per share exercise price of any Company Option equals or exceeds the Merger Consideration, such Company Option shall be cancelled without any payment or consideration and all rights with respect to such Company Option shall terminate as of the Effective Time.

(e) Company Restricted Stock Units. Upon the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Acquisition Sub, the Company or any holder of such Company Restricted Stock Units, each Company Restricted Stock Unit that remains outstanding as of immediately prior to the Effective Time shall be treated as set forth in this Section 2.7(e).

(i) Each Company Restricted Stock Unit that is outstanding and either (A) vests at the Effective Time or (B) is held by a non-employee member of the Company Board (each, a “Vested Restricted Stock Unit”) shall be cancelled and terminated as of the Effective Time and the holder thereof shall receive, subject to Section 2.8(e), an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Vested Restricted Stock Units immediately prior to the Effective Time, by (y) the Merger Consideration (the “Restricted Stock Unit Consideration”). The Company shall pay to each holder of Vested Restricted Stock Unit the Restricted Stock Unit Consideration described in the immediately preceding sentence (through the Company’s or a Company Subsidiary’s payroll system, or the Company’s or a Company Subsidiary’s equity award administrator, as may be applicable and in accordance with the Company’s payroll practices for service providers located outside of the United States) on either (A) the first (1st) regularly scheduled payroll after the Closing or (B) if such first (1st) payroll is scheduled for payment prior to the tenth (10th) Business Day after the Closing, the second (2nd) regularly scheduled payroll after the Closing, in any such case, consistent with past practices, including accounting for all applicable withholding.

(ii) Each Company Restricted Stock Unit that is outstanding and unvested as of the Effective Time and not described in Section 2.7(e)(i) (an “Unvested Restricted Stock Unit”) shall, on the terms and subject to the conditions set forth in this Agreement, be converted into the right to receive, subject to Section 2.8(e), an amount of cash determined by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Unvested Restricted Stock Units immediately prior to the Effective Time, by (y) the Merger Consideration (the “Unvested Restricted Stock Unit Consideration”). The Unvested Restricted Stock Unit Consideration will be subject to the same vesting terms and conditions applicable to the Restricted Stock Units immediately prior to the Effective Time, including the Continuing Obligations, except for administrative changes that are not adverse to the holder of the Restricted Stock Unit or to which the holder consents. Payment of the Unvested Restricted Stock Unit Consideration shall be made, subject to such terms and conditions, on the vesting dates applicable to the Restricted Stock Units as described in this Section 2.7(e)(ii).

(f) The Company shall take all actions reasonably necessary to effect the transactions contemplated by Sections 2.7(d) and (e) under all Company Option and Company Restricted Stock Unit agreements and any other plan or arrangement of the Company, including delivering all required notices and obtaining any required consent. As promptly as practicable after the Closing, Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to each of the holders of Vested Company Options and Vested Restricted Stock Units, the applicable Vested Company Option Consideration and Restricted Stock Unit Consideration (through the Surviving Corporation’s or a Surviving Corporation Subsidiary’s payroll system, or the Surviving Corporation’s or a Surviving Corporation’s Subsidiary equity award administrator, as may be applicable and in accordance with the Company’s payroll practices for service providers located outside of the United States) on either (A) the first (1st) regularly scheduled payroll after the Closing or (B) if such first (1st) payroll is scheduled for payment prior to the tenth (10th) Business Day after the Closing, the second (2nd) regularly scheduled payroll after the Closing, in any such case, consistent with past practices, including accounting for all applicable withholding. For the avoidance of doubt, the Company shall not take any action that would accelerate the vesting of the Company Restricted Stock Units in connection with any of the transactions contemplated by this Agreement.

(g) Company ESPP. From and after the date of this Agreement, the Company will not establish any new offering period under the Company ESPP. The Company shall take all actions necessary so that (i) the Company ESPP shall terminate immediately prior to and effective as of, and contingent upon, the Effective Time, (ii) any options under the Company ESPP with respect to an Offering Period (as defined in the Company ESPP) ongoing as the date of this Agreement are exercised on the earlier of (x) the scheduled purchase date for such Offering Period, or (y) the final payroll date prior to the Closing Date. All amounts withheld by the Company on behalf of the participants in the Company ESPP that have not been used to purchase Company Common Stock prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the Company ESPP.

(h) Company Stock Plans. Prior to the Effective Time, the Company will take all actions necessary (including adopting such resolutions of the Company Board (or any appropriate committee thereof) and providing all required notices in connection therewith) to terminate each of the Company Stock Plans and to ensure that, after the Effective Time, no Person shall have any right with respect to outstanding equity-based awards except as provided in Sections 2.7(d) and (e). Promptly following the date hereof, the Company shall deliver written notice to each holder of a Company Option or Company Restricted Stock Unit informing such holder of the treatment of their Company Options and/or Company Restricted Stock Units contemplated by this Agreement.

2.8 Exchange of Certificates.

(a) Payment Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”).

(b) Exchange Fund. At or promptly following the Closing (but in any event on the Closing Date), Parent shall deposit (or cause to be deposited) with the Payment Agent, for payment to the holders of shares of

Company Common Stock pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which holders of Company Common Stock become entitled under this Article II. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America (such cash amount being referred to herein as the “Exchange Fund”). Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Payment Agent to make such payments contemplated by this Article II.

(c) Payment Procedures. Promptly following the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and (ii) uncertificated shares of Company Common Stock (the “Uncertificated Shares”), in each case, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.7 (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent), and/or (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II. Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate that were converted into the right to receive the Merger Consideration pursuant to Section 2.7, by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be canceled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.7, by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered shall forthwith be canceled. The Payment Agent shall accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.8. Until so surrendered, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration, without interest thereon, payable in respect thereof pursuant to the provisions of this Article II.

(d) Transfers of Ownership. In the event that a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Uncertificated Shares is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Shares, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer taxes have been paid or are otherwise not payable.

(e) Required Withholding. Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options and Company Restricted Stock Units such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. To the extent that such amounts are so deducted, withheld and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is nine (9) months after the Effective Time shall be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of this Article II.

2.9 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.8. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

2.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.7; provided that Parent or the Payment Agent may, in its discretion and as condition to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary and reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.11 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition Sub, the directors and officers of the Company and Acquisition Sub shall take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”) in accordance with Section 10.12 or (ii) as disclosed in any Company SEC Reports filed with or furnished to the SEC by the Company on or after December 31, 2013 but prior to the date hereof that are publicly available (other than (x) disclosures under the captions “Risk Factors,” “Forward-Looking Statements,” or similar precautionary sections and (y) any other disclosures that are predictive, cautionary, forward-looking or non-specific in nature, and in any case only to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to any section or subsection of this Article III), the Company hereby represents and warrants to Parent and Acquisition Sub as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not in violation of its certificate of incorporation or bylaws. The Company has delivered to Parent correct and complete copies of its certificate of incorporation and bylaws as amended as of the date of this Agreement.

3.2 Corporate Power; Enforceability.

(a) The Company has the requisite corporate power and corporate authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and, subject to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the transactions contemplated hereby, other than obtaining the Requisite Stockholder Approval.

(b) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity (clauses (i) and (ii), collectively, the “Enforceability Limitations”).

3.3 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt this Agreement and consummate the Merger.

3.4 Non-Contravention.

(a) The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not and will not:

(i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries;

(ii) subject to obtaining such Consents set forth in Section 3.4 of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any Contract to which the Company or any of its Subsidiaries is a party;

(iii) assuming the Consents referred to in Section 3.5 are obtained or made and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound; or

(iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (ii), (iii) and (iv) , for such violations, conflicts, defaults, terminations, accelerations or Liens which would not have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its covenants and obligations hereunder.

(b) The Company has made available to Parent correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since December 31, 2013, other than the minutes of those meetings of the Board of Directors and committees thereof at which the negotiation and execution of this Agreement or any prior negotiations with any third parties in respect of any similar transactions were discussed.

3.5 Governmental Consents and Approvals. No consent, approval, Order or authorization of, filing or registration with, or notification to any Governmental Authorities (any of the foregoing being referred to herein as a “Consent”) is required on the part of the Company (including on behalf of or in respect of any of its Subsidiaries) in connection with the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby, except:

(a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business;

(b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act;

(c) Consents required under, and compliance with any other applicable requirements of, the HSR Act and any other applicable Antitrust Laws;

(d) both (i) the submission of a voluntary joint filing of notice of the transaction to CFIUS and any requested supplemental information (the “Joint Notice”) pursuant to 31 C.F.R. Part 800 and 50 U.S.C. App. § 2170, as amended by the Foreign Investment and Security Act of 2007 (“FINSA”), and (ii) the CFIUS Approval;

(e) both (i) the submission of a voluntary joint filing of notice of the transaction to the German Ministry of Economy and Energy and any requested supplemental information (the “German Joint Notice”) pursuant to the German Foreign Trade and Payments Ordinance and (ii) the German Foreign Investment Approval;

(f) the Taiwan Approvals;

(g) any other International Approvals; and

(h) such other Consents, the failure of which to obtain would not have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its covenants and obligations hereunder.

3.6 Company Capitalization.

(a) The authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock, par value $0.001 per share; and 2,000,000 shares of Company Preferred Stock, par value $0.001 per share. As of the close of business in New York on November 24, 2015 (the “Capitalization Date”): (i) 75,279,792 shares of Company Common Stock were issued and outstanding (not including 4,409,935 shares held in treasury) and (ii) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.

(b) As of the close of business in New York on the Capitalization Date, there were:

(i) 4,119,651 shares of Company Common Stock reserved for future issuance under the Company Stock Plans;

(ii) 2,450,820 shares of Company Common Stock reserved for future issuance under the Company ESPP;

(iii) outstanding Company Options to purchase 4,282,263 shares of Company Common Stock;

(iv) outstanding Company Restricted Stock Units covering 1,273,856 shares of Company Common Stock (each of clauses (iii) and (iv), an “Equity Award” and, collectively, the “Equity Awards”).

(c) Section 3.6(c) of the Company Disclosure Letter includes an accurate and complete list, as of the Capitalization Date, of each outstanding Equity Award, including with respect to each such Equity Award: the date of grant, the expiration date, the vested status and vesting schedule, the number of shares of Company Common Stock underlying each such Equity Award (including the target and maximum number of shares of Company Common Stock underlying such award, as applicable), the Company Stock Plan under which the Equity Award was granted and, where applicable, the exercise price.

(d) With respect to the Equity Awards:

(i) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board or an authorized committee thereof, and any required approval by the stockholders of the Company, and the award agreement governing such Equity Award was duly executed and delivered by each party thereto within a reasonable time following the Grant Date,

(ii) each such grant was made in accordance with all applicable Laws, including the rules of the Nasdaq, and all of the terms and conditions of the Company Stock Plan,

(iii) the per share exercise price of each Company Option was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date,

(iv) each such grant qualifies in all material respects for the Tax and accounting treatment afforded such Equity Awards in the Company’s Tax Returns and the Company SEC Reports, respectively, and

(v) no material modifications have been made to any such grants after the Grant Date and all such grants either comply in all material respects with or are exempt from Section 409A of the Code.

(e) Except as set forth in Section 3.6(a) and Section 3.6(b) and for changes since the Capitalization Date resulting from the exercise of Company Options outstanding as of the Capitalization Date, the settlement of Company Restricted Stock Units outstanding as of the Capitalization Date and the issuance of Company Common Stock, Company Options or Company Restricted Stock Units in compliance with Section 5.1, there are

(i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company,

(ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company,

(iii) no outstanding options, warrants or other rights to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company (including any Company Options and Company Restricted Stock Units),

(iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in the foregoing clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and

(v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, except in connection with the repurchase or acquisition of Company Common Stock pursuant to (A) the terms of Company Stock Plans or (B) in the ordinary course of business consistent with past practice.

(f) Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company. No Subsidiary of the Company owns any shares of Company Capital Stock.

3.7 Subsidiaries.

(a) Section 3.7(a) of the Company Disclosure Letter contains a complete and accurate list of the name, jurisdiction of organization and schedule of stockholders of each Subsidiary of the Company. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Each of the Company’s Subsidiaries has the requisite corporate power and corporate authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Company’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Other than the Company Subsidiaries listed on Section 3.7(c) of the Company Disclosure Letter, there are no other Persons that are material to the business of the Company through which the Company or any of its Subsidiaries conducts business and in which the Company or any of its Subsidiary owns, of record or beneficially, any direct or indirect equity or other interest or right (contingent or otherwise) to acquire the same.

(d) The Company has delivered to Parent correct and complete copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended as of the date of this Agreement. None of the Company’s Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents.

(e) All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company: (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest). No vote of the holders of any Subsidiary Securities is required in connection with this Agreement and the consummation of the transactions contemplated hereby.

(f) Neither the Company nor any of its Subsidiaries is a participant in (nor is any part of their businesses conducted through) any joint venture, partnership, strategic alliance, or Contract the primary purpose of which is a profit, loss, risk or revenue sharing arrangement, that is material to the business of the Company and its Subsidiaries, taken as a whole.

(g) There are no outstanding:

(i) shares of capital stock of or other equity or voting interests in, or any securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of or other equity or voting interests in, any Subsidiary of the Company,

(ii) options, warrants or other rights to acquire from any Subsidiary of the Company or from the Company, or that obligates any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company,

(iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”), or

(iv) other obligations by any Subsidiary of the Company to make any payments based on the price or value of any shares of any Subsidiary of the Company (including any share appreciation rights, performance units, contingent value rights, “phantom” shares or similar securities or rights).

(h) Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

(i) Other than with respect to its Subsidiaries, neither the Company nor any of the Company Subsidiaries owns any equity interests in any other Person.

3.8 Company SEC Reports and Listing Requirements. Since January 1, 2013, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof (all such forms, reports and documents, as amended and supplemented, and together with all exhibits and schedules thereto, the “Company SEC Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (a) each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed, and (b) each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or Section 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report, except as disclosed in certifications filed with the Company SEC Reports. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. The Company is in compliance in all material respects with all listing and governance requirements of Nasdaq.

3.9 Company Financial Statements.

(a) The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or, with respect to any unaudited interim financial statements, as permitted by the SEC’s rules and forms), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments, the effect of which, individually and in the aggregate is not material).

(b) The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act), which are effective in ensuring that information required to be disclosed by the Company in the Company SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(c) The Company has established and maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act), which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made in accordance with appropriate authorizations of management and the Company Board in all material respects and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries.

(d) Since January 1, 2013, neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, in each case which has not been subsequently remediated or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries. To the Knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported any evidence of any material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any Subsidiary or any of their officers or directors, in each case, in such capacities, to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K under the Securities Act)) where the result, purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements.

3.10 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities of a type that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet, other than (a) Liabilities reflected or otherwise reserved against in the Company Balance Sheet, (b) Liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (c) Liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, and (d) Liabilities that would not have, individually or in the aggregate, a Company Material Adverse Effect.

3.11 Absence of Certain Changes.

(a) Since the Company Balance Sheet Date through the date hereof, except for the negotiation and entering into of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice, and (ii) there has not been or occurred any Company Material Adverse Effect that is continuing.

(b) Since the Company Balance Sheet Date through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Sections 5.1(b)(i), 5.1(b)(iii), 5.1(b)(iv), 5.1(b)(v), 5.1(b)(vi), 5.1(b)(vii), 5.1(b)(ix), 5.1(b)(x), 5.1(b)(xi), 5.1(b)(xii), 5.1(b)(xiii) and 5.1(b)(xiv) (solely with respect to the foregoing subsections) if proposed to be taken after the date hereof.

3.12 Material Contracts.

(a) Section 3.12 of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party as of the date of this Agreement, broken down by category in accordance with the descriptions below (but shall in no event include purchase orders received or issued by the Company or any of its Subsidiaries in the ordinary course of business). True and complete copies of all such Material Contracts (including all exhibits, schedules and amendments thereto, and an accurate and complete description of the material terms of any oral Material Contracts) have been (i) publicly filed with the SEC or (ii) made available to Parent.

(b) For all purposes of and under this Agreement, a “Material Contract” means any of the following to which the Company or any of its Subsidiaries is a party as of the date of this Agreement:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

(ii) any Contract that explicitly (A) limits, curtails or restricts the ability of the Company or any of its Subsidiaries to compete or conduct activities in any geographic area or line of business or with any Person, or (B) grants the other party or any third Person “most favored nation” or similar status, any type of special discount rights, or any right of first refusal, first notice or first negotiation, in each case in a manner that is material or reasonably would be expected to be material to the operations of the Company and its Subsidiaries taken as a whole;

(iii) any Company IP Contract that is or should have been listed in Section 3.15(c) of the Company Disclosure Letter;

(iv) any Contract with a Major Supplier;

(v) (A) any sale, resale, marketing, merchandising or distribution Contract with any third Person that requires an aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $200,000 over the remaining term of such Contract or more than $200,000 annually and (B) any Contract pursuant to which the Company or any of its Subsidiaries guarantees the availability of technical support or other maintenance for more than one year;

(vi) any customer Contract with a Major Customer;

(vii) any employment or individual independent contractor Contract that is not terminable at will or for convenience by the Company or any of its Subsidiaries on less than 30 days’ notice and obligating the Company or any of its Subsidiaries to make payments or provide compensation in excess of $150,000 annually;

(viii) any Contract (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of assets whose value, in each case, is in excess of $250,000 or (B) any Contract that involves a joint venture, limited liability company or partnership with a third Person that includes the sharing of profits and losses;

(ix) any Contract involving Indebtedness of the Company or any of its Subsidiaries under which the Company and its Subsidiaries, taken as a whole, are liable for a principal amount in excess of $250,000;

(x) any Contract (A) with any Governmental Authority or (B) where the Company or any Subsidiary of the Company is acting as a prime subcontractor to another Person in connection with a Contract between such Person and a Governmental Authority;

(xi) any financial derivatives master agreement or confirmation, currency or interest rates hedging agreements, or futures account opening agreements and/or brokerage statements, evidencing financial, currency or interest rate hedging or similar trading activities;

(xii) any mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company or any of its Subsidiaries;

(xiii) any Collective Bargaining Agreement;

(xiv) any “standstill” or similar agreement;

(xv) any Contract that restricts or otherwise limits the payment of dividends or other distributions on equity securities;

(xvi) any Contract providing for indemnification of any director or officer by the Company or any of its Subsidiaries;

(xvii) any Lease;

(xviii) any agreement solely between members of the Company Group; and

(xix) any Contract that (A) otherwise does not fit within any of the descriptions set forth in the foregoing clauses (i) through (xviii) above, and (B) by its terms, calls for aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $1,000,000 over the remaining term of such Contract or more than $250,000 annually.

(c) Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against the Company or each such Subsidiary of the Company party thereto, as the case may be, in accordance with its terms, subject to the Enforceability Limitations.

(d) Neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of termination or cancellation under any Material Contract.

(f) Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of breach or default in any material respect under any Material Contract which breach has not been cured.

3.13 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 3.13(b) of the Company Disclosure Letter contains a complete and accurate list of all of the existing leases, subleases or other agreements (collectively, the “Leases”) under which the Company or any of its Subsidiaries, as of the date of this Agreement, uses or occupies or has the right to use or occupy, now or in the future, any real property in excess of 10,000 square feet (such property, the “Leased Real Property”). With respect to each of the Leases listed or required to be listed on Section 3.13(b) of the Company Disclosure Letter:

(i) the Company and/or its Subsidiaries have and own valid leasehold estates in the Leased Real Property, free and clear of all Liens other than Permitted Liens;

(ii) neither the Company nor any of its Subsidiaries has received written notice of any actual or, to the Knowledge of the Company, threatened, condemnation or eminent domain proceedings, or notice of termination or cancellation or material breach or default that affect any Leased Real Property or any part thereof, and neither of the Company nor any of its Subsidiaries has received any written notice of the intention of any Governmental Authority or other Person to take all or any part thereof pursuant to any such proceeding; and

(iii) except for renewal and expansion provisions as set forth in the Leases, neither the Company nor any of its Subsidiaries owns, holds, is obligated under or is a party to, any option, right of first refusal or offer or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

(c) Section 3.13(c) of the Company Disclosure Letter contains a complete and accurate list of all of the existing Leases granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any portion of the Leased Real Property.

3.14 Personal Property and Assets. The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the “Assets”) are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted, and the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Assets that are material to the Company and its

Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. No representation is made under this Section 3.14 with respect to any real property, intellectual property or intellectual property rights.

3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Letter lists, as of the date of this Agreement, (i) all Company Registered Intellectual Property Rights and listing for each item of Company Registered Intellectual Property Right, the jurisdiction in which each item of Company Registered Intellectual Property Rights has been issued, filed, or recorded, the application, filing, registration or grant number, the date of registration or issuance, the current status (e.g., issued or pending), and any maintenance, prosecution, renewal or other actions to be taken, and any fees becoming payable, within one hundred and twenty (120) days after the date of this Agreement; and (ii) any claims, suits, actions, or Legal Proceedings pending with respect to any Company Registered Intellectual Property Rights. To the Knowledge of the Company, each of the Company Registered Intellectual Property Rights is subsisting and has not been held invalid or unenforceable in any Legal Proceeding or by any Governmental Authority as of the date of this Agreement.

(b) Section 3.15(b) of the Company Disclosure Letter lists as of the date hereof all Contracts by or to which the Company or any of its Subsidiaries is a party or is otherwise bound as of the date of this Agreement and currently in effect in whole or in part (other than (A) Product Licenses; (B) Contracts that grant non-exclusive rights pursuant to one of the Company’s standard forms that have been made available to Parent (or in a form substantially similar to, or with provisions with substantially similar legal effect as the provisions of, one of such forms); (C) standard (i.e., having terms customary in the Company’s industry) non-disclosure, confidentiality and consulting Contracts; and (D) Contracts with third parties for the provision of manufacturing services to the Company or its Subsidiaries and allowing use of the Company Intellectual Property Rights only for that purpose (such Contracts described in clauses (A), (B), (C) and (D), collectively, “Standard Outbound Licenses”)) under which any third Person has obtained, or has an option or right to obtain, any material license, release, covenant, authorization, standstill, or other immunity under any Company Intellectual Property Rights (“Company Outbound IP Contracts”).

(c) Section 3.15(c) of the Company Disclosure Letter lists as of the date hereof all Contracts by or to which the Company or any of its Subsidiaries is a party or is otherwise bound as of the date of this Agreement and currently in effect in whole or in part (other than (A) Standard Inbound Software Licenses; (B) Open Source License Terms; and (C) standard (i.e., having terms customary in the Company’s industry) non-disclosure, confidentiality and consulting contracts (such Contracts described in clauses (A), (B) and (C), collectively, “Standard Inbound Licenses” and, together with Standard Outbound Licenses, the “Standard Licenses”) under which the Company or any of its Subsidiaries has obtained, or has an option or right to obtain, any material license, release, covenant, authorization, standstill, or other immunity under any Intellectual Property Rights of a third Person (“Company Inbound IP Contracts” and, together with the Company Outbound IP Contracts, the “Company IP Contracts”).

(d) The Company owns the Company Intellectual Property Rights free and clear of all Liens other than Permitted Liens.

(e) The Company and each of its Subsidiaries take reasonable steps to maintain the secrecy of Confidential Information from which the Company and its Subsidiaries derive independent economic value from the Confidential Information not being generally known. The Company and each of its Subsidiaries have, and use reasonable efforts to enforce, policies generally requiring each employee and individual independent contractor who is involved in the development of material Intellectual Property that is included in a Company Product or a product currently under development by the Company to execute one or more agreements with provisions relating to the protection of the Company’s Confidential Information and the ownership of Intellectual Property and Intellectual Property Rights developed within the scope of the individual’s employment or independent contractor relationship with the Company or any of its Subsidiaries, except where any failure would not have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no employee, independent contractor or agent of the Company or any of its Subsidiaries has misappropriated any trade secrets or other Confidential Information of any other Person in the course of performance of his or her duties as an employee, independent contractor or agent of the Company or any of its Subsidiaries.

(f) As of the date hereof, the conduct of the Company’s or its Subsidiaries’ business does not infringe upon, misappropriate or otherwise violate (i) the Intellectual Property Rights other than Patent Rights of a third Person or (ii) to the Knowledge of the Company, any Patent Rights of a third Person. No present or former employee, officer or director of the Company or any of its Affiliates, or agents, consultants or (sub)contractors holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property or Intellectual Property Rights used by the Company or its Subsidiaries in and material to the conduct of the Company’s or its Subsidiaries’ business, except to the extent that such retained rights in Intellectual Property or Intellectual Property Rights have been licensed to the Company.

(g) The Company and its Subsidiaries are not currently involved in any Legal Proceeding alleging that, and since January 1, 2013 through the date hereof the Company has not received written notice of a claim that, the conduct of the Company’s or its Subsidiaries’ business infringes upon, misappropriates, or otherwise violates the Intellectual Property Rights of a third Person. As of the date hereof, the Company and its Subsidiaries are not subject to any Order that restricts or impairs the use of any material Company Intellectual Property Rights.

(h) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not directly result in (i) the Company or its Subsidiaries expressly granting to any third Person any rights or licenses to any Company Intellectual Property Rights except as set forth in any of the Company IP Contracts or Contracts excluded from the disclosure obligations of Section 3.15(b), (ii) any third Person that is a party to a material Company Inbound IP Contract having the right to terminate the applicable material Company Inbound IP Contract, (iii) the imposition of any Lien on any Company Intellectual Property Rights other than Permitted Liens, or (iv) any third Person having a right to require access to any source code owned by the Company or its Subsidiaries (whether through release from escrow or otherwise) that would not otherwise have been available in the ordinary course of business; provided that the representations and warranties of the Company in this Section 3.15(h) shall not be deemed breached as a result of the operation of any Contracts to which the Company or any of its Subsidiaries is not a party or to which the Company or any of its Subsidiaries is not otherwise bound.

(i) No Company Product is subject to any Open Source License Terms. The Company and its Subsidiaries are in compliance with internal policies regarding Open Source Materials and their use, except where any noncompliance would not have, individually or in the aggregate, a Company Material Adverse Effect.

(j) Section 3.15(j) of the Company Disclosure Letter lists all standards-setting organization, university or industry body, consortium, other multi-party special interest group and any other similar groups in which the Company or any of its Subsidiaries is currently participating, or in which the Company or any of its Subsidiaries has participated since January 1, 2013, and under whose intellectual property policies any Company Intellectual Property Rights are bound, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or part, by any Governmental Authority (each, a “SIG”). The Company and its Subsidiaries are not bound by, and have not agreed to be bound by, any Contract, bylaws, policy, or rule of any SIG that requires or purports to require the Company or any of its Subsidiaries to contribute, disclose or license any Intellectual Property or Intellectual Property Rights to such SIG or its other members.

(k) No customer or other Person has asserted or threatened to assert since December 1, 2013, any material claim against the Company or any of its Subsidiaries under or based upon any warranty relating to any Company Product. To the Knowledge of the Company, the Company has no liability for replacement or modification of any Company Products or other damages in connection therewith, other than in the ordinary course of business consistent with past practice. There is no presently pending or, to the Knowledge of the

Company, threatened Legal Proceeding relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Company Product.

(l) The Company and its Subsidiaries are and have been in compliance in all material respects with all applicable Laws and their own privacy policies (“Privacy Policies”) relating to (a) the privacy of users of Company Products and all of the Company’s and its Subsidiaries’ websites, and (b) the collection, use, storage and disclosure of any personally identifiable information collected or stored by the Company or its Subsidiaries or by third parties acting on Company’s or its Subsidiaries’ behalf or having authorized access to the Company’s or its Subsidiaries’ records, including personally identifiable information with respect to the Company’s or its Subsidiaries’ employees, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. To the Knowledge of the Company, there has been no unauthorized access to, unauthorized disclosure of, or other misuse of any such personally identifiable information collected by the Company or its Subsidiaries, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are, and have at all times since December 31, 2013 been, in compliance in all material respects with applicable Laws relating to electronic communications privacy, law enforcement access, reporting of illegal content, and data retention, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

3.16 Tax Matters.

(a) The Company and each of its Subsidiaries (i) have timely filed (taking into account any valid extensions of time in which to file) all material Tax Returns relating to Income Taxes and all material Other Taxes required to be filed by any of them with any Governmental Authority and all such Tax Returns are complete and accurate in all material respects and (ii) have paid, or have adequately reserved in accordance with GAAP on the most recent financial statements contained in the Company SEC Reports for the payment of, all material Taxes required to be paid through the Company Balance Sheet Date. Neither the Company nor any of its Subsidiaries has incurred any material Liabilities for Taxes since the Company Balance Sheet Date other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax beyond the Closing Date.

(b) No audit of any material Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit.

(c) The Company is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(d) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(e) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” within the meaning of Treasury Regulations Sections 1.6011 4(b)(2).

(f) None of the Company nor any of its Subsidiaries is (i) a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal Tax Return with respect to Income Taxes (other than a group the common parent of which is the Company), (ii) a party to any Tax sharing, indemnification or allocation agreement (other than any such agreement with service providers, customers, vendors, creditors or lessors entered into in the ordinary course of business, the principal purpose of which is not to address Tax matters), nor does the Company or any of its Subsidiaries owe any material amount under any such agreement or (iii) liable for any material amount of Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by Contract.

(g) Neither the Company nor any of its Subsidiaries has received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment with respect to a material amount of Taxes which has not since been satisfied by payment or been withdrawn. The method of allocating income and deductions between the Company and each of its Subsidiaries is and has been in material compliance with all applicable transfer pricing Laws.

(h) Subject to exceptions as would not be material, no Governmental Authority in a jurisdiction where none of the Company and its Subsidiaries files Tax Returns has ever made a written claim that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(i) None of the Company or any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local, or other Tax law) executed on or prior to the Closing Date, or (iii) installment sale or open transaction disposition made on or prior to the Closing Date.

(j) The Company and each of its Subsidiaries have withheld and remitted all material Taxes required to have been withheld and remitted under applicable Law in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, member or other party.

3.17 Employee Plans.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of each (i) “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and (ii) material employment, bonus, stock option, stock purchase or other equity-based incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, consulting, severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing and whether or not covering a single individual or group of individuals) sponsored, maintained, contributed to, or required to be contributed to for the benefit of any current or former employee, non-employee service provider or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”), or any of their dependents or beneficiaries, or with respect to which the Company or any of its Subsidiaries has any material liability (including contingent liability (clauses (i) and (ii), collectively, the “Employee Plans”), except for those Employee Plans mandated by applicable Law. With respect to each Employee Plan other than an Employee Plan that is maintained in any non-U.S. jurisdiction (together, the “International Employee Plans”), to the extent applicable the Company has made available to Parent complete and accurate copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (C) the current plan documents and summary plan descriptions, or a written description of the terms of any Employee Plan that is not in writing; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any notices to or from the IRS or DOL relating to any material compliance issues in respect of any such Employee Plan. With respect to each International Employee Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of (x) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan and (y) any document comparable to the determination letter referenced under clause (B) above issued by a Governmental Authority relating to the satisfaction of Law necessary to obtain the most favorable tax treatment.

(b) No Employee Plan is, and none of the Company, any of its Subsidiaries, any ERISA Affiliate, or any of their respective predecessor has contributed to, contributes to, has been required to contribute to, or has otherwise participated in or has any liability, direct or indirect, with respect to (1) a “defined benefit plan” (as defined in Section 414 of the Code), (2) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (3) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA), (4) a plan subject to Section 302 of ERISA, Section 412, 430 or 4971 of the Code or Title IV of ERISA, (5) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or (6) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. No event has occurred and, to the Knowledge of the Company, no condition exists that would subject the Company or any of its Subsidiaries by reason of its affiliation with any current or former ERISA Affiliate to any material (i) Tax, penalty, fine, (ii) lien or (iii) other liability imposed by applicable Law, including ERISA and the Code.

(c) Each Employee Plan has been established, maintained, operated and administered, in all material respects, in compliance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code.

(d) Each Employee Plan that is subject to Section 409A of the Code has been operated and administered, in all material respects, in compliance with Section 409A of the Code.

(e) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits.

(f) None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan or for which the Company or any of its Subsidiaries has any indemnification obligation.

(g) No Employee Plan that is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates, other than pursuant to Section 4980B of the Code or any similar Law.

(h) Each Employee Plan that is intended to be “qualified” under Section 401 of the Code may rely on a prototype opinion letter or has received a favorable determination letter from the IRS (or there remains sufficient time for the Company to file an application for such determination letter from the IRS) and nothing has occurred since the date of the letter that could reasonably be expected to adversely affect the qualified status of such Employee Plan.

(i) Except as could not, individually or in the aggregate, result in a material liability to the Company and its Subsidiaries, each International Employee Plan (1) that is intended to qualify for special tax treatment, has met all requirements for such tax treatment, (2) does not have unfunded liabilities or liabilities that could reasonably be imposed upon the assets of the Company or any Subsidiary by reason of such International Employee Plan, (3) is in compliance with all applicable Laws and (4) if intended or required to be qualified, approved or registered with a Governmental Authority, is and has been so qualified, approved or registered and nothing has occurred that could reasonably be expected to result in the loss of such qualification, approval or registration, as applicable.

(j) Except as would not result in a material liability to the Company and its Subsidiaries, all contributions, premiums and other material payments required to be made with respect to any Employee Plan have been timely made, accrued or reserved for.

(k) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in connection with any other event, (1) result in any severance or payment or benefit becoming due or payable, or required to be provided, to any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries, (2) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such current or former director, officer, employee or independent contractor or (3) result in the acceleration of the time of payment, vesting or funding (through a grantor trust or otherwise) of any such benefit or compensation or (4) limit or restrict the right of the Company or any Subsidiary to merge, amend or terminate any Employee Plan.

(l) Except as required by applicable Law or the terms of any Employee Plans as in effect on the date hereof, neither the Company nor any of its Subsidiaries has any plan or commitment to amend in any material respect or establish any new Employee Plan or to continue or materially increase any benefits under any Employee Plan.

(m) No amount paid or payable by the Company or any Subsidiary of the Company in connection with the transactions contemplated hereby will be an “excess parachute payment” within the meaning of Section 280G of the Code. No person is entitled to receive any additional payment (including any tax gross-up payment) from the Company or any of its Subsidiaries as a result of the imposition of additional taxes under Sections 409A or 4999 of the Code.

3.18 Labor Matters.

(a) (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, works council or trade union agreement, other agreement with any group of employees (not including any Benefit Plan), or other similar agreement (each a “Collective Bargaining Agreement”), (ii) to the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries, (iii) no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries, and (iv) there is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of its Subsidiaries.

(b) The Company and its Subsidiaries have complied, in all material respects, with applicable Laws and Orders with respect to employment (including applicable Laws regarding wage and hour requirements, correct classification of employees as exempt and non-exempt, immigration status, discrimination in employment, employee health and safety, and collective bargaining). The Company and its Subsidiaries have complied with applicable Laws and Orders with respect to the classification of workers as employees or independent contractors, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(c) The Company and each of its Subsidiaries have, in all material respects, withheld all amounts required by applicable Law to be withheld from the wages, salaries, and other payments to employees, and are not, to the Knowledge of the Company, liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business consistent with past practice).

(d) As of the date hereof, the Company has not received any written notice from any officer of the Company that he/she intends to resign from the Company or its Subsidiaries.

(e) Since December 31, 2012, neither the Company nor its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar foreign, state or local applicable Law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar foreign, state or local applicable Law, or incurred any liability or obligation under WARN or any similar foreign, state or local applicable Law that remains unsatisfied. No terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar foreign, state or local applicable Law.

3.19 Permits. The Company and its Subsidiaries possess and are in compliance with the terms of all material permits, licenses, certificates, authorizations, consents, franchises and approvals from Governmental Authorities required to conduct their businesses as currently conducted (“Permits”), and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened.

3.20 Compliance with Laws.

(a) Each of the Company and each of its Subsidiaries is and at all times since December 31, 2013 has been in compliance with all Laws and Orders applicable to the Company and its Subsidiaries, except for such violations or noncompliance that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No representation or warranty is made in this Section 3.20(a) with respect to (i) compliance with the Securities Act and the Exchange Act, to the extent such compliance is covered in Section 3.8 and Section 3.9, (ii) intellectual property and related matters, which are covered solely in Section 3.15, (iii) applicable Laws with respect to Taxes, which are covered solely in Section 3.15(k), (iv) ERISA and other employee benefit-related matters, which are covered solely in Section 3.17, (v) labor Law matters, which are covered solely in Section 3.18 or (vi) Environmental Laws, which are covered solely in Section 3.21.

(b) Neither the Company nor any of its Subsidiaries has since January 1, 2013 received any written notice from any Governmental Authority alleging any violation or potential violation by the Company or any of its Subsidiaries of any applicable Law or Order that is material to the Company and its Subsidiaries and that remains outstanding or unresolved as of the date of this Agreement. To the Knowledge of the Company, no investigation by any Governmental Authority of the Company or any of its Subsidiaries is pending or threatened.

(c) None of the Company, any of its Subsidiaries, any of their respective officers, directors, employees, nor, to the Knowledge of the Company, any of their respective affiliates, agents, consultants, sales representatives, distributors, resellers, or any other Person acting on behalf of the Company or any of its Subsidiaries have, at any time during the past five (5) years, directly or indirectly, taken any action which would cause them to be in violation of (i) the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder; (ii) the UK Bribery Act 2010; or (iii) any other applicable anti-corruption or anti-bribery laws, statutes, rules, regulations, ordinances, judgments, Orders, decrees, injunctions, and writs of any governmental authority of any jurisdiction (whether by virtue of jurisdiction or organization or conduct of business) (collectively, the “Applicable Anti-Corruption Laws”).

(d) None of the Company, any of its Subsidiaries, any of their respective officers, directors, employees, nor, to the Knowledge of the Company, any of their respective affiliates, agents, consultants, sales representatives, distributors, resellers, or any other Person acting on behalf of the Company or any of its Subsidiaries have, at all times during the past five (5) years, directly or indirectly, offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) to any of the following Persons for the purpose of corruptly influencing any act or decision of such Person in his official capacity, inducing such Person to do or omit to do any act in violation of the lawful duty of such Person, securing any improper advantage, or inducing such Person to use his influence with a foreign government or instrumentality thereof to affect or to influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing the business to, any Person: (i) any Person who is an agent, representative, official, officer, director, or employee of any non-U.S. government or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (ii) any Person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization; (iii) any political party or official thereof; (iv) any candidate for political or political party office (such recipients in paragraphs (i), (ii), (iii) and (iv) of this subsection collectively, “Government Officials”); or (v) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official.

(e) At all times during the past five (5) years, the Company and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed and access to assets is permitted only in accordance with the Company’s or its Subsidiaries’ applicable policies and procedures and management’s general or specific authorization and (ii) transactions have been recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets and has otherwise established reasonable and adequate internal controls and procedures intended to ensure compliance with Applicable Anti-Corruption Laws.

(f) The books, records and accounts of the Company and its Subsidiaries have at all times during the past five (5) years, accurately and fairly reflected, in reasonable detail, the transactions and dispositions of their respective funds and assets. At no time during the past five (5) years, have there been any false or fictitious entries made in the books, records or accounts of the Company or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

(g) None of the Company nor any of its Subsidiaries has, at any time during the past five (5) years, engaged in commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful means of obtaining business.

(h) To the Knowledge of the Company, the Company and each of its Subsidiaries is, and at all times during the past five (5) years, has been, in compliance in all material respects with all applicable Export Trade Laws. Without limiting the foregoing, (i) each of the Company and each of its Subsidiaries has obtained all licenses, approvals, and other authorizations required by any Export Trade Law and all such authorizations are in full force and effect; (ii) each of the Company and each of its Subsidiaries is in compliance in all material respects with the terms of such applicable authorizations; (iii) as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries with respect to any Export Trade Law or such authorizations and (iv) there are no actions, conditions or circumstances pertaining to the Company’s or any of its Subsidiaries’ export transactions that would reasonably be expected to give rise to any future actions against the Company or any of its Subsidiaries. The Company has established, implements and maintains internal controls and procedures intended to ensure compliance with all applicable Export Trade Laws, including any applicable recordkeeping provisions. No approval is required under any Export Trade Law for the transfer of any export licenses or approvals from the Company or any Subsidiary to Parent or Acquisition Sub or otherwise in connection with the consummation of the transactions contemplated by this Agreement, other than export approvals that can be obtained expeditiously without material cost. Section 3.20(h) of the Company Disclosure Letter sets forth, for each of the Company’s and each of its Subsidiaries’ products, software, and technology, the true, complete and accurate listing of the applicable export control classification number under the Commerce Control List (codified at 15 CFR Part 774), indicating the basis for each such classification. None of the products, technology or activities of the Company or any of its Subsidiaries are subject to the International Traffic In Arms Regulations (set forth at 22 CFR Parts 121-130) (the “ITAR”). Neither the Company nor any of its Subsidiaries is registered with the Directorate of Defense trade controls under the ITAR or otherwise engaged in the production of any defense article or the provision of defense services as such terms are defined in the ITAR. Neither the Company nor any of its Subsidiaries is subject to the National Industrial Security Program administered by the Defense Security Service.

(i) All approvals from or filings and registrations with the PRC Governmental Authorities required to be made in respect of any PRC Subsidiary, including with respect to its capital structure and operations, and including the approvals from or filings and registrations with MOFCOM, the State Administration of Industry and Commerce, SAFE, tax bureau and labor and customs authorities, have been duly completed in accordance with applicable Laws, except where the failure to have such approvals, filings or registrations would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. Each PRC Subsidiary has complied with all applicable PRC Laws regarding the contribution and payment of its registered capital, except for such noncompliance that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(j) The Company and its Subsidiaries and, to the Knowledge of the Company, all holders of Company Options, Company Restricted Stock Units, and Company securities who are PRC residents or to whom following Circulars apply have complied with the reporting and/or registration requirements under SAFE Circular 7 and SAFE Circular 37, if applicable, with respect to the Company Stock Plans, the Company Options and the Company Restricted Stock Units.

3.21 Environmental Matters.

(a) The Company and each of its Subsidiaries are now and have been in compliance in all material respects with all applicable Environmental Laws, and possess and are now and at all times since December 31, 2013 have been, in all material respects, in compliance with all applicable Environmental Permits necessary to operate the business as presently operated.

(b) Neither the Company nor any of its Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance, in all material respects, with applicable Environmental Laws.

(c) Neither the Company nor any of its Subsidiaries has exposed any employee or any third party to Hazardous Substances in violation of any Environmental Law, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole.

(d) Neither the Company nor any of its Subsidiaries has received from a Governmental Authority any written notification alleging that it is liable for any Release or threatened Release of Hazardous Materials at any location, except with respect to any such notification concerning any such Release or threatened Release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise with no ongoing corrective action liability or obligation on the part of the Company or any of its Subsidiaries.

(e) Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened relating to the Company’s or its Subsidiaries’ non-compliance with Environmental Laws.

3.22 Litigation. As of the date hereof, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, in either case, that would, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any outstanding Order that would, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole. As of the date hereof, to the Knowledge of the Company, no officer or other key employee of the Company or any of its Subsidiaries is subject to any Order that prohibits such individual from engaging or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries.

3.23 Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in a form and amount that the Company believes is adequate for the operation of its business. Section 3.23 of the Company Disclosure Letter sets forth a true and complete list of all material insurance policies in effect on the date of this Agreement maintained by the Company or any Company Subsidiary. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

3.24 Related Party Transactions. Except for indemnification, compensation, employment or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no transactions, agreements, arrangements or understandings, since December 31, 2013, there has not been executed or effective any transaction, agreement, arrangement or understanding between the Company or any of its Subsidiaries, on the one hand, and any other Person that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25 Brokers. Except for Morgan Stanley & Co. LLC (“Morgan Stanley”) there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

3.26 Opinion of Financial Advisor. The Company Board has received the opinion of Morgan Stanley, financial advisor to the Company, to the effect that, as of the date of such opinion, and subject to and based upon the various limitations, matters, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock (other than Cancelled Company Shares and Dissenting Company Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders.

3.27 Customers and Suppliers.

(a) Section 3.27(a) of the Company Disclosure Letter lists the ten largest customers of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the four consecutive fiscal quarter period ended June 28, 2015) (each, a “Major Customer”).

(b) Section 3.27(b) of the Company Disclosure Letter lists the ten largest suppliers of the Company and its Subsidiaries (determined on the basis of aggregate purchases made by the Company and its Subsidiaries over the four consecutive fiscal quarter period ended June 28, 2015) (each, a “Major Supplier”). Neither the Company nor any of its Subsidiaries has received any written, or to the Company’s Knowledge, oral notice from any Major Customer or Major Supplier that it intends to terminate, not renew, or materially and adversely change the terms of (whether related to payment, price or otherwise) its relationship with the Company or its Subsidiaries.

(c) None of the Company or any of its Subsidiaries has, or has had at any time since December 31, 2013, a direct contractual agreement with any agency of the U.S. Government or any other Governmental Authority or entity owned or controlled by a Government Authority, and neither the Company nor its Subsidiaries has specifically designed or modified Company Products for any of the foregoing.

3.28 Indebtedness and Insolvency. Except as set forth in Section 3.12(b)(ix) of the Company Disclosure Letter, as of the date of this Agreement none of the Company or any of its Subsidiaries (a) has incurred, assumed or guaranteed or otherwise is or has agreed to be liable (contingent or otherwise) for any Indebtedness; or (b) has sought any protection pursuant to any bankruptcy or insolvency Law, nor does the Company have any Knowledge that any creditors of the Company or any of its Subsidiaries intend to initiate involuntary bankruptcy or insolvency proceedings.

3.29 Anti-Takeover Statutes. Assuming that the representations of Parent and Acquisition Sub set forth in Section 4.7 are accurate, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and the transactions contemplated hereby and thereby. No other takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby.

3.30 Proxy Statement. The proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as amended or supplemented, the “Proxy Statement”) will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Acquisition Sub or any of their Affiliates, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement.

3.31 Exclusivity of Representations; Non-Reliance. Except for the representations and warranties set forth in Article IV, the Company acknowledges and agrees that (a) neither Parent nor Acquisition Sub nor any other Person on behalf of either of them has made or is making any express or implied representation or warranty with respect to Parent or Acquisition Sub or any of their Affiliates or any of their respective businesses, operations, condition (financial or otherwise) or any other matter or with respect to any other information provided to the Company or any of its Affiliates or Representatives; and (b) any such other representations and warranties are expressly disclaimed by Parent and Acquisition Sub, and neither the Company nor any Person on its behalf is entitled to rely on, or has relied on or is relying on, any such representation or warranty, if made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND ACQUISITION SUB

Except as disclosed in the letter delivered by Parent and Acquisition Sub to the Company on the date of this Agreement (the “Parent Disclosure Letter”) in accordance with Section 10.12, Parent and Acquisition Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing. Parent is a limited partnership duly organized and validly existing under the Laws of the PRC, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Neither Parent nor Acquisition Sub is in violation of their respective organizational documents.

4.2 Corporate Power; Enforceability. Each of Parent and Acquisition Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and

Acquisition Sub of this Agreement, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, and no additional corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize the execution and delivery by Parent and Acquisition Sub of this Agreement, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder or the consummation by Parent and Acquisition Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Acquisition Sub, enforceable against each in accordance with its terms, subject to the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery by Parent and Acquisition Sub of this Agreement, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, do not and will not (a) violate or conflict with any provision of the certificates of incorporation, bylaws or other organizational documents of Parent or Acquisition Sub, (b) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition Sub is a party or by which Parent, Acquisition Sub or any of their respective properties or assets may be bound, (c) assuming the Consents referred to in Section 4.4 are obtained or made, violate or conflict with any Law or Order applicable to Parent or Acquisition Sub or by which any of their respective properties or assets are bound or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Acquisition Sub, except in the case of each of clauses (b), (c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby, or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder.

4.4 Consents and Approvals. No Consent of any Person is required on the part of Parent, Acquisition Sub or any of their Affiliates in connection with the execution and delivery by Parent and Acquisition Sub of this Agreement, the performance by Parent and Acquisition Sub of their respective covenants and obligations hereunder and the consummation by Parent and Acquisition Sub of the transactions contemplated hereby, except:

(a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities as may be required to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business,

(b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act,

(c) Consents required under, and compliance with any other applicable requirements of, the HSR Act and any other applicable Antitrust Laws,

(d) the submission of a Joint Notice to CFIUS pursuant to FINSA and CFIUS Approval,

(e) the submission of the German Joint Notice and the German Foreign Investment Approval,

(f) the filings and approvals with or by PRC Governmental Authorities with respect to the transactions contemplated hereby, including (A) the filings with and/or approvals of NDRC, SASAC and MOFCOM with respect to the consummation of the transactions contemplated hereby, by Parent and Acquisition Sub; and (B) foreign exchange registration conducted by authorized banks and supervised by SAFE in connection with the transactions contemplated hereby, including registration and/or approvals for conversion of RMB funds into U.S. dollar funds and transfer of U.S. dollar funds to Acquisition Sub or the holders of shares of Company Common Stock or other interests pursuant to or in connection with this Agreement (to the extent that funding in U.S. dollars is required thereunder) (the filings, approvals and/or registrations referred to in clauses (A) and (B) of this Section 4.4(f) collectively, the “PRC Overseas Investment Approvals”),

(g) the filings, approvals or clearances with or by the Governmental Authorities in Taiwan with respect to the transactions contemplated hereby, including the submission and approval of the Taiwan Application and/or any other filings, approvals or clearances for foreign/PRC investments under the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (collectively, the “Taiwan Approvals”),

(h) any other International Approvals; and

(i) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby, or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder.

4.5 Litigation. There are no Legal Proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition Sub or any of their respective properties that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder. Neither Parent nor Acquisition Sub is subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Acquisition Sub of the transactions contemplated hereby or the performance by Parent or Acquisition Sub of their respective covenants and obligations hereunder.

4.6 Proxy Statement. The information supplied by Parent, Acquisition Sub or any of their respective Affiliates, partners, members, stockholders, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement will not, at the respective times the Proxy Statement is first filed with the SEC, amended or supplemented or first published, distributed or disseminated to the Company Stockholders, or at such time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.7 Ownership of Company Capital Stock. Neither Parent nor Acquisition Sub is, nor at any time during the last three (3) years has Parent or Acquisition Sub been, an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL (other than as contemplated by this Agreement). Neither Parent nor Acquisition Sub owns (beneficially or otherwise) any shares of Company Common Stock (or any other economic interest through derivative securities or otherwise in the Company).

4.8 Brokers. Except for Cowen and Company, no agent, broker, finder or investment banker is entitled to, or will become entitled to, any brokerage, finder’s or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition Sub.

4.9 Operations of Acquisition Sub. Acquisition Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Acquisition Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

4.10 Solvency. Neither Parent nor Acquisition Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Parent,

Acquisition Sub, the Company or any of their respective Subsidiaries. Each of Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, the payment of the aggregate Merger Consideration, the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the payment of all related fees and expenses, be Solvent at the Effective Time. As used in this Section 4.10, the term “Solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and Acquisition Sub (on a consolidated basis) will exceed their debts (on a consolidated basis), (b) Parent and Acquisition Sub (on a consolidated basis) have not incurred and neither Parent nor Acquisition Sub intends to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature and (c) Parent and Acquisition Sub (on a consolidated basis) have reasonably sufficient capital with which to conduct their business. For purposes of this Section 4.10, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

4.11 Sufficiency of Funds. Parent and Acquisition Sub shall have, available sufficient funds to consummate the Merger and the other transactions contemplated by this Agreement, and to perform their respective obligations under this Agreement.

4.12 Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guarantee. The Guarantee is in full force and effect and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Limitations. No event has occurred which, with or without notice, lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of the Guarantor under the Guarantee.

4.13 Non-Reliance; Exclusivity of Representations.

(a) In connection with the due diligence investigation of the Company by Parent and Acquisition Sub and their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Parent and Acquisition Sub and their respective Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received at their request and may continue to receive after the date hereof (including pursuant to Section 6.9) from the Company and its Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Acquisition Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Acquisition Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans). Accordingly, Parent and Acquisition Sub hereby acknowledge and agree that none of the Company or any of its Subsidiaries, nor any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), unless any information contained in such estimates, projections, forecasts, plans or budgets is also expressly contained in any of the representations and warranties of the Company set forth in this Agreement.

(b) Except for the representations and warranties expressly set forth in Article III, each of Parent and Acquisition Sub acknowledges and agrees that (i) neither the Company nor any of its Subsidiaries (or any other

Person) has made or is making any express or implied representation or warranty relating to the Company or any of its Subsidiaries or any of their Affiliates or any of their respective businesses or operations or otherwise in connection with this Agreement or the transactions contemplated hereby and (ii) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company or its Subsidiaries or any of their Affiliates or any of their respective businesses, operations, condition (financial or otherwise) or any other matter or with respect to any other information provided to Parent or Acquisition Sub or any of their respective Affiliates or Representatives; and (b) any such other representations and warranties are expressly disclaimed by the Company, and none of Parent, Acquisition Sub or any Person on their behalf is entitled to rely on, or has relied on or is relying on, any such representation or warranty, if made.

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Interim Conduct of Business.

(a) Except (i) as expressly permitted by this Agreement or as required by applicable Law, (ii) as set forth in Section 5.1(a) of the Company Disclosure Letter or (iii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (A) carry on its business in the usual, regular and ordinary course in a manner consistent with past practice, and (B) use its commercially reasonable efforts, consistent with past practices and policies, to keep available the services of the current officers, key employees and consultants of the Company and each of its Subsidiaries, and preserve the current relationships of the Company and each of its Subsidiaries with customers, suppliers and other Persons whom the Company or any of its Subsidiaries has significant business relations as is reasonably necessary to preserve substantially intact its business organization.

(b) Except (i) as expressly permitted by this Agreement or as required by applicable Law, (ii) as set forth in Section 5.1(b) of the Company Disclosure Letter or (iii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not do any of the following and shall not permit any of its Subsidiaries to do any of the following (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections, such action shall be expressly permitted under Section 5.1(a)):

(i) amend its certificate of incorporation or bylaws or comparable organizational documents;

(ii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for (A) the issuance and sale of shares of Company Common Stock upon the exercise of Company Options outstanding as of the date hereof, (B) the issuance of shares of Company Common Stock upon the vesting or settlement of Company Restricted Stock Units outstanding as of the date hereof, and (C) the issuance and sale of shares of Company Common Stock to participants in the Company ESPP pursuant to the terms thereof and only with respect to the offering period open as of the date of this Agreement.

(iii) directly or indirectly repurchase or redeem any Company Securities or Subsidiary Securities, except (A) repurchases of Company Securities pursuant to the terms and conditions of Company Options or Company Restricted Stock Units outstanding as of the date hereof and (B) in connection with Tax withholdings and exercise price settlements, as applicable, upon the exercise of Company Options or vesting of Company Restricted Stock Units in accordance with their terms as of the date hereof;

(iv) (A) split, combine, subdivide or reclassify any shares of capital stock, or (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, other than dividends made by any direct or indirect wholly-owned Subsidiary of the Company;

(v) propose or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(vi) except as required by applicable Law, convene any regular or special meeting of the Company Stockholders or of the holders of any Subsidiary Securities;

(vii) (A) incur or assume any Indebtedness, except for (1) debt incurred in the ordinary course of business, in amounts consistent with past practice, under letters of credit, lines of credit or other credit facilities or arrangements as in effect on the date hereof and (2) loans or advances between the Company and any of its direct or indirect wholly-owned Subsidiaries, or between any of its direct or indirect wholly-owned Subsidiaries, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company, (C) make any loans, advances or capital contributions to or investments in any other Person (other than the Company or any direct or indirect wholly-owned Subsidiaries), except for travel or business expense advances in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries or (D) mortgage or pledge any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than (1) pursuant to Contracts in effect as of the date of this Agreement, (2) pursuant to the sale, purchase or licensing of inventory, equipment, goods, or other supplies in the ordinary course of business and (3) Permitted Liens);

(viii) except as may be required by applicable Law or the terms of any Employee Plan as in effect on the date hereof and for the right of the Company to issue restricted cash awards with an aggregate value of up to $190,000 (which restricted cash awards shall vest on a quarterly basis over 4 years):

(A) enter into, adopt, amend (including acceleration of vesting), or modify in any material respect or terminate any Employee Plan, bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, equity-based compensation, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, retention, change in control, severance or other employee benefit agreement, trust, plan, fund or other arrangement (including any agreement, trust, plan, fund or arrangement that would be an Employee Plan if it were in existence on the date of this Agreement) for the compensation, benefit or welfare of any current or former director, officer, employee or independent contractor in any manner, except in any such case, in connection with the hiring or promotion of any non-officer employee who has an aggregate annual compensation that is not in excess of $150,000 in the ordinary course of business consistent with past practice,

(B) (1) increase or commit to increase the salaries, bonuses, severance, termination, retention or change in control pay or other compensation (including equity-based compensation) or benefits payable or to become payable (except for increases in the ordinary course of business consistent with past practice), (2) accelerate the vesting of any compensation or material benefits, (3) grant, pay or agree to pay any bonus or special remuneration or (4) pay or agree to pay any material benefit, in each case (1), (2), (3) and (4) to any current or former director, officer, employee or independent contractor who has received or who is expected to receive aggregate annual compensation in excess of $150,000,

(C) terminate, promote or change the title of any employee or other service provider (retroactively or otherwise), in each case other than in the ordinary course of business,

(D) hire or make an offer to hire any new employee, officer, director, or independent contractor, except for the hiring or promotion of any non-officer who has an aggregate annual compensation that is not in excess of $150,000, in the ordinary course of business consistent with past practice, or

(E) enter into any material agreement with respect to any labor dispute, organizing activity or proceeding, or any lockouts, slowdowns, strikes or work stoppages, or threats of any thereof;

(ix) settle or compromise any pending or threatened Legal Proceeding, or commence any Legal Proceeding involving individually more than $250,000 or in the aggregate more than $1,000,000, except for the settlement of any Legal Proceeding that is in the ordinary course of business and does not include any obligation (other than the payment of money that is fully paid by insurance or indemnity arrangements) to be performed by the Company or its Subsidiaries following the Effective Time, or waive any material claims or rights;

(x) except as may be required as a result of a change in applicable Law or in GAAP, make any material change in any of the accounting principles or practices used by it;

(xi) (A) make or change any material Tax election, (B) settle or compromise any income or other material Tax Liability, (C) amend any income or other material Tax Return, (D) waive any right to claim a material Tax refund or (E) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes;

(xii) (A) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or, except with respect to direct or indirect wholly-owned Subsidiaries, make any capital contributions or other investments in any Person, in excess of $250,000 individually or $500,000 in the aggregate or (B) dispose of any material properties or material assets of the Company or its Subsidiaries (except (1) pursuant to Contracts in effect prior to the date hereof or (2) pursuant to the sale, purchase or licensing of inventory, equipment, goods or other supplies in the ordinary course of business);

(xiii) establish or otherwise engage in the conduct of any new line of business material to the Company and its Subsidiaries, taken as a whole;

(xiv) make any capital expenditure or expenditures which (A) involves the purchase of real property or (B) is in excess of the Company’s capital expenditure budget as disclosed to Parent prior to the date hereof, other than capital expenditures that are not, in the aggregate, in excess of $750,000;

(xv) except as is in the ordinary course of business consistent with past practice, enter into any Contract that would have been a Material Contract if entered into prior to the date hereof or amend, renew, extend, modify or terminate, or otherwise waive, release or assign any rights, claims or benefits of the Company or any of its Subsidiaries under, any Material Contract (or Contract that would have been a Material Contract if entered into prior to the date hereof);

(xvi) enter into any Contract that limits, curtails or restricts the ability of the Company or any of its Subsidiaries to compete or conduct activities in any geographic area, line of business, or with any Person;

(xvii) grant to any third Person any license, sublicense, covenant not to sue, immunity, authorization, release or other right with respect to any material Intellectual Property Rights (other than licenses or other rights granted under Contracts that would be considered Product Licenses or Standard Licenses if entered into prior to the date of this Agreement); assign or transfer to any third Person any material Company Intellectual Property Rights; or abandon any material Company Registered Intellectual Property Rights;

(xviii) terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by the Company or any of its Subsidiaries which is not promptly replaced by a comparable amount of insurance coverage with reputable independent insurance companies or underwriters; or

(xix) enter into a Contract, or otherwise resolve or agree in any legally binding manner, to take any of the actions prohibited by this Section 5.1(b).

(c) Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

5.2 No Solicitation.

(a) The Company and its Subsidiaries shall immediately cease any and all existing discussions or negotiations with any Persons (other than Parent, Acquisition Sub or any designees of Parent or Acquisition Sub) conducted heretofore with respect to any Acquisition Proposal and terminate such Persons’ access to any data room containing the Company’s confidential information, and shall as promptly as practicable (and in any event within three (3) Business Days) request the return from all such Persons or the destruction by such Persons of all copies of confidential information previously provided to such Persons by the Company, its Subsidiaries or Representatives.

(b) Subject to Section 5.2(c), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of (A) the termination of this Agreement pursuant to Article VIII and (B) the Effective Time, the Company and its Subsidiaries shall not, nor shall they authorize or knowingly permit any of their respective directors, officers or other employees, controlled affiliates, or any investment banker, attorney, accountant or other authorized agent or representative retained by any of them (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Acquisition Sub or any designees of Parent or Acquisition Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Acquisition Sub or any designees of Parent or Acquisition Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal or the making of any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person (other than Parent, Acquisition Sub or any designees of Parent or Acquisition Sub) with respect to an Acquisition Proposal or (iv) enter into any Contract contemplating or otherwise relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement).

(c) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, prior to the receipt of the Requisite Stockholder Approval, if the Company receives from any Person a bona fide, written Acquisition Proposal not involving a breach of Section 5.2(b) that the Company Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) either constitutes or could reasonably be expected to lead to a Superior Proposal, the Company Board may, directly or indirectly through the Company’s Representatives: (i) participate or engage in discussions or negotiations with such Person and/or (ii) furnish to such Person any non-public information relating to the Company or any of its Subsidiaries and/or afford such Person access to the business, properties, assets, books, records or other non-public information, or the personnel, of the Company or any of its Subsidiaries, in each case under this clause (ii) pursuant to an Acceptable Confidentiality Agreement, provided that contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent to the extent such information has not been previously furnished by the Company to Parent; provided, however, that in the case of each action taken pursuant to the preceding clauses (i) or (ii), prior to taking such action:

(A) the Company Board and/or any authorized committee thereof determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law, and

(B) the Company gives Parent written notice of the identity of such Person and the material terms of such Acquisition Proposal (unless such Acquisition Proposal is in written form, in which case the Company shall give Parent a copy thereof) and of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person (and shall include with such notice copies of any written materials received from or on behalf of such Person directly concerning such Acquisition Proposal). Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company’s Subsidiaries or its Representatives shall be deemed to be a breach of this Section 5.2 by the Company.

(d) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, prior to the Effective Time, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any rights under, or release any Person (other than Parent and Acquisition Sub) from, any “standstill” or other similar agreement between the Company or any of its Subsidiaries, on the one hand, and such Person, on the other, unless the Company Board and/or any authorized committee thereof determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law.

(e) In addition to the obligations of the Company set forth in Section 5.2(b), the Company shall promptly (and in any event within 48 hours) notify Parent of any receipt by the Company or any of its Representatives of any Acquisition Proposal, including with such notice the material terms and conditions of such Acquisition Proposal and the identity of the Person or group making any such Acquisition Proposal (and shall include with such notice copies of any written materials received from or on behalf of such Person directly concerning such Acquisition Proposal (including any financial terms)). The Company shall keep Parent reasonably informed of the status and material terms of any such Acquisition Proposal, request or inquiry.

(f) Nothing contained in this Agreement shall prohibit the Company (i) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act or (ii) from making any disclosure to the Company Stockholders that the Company Board determines to make in good faith (after consultation with its outside counsel) in order to fulfill its fiduciary duties under, or in order to otherwise comply with, applicable Law, so long as such disclosure does not contain an express Company Board Recommendation Change. Nothing in this Section 5.2 shall prohibit the Company and its Representatives from contacting any Persons or group of Persons that have made an Acquisition Proposal after the date of this Agreement solely to request the clarification of the terms and conditions thereof so as to determine whether the Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal, and any such actions shall not be a breach of this Section  5.2.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Further Assurances.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and Acquisition Sub, on the one hand, and (without limiting the rights of the Company specifically provided under Section 5.2, Section 6.2, Section 6.4, Section 6.5 and Section 6.6 or the obligations of Parent or Acquisition Sub specifically provided under Section 6.2) the Company, on the other hand, shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to, in all cases subject to Section 6.2:

(i) cause the conditions to the Merger set forth in Article VII to be satisfied;

(ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations and make all necessary registrations, declarations and filings with Governmental Authorities that are necessary to consummate the Merger and the other transactions contemplated by this Agreement; and

(iii) obtain all necessary or appropriate consents, waivers and approvals under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby so as to maintain and preserve the benefits under such Material Contracts following the consummation of the transactions contemplated by this Agreement.

(b) Notwithstanding anything to the contrary herein, the Company shall not be required to (nor without the prior consent of Parent shall it, or shall it agree to) pay any consent or other similar fee, “profit sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the consent, waiver or approval of any Person under any Contract.

6.2 Regulatory Approvals.

(a) Each of Parent and Acquisition Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall:

(i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act as soon as practicable after the date of this Agreement but in no event later than ten (10) Business Days following the execution and delivery of this Agreement;

(ii) file comparable pre-merger or post-merger notification filings, forms and submissions with any other Governmental Authority that Parent reasonably elects, or are required by any other Antitrust Laws as soon as practicable following notice from Parent;

(iii) make the draft filing with CFIUS contemplated under 31 C.F.R. § 800.401(f) with respect to the transactions contemplated hereby and engage in the pre-notice consultation process with CFIUS as soon as practicable after the date of this Agreement but in no event later than fifteen (15) Business Days following the execution and delivery of this Agreement, and (ii) following such pre-notice consultation, as promptly as practicable and, in any event, within five (5) Business Days of CFIUS notification that the draft filing meets all requirements of 31 C.F.R. § 800.402 of the regulations and is, accordingly, complete, file with CFIUS a voluntary notice as contemplated by 31 C.F.R. § 800.401(a);

(iv) file the German Joint Notice as soon as practicable after the date of this Agreement but in no event later than ten (10) Business Days following the execution and delivery of this Agreement;

(v) prepare and file all filings required to obtain the PRC Overseas Investment Approvals as promptly as practicable after the date of this Agreement;

(vi) prepare and file all filings required to obtain the Taiwan Approvals as promptly as practicable after the date of this Agreement; and

(vii) prepare and file all filings required to obtain any other approvals, permits, clearances, statements of no action or the like which are required for any International Approvals;

(b) Subject to Section 6.2(g), each of Parent and the Company shall, to the extent permitted by applicable Law and not prohibited by the applicable Governmental Authority, and subject to all applicable privileges or business confidentiality, including the attorney-client privilege, with respect to the filings described in Section 6.2(a):

(i) cooperate and coordinate with the other in the making of such filings (including providing copies, or portions thereof, of all such documents to the other parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation, request or other inquiry of any Governmental Authority under any applicable Laws (including Antitrust Laws) or Orders with respect to any such filing, in each case, for the avoidance of doubt, in connection with the transactions contemplated by this Agreement;

(ii) supply the other party (or its outside counsel) with any information that may be required or requested by any Governmental Authority in order to make such filings;

(iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ, the Governmental Authorities of any other applicable jurisdiction in which any such filing is made under any other applicable Laws, CFIUS or any International Foreign Investment Authority; and

(iv) subject to Section 6.2(g), use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to (A) cause the expiration or termination of the applicable waiting periods under the HSR Act or other Antitrust Laws as soon as reasonably practicable, (B) obtain any required Consents under any other Antitrust Laws applicable to the Merger as soon as reasonably practicable, (C) obtain the PRC Overseas Investment Approvals, the Taiwan Approvals and the other International Approvals as soon as reasonably practicable (other than as waived by Parent pursuant to Section 7.1(b)(ii) or Section 7.1(b)(iii)), (D) to obtain the International Foreign Investment Approvals other than the CFIUS Approval as soon as reasonably practicable (other than as waived by Parent pursuant to Section 7.2(e)) and (E) to avoid any impediment to the consummation of the Merger under any applicable Laws (including Antitrust Laws) or Orders, including taking all such action as reasonably may be necessary to resolve such objections, if any, as the FTC, the DOJ, any International Foreign Investment Authority or any other Governmental Authority or Person other than CFIUS may assert under any applicable Laws (including Antitrust Laws) or Orders with respect to the Merger (other than as waived by Parent as provided above).

(c) Subject to Section 6.2(g), to the extent required to obtain CFIUS Approval, Parent agrees to use reasonable best efforts to undertake any mitigation efforts solely with respect to the Company and its Subsidiaries, including the following: propose, negotiate, offer to commit and effect, by consent decree or otherwise, the termination or cancellation of all or a portion of sales contracts with government customers in the United States for the Company’s or its Subsidiaries’ products and the sale, license, assignment, transfer or other divestiture or disposition of any assets or businesses of the Company or its Subsidiaries.

(d) Each of Parent and Acquisition Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any material communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act or any other Antitrust Laws with respect to which any such filings have been made, FINSA, any PRC Laws in respect of any PRC Overseas Investment Approvals or any Taiwan Laws in respect of any Taiwan Approvals, then such party shall use its commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to:

(i) give each other reasonable advance notice of all meetings or communications with any Governmental Authority relating to the Merger or any other transactions contemplated hereby;

(ii) give each other an opportunity to participate in each of such meetings or communications;

(iii) keep the other party reasonably apprised with respect to any material oral communications with any Governmental Authority regarding the Merger or any other transactions contemplated hereby to the extent the other party is unable to participate in such communication;

(iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger or any other transactions contemplated hereby, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority;

(v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all material written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) and planned oral communications with a Governmental Authority regarding the Merger or any other transactions contemplated hereby;

(vi) provide each other (or counsel of each party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the Merger or any other transactions contemplated hereby; and

(vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other with respect to, all material deliberations with respect to all efforts to satisfy the conditions set forth in Section 7.1(b), Section 7.1(c) and Section 7.2(e);

Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information.

(e) Each of Parent, Acquisition Sub and the Company shall cooperate with one another to (i) promptly determine whether any filings not contemplated by this Section 6.2 are required to be or should be made, and whether any other consents, approvals, permits or authorizations not contemplated by this Section 6.2 are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.

(f) Subject to Section 6.2(g), each of Parent, Acquisition Sub and the Company shall use reasonable best efforts to offer to take (and if such offer is accepted, commit to take) all steps which it is capable of taking to avoid or eliminate impediments under any Antitrust Laws that may be asserted by the FTC, the DOJ or any other Governmental Authority with respect to the transactions contemplated by this Agreement, in each case, so as to enable the Closing to occur as promptly as practicable following the date of this Agreement and, in any event, prior to the Termination Date, including:

(i) defending through Legal Proceedings on the merits any claim asserted in any court by any Governmental Authority;

(ii) proposing, negotiating, offering to commit and effecting, by consent decree, hold separate order or otherwise, the sale, license, assignment, transfer or other divestiture or disposition of any assets or businesses of the Company or any of its Subsidiaries; and

(iii) offering to take or offering to commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company and its Subsidiaries.

(g) Notwithstanding anything in this Agreement to the contrary, neither Parent and Acquisition Sub, on the one hand, nor the Company and its Subsidiaries, on the other hand, shall be required to agree to any term or take any action in connection with obtaining the International Approvals, HSR Antitrust Clearance, and the CFIUS Approval (i) that is not conditioned upon the consummation of the Merger and the other transactions contemplated by this Agreement or (ii) would reasonably be expected to have, individually or in the aggregate, an adverse effect on Parent, Acquisition Sub, the Company and its Subsidiaries or the Surviving Corporation that is material in any respect; provided, further, that the Company, if requested by Parent, shall agree to and effect any of the foregoing, as specified by Parent and on terms and conditions specified by Parent, so long as the effect thereof is binding upon the Company only if the Effective Time occurs. Notwithstanding anything in this Agreement to contrary, and for the avoidance of doubt, neither Parent nor Acquisition Sub shall be required to undertake or comply with any mitigation or other requests or conditions for approvals from any Governmental Authority with regard to any investments, operations, assets or affiliates other than those of the Company and its Subsidiaries.

6.3 Taiwan Plan. The following steps are referred to as the “Taiwan Plan”:

(a) By no later than the Effective Date, the Company shall take such steps as are necessary to amend the registered business scope of the Taiwan Branch to remove therefrom any business items which would prevent the Ministry of Economic Affairs from approving the Taiwan Application, including to pre-register the revised business scope with the Ministry of Economic Affairs of Taiwan (“MOEA”).

(b) As a condition to the Closing, the Company shall submit to MOEA and/or other Governmental Authority of competent jurisdiction, an application (the “Taiwan Application”) to change the status of the Taiwan Branch from a branch of a foreign investor to a branch of a PRC investor, effective no later than the consummation of the Merger, and will take any commercially reasonable further steps to amend the registered business scope of the Taiwan Branch as may be requested by such Governmental Authorities as a condition for their approval of the Taiwan Application.

(c) Promptly following approval of the change of status of the Taiwan Branch, the Company will apply with the MOEA for final registration of the revised business scope.

(d) If the foregoing steps cannot be taken or completed until after the consummation of the Merger, Parent shall complete the Taiwan Plan promptly following the consummation of the Merger.

(e) Parent and the Company shall at all times use their commercially reasonable efforts to cooperate with and assist each other to effect the Taiwan Plan before, but in any event as soon as practicable following, the Closing, or to obtain confirmation that the Merger can be consummated in accordance with the Laws of Taiwan without approval of the Taiwan Application.

(f) Parent and the Company shall promptly advise one another of any communications to or from any Governmental Authority in connection with the implementation of the Taiwan Plan, and shall provide one another with copies of any such communications to the extent they are in written form.

6.4 Proxy Statement.

(a) As soon as practicable (and in any event within twenty-five (25) Business Days) following the date hereof, the Company shall prepare and file with the SEC in preliminary form the Proxy Statement for use in connection with the solicitation of proxies from the Company Stockholders for use at the Company Stockholder Meeting. The Company shall cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Parent and Acquisition Sub shall furnish in writing to the Company all information concerning Parent and Acquisition Sub as the Company may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement or any amendment or supplement thereto. If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Parent or Acquisition Sub, or any of their respective directors, officers or other Affiliates, should be discovered by the Company, Parent or Acquisition Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other, and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(b) Subject to applicable Law, the Company shall cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as practicable (and in any event within five (5) Business Days) following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement.

(c) Unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change, (i) the Company shall not file with the SEC the Proxy Statement or any amendment or supplement thereto, and (ii) the Company shall not correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement, in any such case referenced in the preceding clause (i) or (ii) without providing Parent and Acquisition Sub a reasonable opportunity to review and comment thereon or participate therein, as the case may be, and the Company shall consider all such comments by Parent in good faith.

(d) The Company shall advise Parent and Acquisition Sub, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement, any receipt of comments from the SEC or its staff on the Proxy Statement, or any receipt of a request by the SEC or its staff for additional information in connection therewith, and shall provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff thereof, on the other hand, with respect to the Proxy Statement. The Company also shall provide Parent with copies of any written comments or responses to be submitted by the Company in response to any comments or inquiries from the SEC or the staff thereof and shall provide Parent a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff relating to the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable.

(e) Unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change, the Company shall include the Company Board Recommendation in the Proxy Statement.

6.5 Company Stockholder Meeting.

(a) The Company shall establish a record date for, call, give notice of, convene and hold a meeting of the Company Stockholders (or any adjournment or postponement thereof, the “Company Stockholder

Meeting”) as promptly as reasonably practicable following the date hereof for the purpose of voting to approve the Merger in accordance with the DGCL. Once the Company has established the record date for the Company Stockholder Meeting the Company shall not change such record date without the prior written consent of Parent (which consent shall not be unreasonably withheld), unless required by applicable Law. Without limiting the generality of the foregoing, the Company shall hold the Company Stockholder Meeting no later than 45 calendar days following the date the dissemination of the Proxy Statement to the Company’s stockholders is commenced; provided, however, that nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting:

(i) For sequential periods of up to five (5) Business Days each, if there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting;

(ii) For so long as the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC or its staff; or

(iii) (A) For one time only for up to ten (10) Business Days, if the Company Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting, including to enable the additional time to solicit proxies from Company Stockholders, or (B) for sequential periods of up to ten (10) Business Days, if the Company Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel), and upon demonstrating reasonable cause, that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting in order to give Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to Company Stockholders or otherwise made available to Company Stockholders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Company Board Recommendation Change).

(b) Without the prior written consent of Parent, the approval of this Agreement and the transactions contemplated hereby (including the Merger), and any matters related thereto, shall be the only matters which the Company shall propose to be acted on at the Company Stockholder Meeting.

(c) Unless this Agreement has been terminated in accordance with Article VIII or the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change pursuant Section 6.6(b), the Company shall solicit from the Company Stockholders proxies in favor of the approval of the Merger in accordance with Delaware Law, submit the Merger for approval of the Company Stockholders at the Company Stockholder Meeting and use its commercially reasonable efforts to secure the Requisite Stockholder Approval at the Company Stockholder Meeting.

(d) Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, unless this Agreement has been terminated in accordance with Article VIII, no Company Board Recommendation Change shall obviate or otherwise affect the obligation of the Company to call and hold the Company Stockholder Meeting pursuant to and in accordance with this Section 6.5.

6.6 Company Board Recommendation.

(a) Subject to Section 6.6(c), the Company Board shall make the Company Board Recommendation.

(b) Neither the Company Board nor any committee thereof shall (x) withhold, withdraw, qualify, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Parent, the Company Board Recommendation, (y) approve, endorse or recommend an Acquisition Proposal or (z) fail to recommend against acceptance of any tender offer or exchange offer for shares of the Company Common Stock within ten (10) Business Days after the commencement of such offer (each of clauses (x), (y) and (z), a “Company Board Recommendation Change”); provided, however, that a “stop, look and listen” communication by the Company Board to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication, shall not be deemed to be a Company Board Recommendation Change.

(c) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to the receipt of the Requisite Stockholder Approval, the Company Board and/or any authorized committee thereof may make a Company Board Recommendation Change if and only if:

(i) (A) the Company has received an unsolicited, bona fide written Acquisition Proposal that constitutes a Superior Proposal and that does not arise from a breach of Section 5.2(b);

(B) the Company Board and/or any authorized committee thereof shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law;

(C) the Company shall have notified Parent in writing of the Superior Proposal, including providing Parent with the identity of the Person making such Superior Proposal and a copy of the then-current forms of all of the relevant proposed transaction documents related thereto, including definitive agreements with respect to such Superior Proposal (a “Superior Proposal Notice”), provided that with respect to any amendment to the financial terms or other material terms of such Superior Proposal, Parent shall be entitled to a new written notice by the Company (a “Superior Proposal Amendment Notice”);

(D) if requested by Parent, the Company shall have made its Representatives available to discuss with Parent’s Representatives any proposed modifications to the terms and conditions of this Agreement during the period beginning as soon as practicable on the day of delivery by the Company to Parent of such Superior Proposal Notice or such Superior Proposal Amendment Notice, as applicable, and ending at 5:00 p.m. Pacific Time on, in the case of a Superior Proposal Notice, the fourth (4th) day following the day of such delivery or, in the case of a Superior Proposal Amendment Notice, the second (2nd) day following the day of such delivery (provided that such two (2) day period shall be extended if applicable through the end of the original four (4) day period);

(E) the Company has during such four (4) day period or such two (2) day period, as applicable, negotiated, and caused its financial and legal advisors to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) with respect to proposed adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

(F) if Parent shall have delivered to the Company during such four (4) day period or such two (2) day period, as applicable, a written, binding and irrevocable offer to modify the terms of this Agreement, the Company Board and/or any authorized committee thereof shall have determined in good faith, after considering the terms of such offer by Parent, that the Superior Proposal giving rise to such Superior Proposal Notice or such Superior Proposal Amendment Notice, as applicable, still constitutes a Superior Proposal; or

(ii) (A) an Intervening Event has occurred;

(B) the Company Board and/or any authorized committee thereof shall have determined in good faith (after consultation with its outside legal counsel) that the failure to make a Company Board Recommendation Change in light of such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law;

(C) the Company shall have notified Parent in writing of such Intervening Event, including a reasonable description of such Intervening Event (an “Intervening Event Notice”);

(D) if requested by Parent, the Company shall have made its Representatives available to discuss with Parent’s Representatives the Intervening Event and any proposed modifications to the terms and conditions of this Agreement during the period beginning as soon as practicable on the day of delivery by the Company to Parent of such Intervening Event Notice and ending at 5:00 p.m. Pacific Time on the fourth (4th) day following the day of such delivery;

(E) the Company has during such four (4) day period negotiated, and caused its financial and legal advisors to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) with respect to proposed adjustments to the terms and conditions of this Agreement so that the failure to make such Company Board Recommendation Change is no longer inconsistent with the Company Board’s fiduciary duties; and

(F) if and only if Parent shall have delivered to the Company during such four (4) day period a written and binding offer to modify the terms of this Agreement, the Company Board and/or any authorized committee thereof shall have determined in good faith, after considering the terms of such offer by Parent, that the failure to make a Company Board Recommendation Change in light of such Intervening Event would still be inconsistent with its fiduciary duties under Delaware Law.

(d) Nothing in this Agreement shall prohibit the Company Board and/or any authorized committee thereof from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to the Company Stockholders that the Company Board and/or any authorized committee thereof determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law; provided that, (x) clause (ii) of this Section 6.6(d) shall not in and of itself be deemed to permit the Company Board and/or any authorized committee thereof to make a Company Board Recommendation Change that would not otherwise be permitted pursuant to this Section 6.6 and (y) in either such case, any such statement(s) or disclosures made by the Company Board and/or any authorized committee thereof will be subject to the terms and conditions of this Agreement, including the provisions of Section 6.6 and Article VIII.

6.7 Public Statements and Disclosure. The initial press release with respect to the execution and delivery of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. None of the Company, on the one hand, or Parent and Acquisition Sub, on the other hand, shall issue any public release or make any public announcement concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided, however, that the restrictions set forth in this Section 6.7 shall not apply to any release or announcement made or proposed to be made by the Company in connection with an Acquisition Proposal, a Company Board Recommendation Change or Superior Proposal.

6.8 Anti-Takeover Laws. In the event that any anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Parent and Acquisition Sub shall use their respective commercially reasonable efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.

6.9 Access.

(a) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company and its Subsidiaries; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, or (iii) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default under, or give a third party the right terminate or accelerate the rights under, such Contract; and provided further, however, that no information or knowledge obtained by Parent in any investigation conducted pursuant to the access contemplated by this Section 6.9 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Parent and Acquisition Sub hereunder.

(b) In the event that the Company does not provide access or information in reliance on Section 6.9(a), it shall use its commercially reasonable efforts to communicate the applicable information to Parent in a way that would not violate the applicable Law, Contract or obligation or to waive such a privilege, including, to the extent practicable, by providing such information in redacted form as necessary to preserve such a privilege or comply with such Law or otherwise make appropriate substitute disclosure arrangements, to the extent possible.

(c) Any investigation conducted pursuant to the access contemplated by this Section 6.9 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries.

(d) Any access to the properties of the Company or any of its Subsidiaries shall be subject to the terms and conditions of any applicable Lease and the Company’s reasonable security measures and insurance requirements and shall not include the right to perform Phase 1 or Phase 2 environmental assessments or other invasive testing.

(e) The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.9. Nothing in this Section 6.9 or elsewhere in this Agreement shall be construed to require the Company, any of its Subsidiaries or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

6.10 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.11 Directors’ and Officers’ Indemnification and Insurance.

(a) The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under:

(i) any and all indemnification agreements between the Company or any of its Subsidiaries and (x) any of their respective current or former directors and officers as of the date of this Agreement pursuant to the terms of such agreements as in effect as of the date hereof and (y) any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time and executes an indemnification agreement on terms no less favorable to the Company and no more favorable to such person than the current form of indemnification agreement with its directors that has been made available to Parent (the “Indemnified Persons”); and

(ii) any and all indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of the Company or any of its Subsidiaries in effect on the date of this Agreement.

(b) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance, on terms with respect to the coverage and amounts that are equivalent to those of the D&O Insurance; provided, however:

(i) that, in satisfying its obligations under this Section 6.11(c), Parent and the Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by the Company for coverage for its last full fiscal year (such three hundred percent (300%) amount, the “Maximum Annual Premium”) (which premiums the Company represents and warrants to be as set forth in Section 6.11(c) of the Company Disclosure Letter);

(ii) and that, if the annual premium of such insurance coverage exceeds the Maximum Annual Premium, Parent and the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium.

(iii) Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a six-year “tail” prepaid policy on the D&O Insurance provided that, without the prior written consent of Parent, the Company may not expend per year coverage in excess of the Maximum Annual Premium for such “tail” policy. In the event that the Company elects to purchase such a “tail” policy prior to the Effective Time, or the Surviving Corporation after the Effective Time otherwise elects to purchase such a policy, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of Parent and the Surviving Corporation under the first sentence of this Section 6.11(c) for so long as such “tail” policy shall be maintained in full force and effect.

(d) If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that such continuing or surviving corporation or entity or transferee of such properties or assets, as the case may be, shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.11.

(e) The obligations set forth in this Section 6.11 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 6.11(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 6.11(c) (and their heirs and representatives).

(f) Each of the Indemnified Persons or other persons who are beneficiaries under the D&O Insurance or the “tail” policy referred to in Section 6.11(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.11, with full rights of enforcement as if a party thereto.

(g) The rights of the Indemnified Persons (and other persons who are beneficiaries under the D&O Insurance or the “tail” policy referred to in Section 6.11(c) (and their heirs and representatives)) under this Section 6.11 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificates of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).

(h) The obligations and liability of Parent, the Surviving Corporation and their respective Subsidiaries under this Section 6.11 shall be joint and several.

(i) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims under such policies.

6.12 Employee Matters.

(a) Following the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all Employee Plans and compensation arrangements in accordance with their terms as in effect immediately prior to the Effective Time (as they may have been revised or consented to as contemplated by Section 5.1(b)(viii)), provided, however, that nothing in this sentence or otherwise in this Section 6.12 shall prohibit the Surviving Corporation or its Subsidiaries from amending or terminating, or Parent from causing the Surviving Corporation or its Subsidiaries to amend or terminate, any such Employee Plans, arrangements or agreements in accordance with their terms or if otherwise required by applicable Law.

(b) During the one (1) year period following the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) provide to Continuing Employees while they continue in employment employee benefits (other than any defined benefit or cash balance pension plan, deferred compensation, equity based benefits, severance, post-termination health, medical or other welfare or life insurance benefits and individual employment agreements) that, taken as a whole, are no less favorable in the aggregate than the employee benefits (other than any defined benefit or cash balance pension plan, deferred compensation, equity based benefits, severance, post-termination health, medical or other welfare or life insurance benefits and individual employment agreements) provided to Continuing Employees immediately prior to the Effective Time. Base salary, cash bonus opportunity or regular wages as of the Effective Time shall not be decreased for a period of one (1) year following the Effective Time for any Continuing Employee who continues to be employed by the Surviving Corporation or an Affiliate during that period.

(c) To the extent that, following the Effective Time, employee benefits are provided under the employee benefit plans, programs and arrangements of Parent or one of its Subsidiaries (including the Surviving Corporation), and in which such Continuing Employees did not participate prior to the Effective Time (the “New Plans”), from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation or one of its Subsidiaries to, cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries and any predecessor employer prior to the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, for purposes of eligibility to participate, vesting and, with respect to vacation, sick time or paid time off, accrual and severance pay entitlement) under the New Plans; provided, however, that such service need not be credited to the extent that it would result in duplication of coverage or benefits.

(d) Without limiting the generality of the foregoing provisions of this Section 6.12, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Employee Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”) and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, Parent shall use commercially reasonable efforts to, or shall cause the Surviving Corporation or one of its Subsidiaries to use commercially reasonable efforts to, (x) cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent it would have been waived or deemed satisfied as of the Effective Time under the comparable Old Plan and (y) cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under a comparable Old Plan during the portion of the plan year of the Old Plan during the portion of the plan year prior to the Effective Time to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time.

(e) Prior to making any written or oral communications to the Continuing Employees pertaining to compensation or benefits matters that are affected by the Merger or the other transactions contemplated by the Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing such mutually agreeable communication.

(f) Notwithstanding anything to the contrary set forth in this Agreement but subject to compliance with the other provisions of this Section 6.12, no provision of this Agreement shall be deemed:

(i) to guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or their Subsidiaries to terminate, any Continuing Employee for any reason;

(ii) to require Parent, the Surviving Corporation or any of their Subsidiaries to continue any Employee Plan, New Plan, or other benefit plan, agreement or arrangement, or prevent the amendment, modification or termination thereof after the Effective Time; or

(iii) to constitute the establishment or adoption of or an amendment to any employee benefit or compensation plan, program, agreement, contract, policy or arrangement or otherwise be treated as an amendment or modification of any Benefit Plan, New Plan or other benefit plan arrangement. No provision of this Agreement shall create any third party beneficiary rights in any employee of the Company or any Company Subsidiary, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any employee of the Company or any of its Subsidiaries by Parent, the Surviving Corporation or any of the Affiliates or under any benefit plan which any of them may maintain, or otherwise.

6.13 Obligations of Acquisition Sub. Parent shall take all action necessary to cause Acquisition Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

6.14 Notification of Certain Matters.

(a) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall give prompt notice to Parent and Acquisition Sub upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of Parent and Acquisition Sub to consummate the transactions contemplated hereby set forth in Section 7.2(a) and Section 7.2(b) to not be satisfied at the Closing; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 6.14(a).

(b) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Acquisition Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Parent or Acquisition Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the transactions contemplated hereby set forth in Section 7.3(a) and Section 7.3(b) to not be satisfied at the Closing; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Parent or Acquisition Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to the Company pursuant to this Section 6.14(b).

(c) No investigation pursuant to this Section 6.14 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

6.15 Certain Litigation. The Company shall promptly advise Parent of any litigation or other Legal Proceeding commenced after the date hereof against the Company or any Company Subsidiary or any of its or their directors (in their capacity as such) by any Company Stockholders or any holders of any capital or equity interest in any Company Subsidiary (on their own behalf or on behalf of the Company or a Company Subsidiary) relating to this Agreement or the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such litigation or Legal Proceeding. The Company shall give (or cause the applicable Subsidiary to give) Parent the opportunity to consult with the Company regarding and participate in the defense or settlement of any such litigation or Legal Proceeding and shall consider in good faith Parent’s views with respect to such stockholder litigation, and no settlement or entry of judgment or other resolution of any such litigation or Legal Proceeding shall be agreed to or allowed without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.16 Formation of Acquisition Sub. As soon as practicable following the date hereof, subject to receipt of any required PRC Overseas Investment Approvals, Parent shall form (or cause to be formed) a corporation organized under the laws of the State of Delaware as a direct or indirect, wholly-owned Subsidiary of Parent, which corporation shall be Acquisition Sub hereunder. Promptly following its formation, Parent shall cause Acquisition Sub to become a party to this Agreement as if an original party hereto by executing the Joinder in the form attached hereto as Annex A and delivering such executed Joinder to the Company, and the Company shall execute a counterpart of the Joinder.

6.17 Company Equity Awards. At the Effective Time, each Unvested Company Option held by a Continuing Employee who does not timely consent to a cash substitute as contemplated by Section 2.7(d)(ii) of this Agreement shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by the Surviving Corporation. Each such Unvested Company Option so assumed by the Surviving Corporation shall continue to have, and be subject to, the same terms and conditions (including the vesting schedule and other terms and conditions set forth in the Company Stock Plan and stock option agreement under which such Unvested Company Option was issued) as are in effect immediately prior to the Effective Time, except that (a) such option shall be exercisable for that number of whole shares of the Surviving Corporation’s common stock equal to the product (rounded down to the next whole number of shares of the Surviving Corporation’s common stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time and the Exchange Ratio and (b) the per share exercise price for the shares of the Surviving Corporation’s common stock issuable upon exercise of such assumed option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio. It is the intent of the parties hereto that the assumption of the Unvested Company Options shall not constitute a modification thereof under the provisions of Sections 409A and 424 of the Code, and to the extent permitted by applicable Law, all assumed Unvested Company Options that prior to the Effective Time were treated as incentive or non-qualified stock options under the Code shall from and after the Effective Time continue to be treated as incentive or non-qualified stock options, respectively, under the Code. Promptly after the Effective Time, the Surviving Corporation shall issue award agreements evidencing the foregoing assumption of such Unvested Company Options to the applicable holders.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to all Parties’ Obligations. The respective obligations of Parent, Acquisition Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law) at or prior to the Effective Time, of each of the following conditions:

(a) Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval.

(b) Antitrust Approvals and Government Approvals.

(i) Any waiting period (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(ii) Parent shall have obtained the PRC Overseas Investment Approvals, other than such PRC Overseas Investment Approvals as Parent, in its sole discretion, shall have determined to waive; provided, however, that Parent shall not be entitled to waive any PRC Overseas Investment Approvals that would, or would reasonably be expected to, adversely affect the delivery of the consideration payable in connection with the Merger in accordance with Article II.

(iii) Parent shall have obtained the Taiwan Approvals, other than such Taiwan Approvals as Parent, in its sole discretion, shall have determined to waive; provided, however, that Parent shall not be entitled to waive any Taiwan Approvals that would, or would reasonably be expected to, adversely affect the delivery of the consideration payable in connection with the Merger in accordance with Article II.

(c) No Prohibiting Laws or Injunctions. No Governmental Authority of competent jurisdiction in the United States, the PRC or any of the jurisdictions set forth in Schedule 7.1(b) shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger, or (ii) issued or granted any Order that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger.

(d) No Governmental Litigation. There shall not be pending or threatened in writing any Legal Proceeding in which a Governmental Body in the United States, the PRC, Korea, Taiwan, Canada or Germany is or is threatened to become a party challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

7.2 Conditions to the Obligations of Parent and Acquisition Sub. The obligations of Parent and Acquisition Sub to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in Section 3.1 (Organization; Good Standing), Section 3.2(a) (Corporate Power), Section 3.3 (Requisite Stockholder Approval), Section 3.25 (Brokers) and Section 3.29 (State Anti-Takeover Statutes) shall be true and correct in all material respects, without regard to any “materiality” or “Company Material Adverse Effect” or similar qualifications contained in them, at and as of the date hereof and at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time);

(ii) The representations and warranties of the Company set forth in Section 3.6(a), (b) and (e) (Company Capitalization) shall be true and correct in all but de minimis respects at and as of the date hereof and at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time); and

(iii) The representations and warranties of the Company set forth in Article III (other than the representations and warranties listed in clauses (i), (ii) and (iii) of this Section 7.2(a)) shall be true and correct in all respects, without regard to any “materiality” or “Company Material Adverse Effect” or similar qualifications contained in them, at and as of the date hereof and at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except for any failure of such representations and warranties to be so true and correct which has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have complied with or performed in all material respects the covenants and obligations that the Company is required to comply with or to perform under this Agreement prior to the Effective Time.

(c) FIRPTA Compliance. The Company shall at the Closing deliver to Parent a copy of a statement conforming with the requirements of Treasury Regulations Sections 1.897 2(h) and 1.1445 2(c)(3) and in form reasonably satisfactory to Parent, certifying that shares of capital stock of the Company do not constitute “United

States real property interests” under Section 897(c) of the Code. In addition, simultaneously with delivery of such statement, the Company shall provide to Parent, as agent for the Company, a form of notice to the IRS conforming with the requirements of Treasury Regulations Section 1.897-2(h)(2), together with (i) written authorization for Parent to deliver such notice to the IRS on behalf of the Company following the Effective Time or (ii) evidence satisfactory to Parent that such notice has been delivered to the IRS.

(d) Officer’s Certificate. Parent and Acquisition Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(e) CFIUS Approval. The CFIUS Approval shall have been obtained.

(f) German Foreign Investment Approval. The period of time for any applicable review process by the competent Governmental Authorities in Germany pursuant to the German Foreign Trade and Payments Ordinance or other similar Law (including, if applicable, any investigation commenced thereunder) shall have expired or been terminated, and either (i) the German Ministry of Economy and Energy or other competent Governmental Authority shall have provided a written notice to the effect that review of the transaction contemplated by this Agreement has been concluded and that a determination has been made that there are no unresolved issues of national or public safety security concern or (ii) the time for the issuance of a certificate of non-objection shall have passed, with the effect that such certificate shall have been deemed issued (in either case, the “German Foreign Investment Approval”).

(g) Company Material Adverse Effect. No Company Material Adverse Effect shall have arisen or occurred following the Balance Sheet Date that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Acquisition Sub set forth in this Agreement shall be true and correct at and as of the date hereof and at and as of the Effective Time as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except for any failure to be so true and correct which would not, individually or in the aggregate, prevent the consummation of the transactions contemplated by this Agreement or the ability of Parent and Acquisition Sub to fully perform their respective covenants and obligations under this Agreement.

(b) Performance of Obligations of Parent and Acquisition Sub. Each of Parent and Acquisition Sub shall have complied with or performed in all material respects the covenants and obligations that it is required to comply with or to perform under this Agreement prior to the Effective Time.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Acquisition Sub, validly executed for and on behalf of Parent and Acquisition Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Stockholder Approval (“Terminated”), by mutual written agreement of Parent and the Company.

8.2 Termination by Either Parent or the Company.

(a) Lapse of Time. This Agreement may be Terminated by either Parent or the Company if the Effective Time shall not have occurred on or before the date that is the six (6) month anniversary of the date hereof (the “Termination Date”)

(i) provided, that upon the request of either Parent or the Company prior to the Termination Date (including as it may be extended pursuant to this proviso) and the agreement of the other party (such agreement not to be unreasonably withheld) the Termination Date shall be extended until the date specified in such request that is not later than the eight (8) month anniversary of the date hereof; and

(ii) provided, further, that if the satisfaction of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing) occurs less than two (2) Business Days prior to the Termination Date, the Termination Date shall be deemed to be extended to the extent necessary to permit the Closing to occur in accordance with Section 2.3; and

(iii) provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party hereto whose action or failure to act has been a principal cause of or resulted in (x) the failure to satisfy any of the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VII prior to the Termination Date and such action or failure to act constitutes a material breach of this Agreement, or (y) the failure of the Effective Time to have occurred prior to the Termination Date, and such action or failure to act constitutes a material breach of this Agreement.

(b) Prohibiting Law or Order. This Agreement may be Terminated by either Parent or the Company if any Governmental Authority of competent jurisdiction in the United States, the PRC, or in any of the jurisdictions set forth in Schedule 7.1(b) shall have (A) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger, or (B) issued or granted any Order that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger, and such Order has become final and non-appealable.

(c) Failure to Obtain Stockholder Approval. This Agreement may be Terminated by either Parent or the Company if the Company shall have failed to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote on the adoption of this Agreement was taken.

(d) Notice of Failure to Provide Approval. This Agreement may be Terminated by either Parent or the Company if any Governmental Authority of competent jurisdiction in the PRC or Taiwan has provided written notice to the effect that such Governmental Authority would not approve the consummation of the Merger or that the consummation of the Merger would be illegal in the PRC or Taiwan.

8.3 Termination by the Company.

(a) Breach by Parent or Acquisition Sub. This Agreement may be Terminated by the Company if (i) the Company is not then in material breach of this Agreement, (ii) the representations and warranties of Parent and/or Acquisition Sub contained in this Agreement shall have become inaccurate or been breached such that the condition set forth in Section 7.3(a) would not be satisfied, or the covenants or obligations of Parent and/or Acquisition Sub contained in this Agreement shall have been breached such that the condition set forth in Section 7.3(b) would not be satisfied, and (iii) such breach is not capable of being cured by the Termination Date or, if capable of being so cured, Parent and/or Acquisition Sub shall have failed to cure such breach within twenty (20) Business Days after Parent and Acquisition Sub have received written notice of such breach from the Company (it being understood that, if applicable, the Company shall not be permitted to terminate this

Agreement pursuant to this Section 8.3(a) in respect of the breach set forth in any such written notice if (A) at any time during such twenty (20) Business Day period if Parent and/or Acquisition Sub continue to use their reasonable best efforts to cure such breach, and (B) at any time after such twenty (20) Business Day period if Parent and/or Acquisition Sub shall have cured such breach during such twenty (20) Business Day period).

(b) Company Board Recommendation Change. This Agreement may be Terminated by the Company at any time prior to receiving the Requisite Stockholder Approval if the Company Board shall have effected a Company Board Recommendation Change, in compliance with the terms of Section 6.6(c)(i) to enter into a definitive agreement providing for the consummation of a Superior Proposal; provided, that the Company has not violated Section 5.2 in any material respect, and provided, further, that concurrently with such termination of this Agreement, the Company pays Parent the Company Termination Fee payable to Parent pursuant to Section 9.9 and enters into a binding definitive agreement with respect to such Superior Proposal.

(c) Parent’s Failure to Close. This Agreement may be Terminated by the Company if (i) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing), (ii) the Company has thereafter confirmed in writing to Parent and Acquisition Sub that it is ready and able to consummate the Merger, and (iii) Parent and Acquisition Sub fail to consummate the Merger within five (5) Business Days following the date the Closing should have occurred; provided, however, that during such period of five (5) Business Days following the date the Closing should have occurred pursuant to Section 2.3 and for twenty-four (24) hours thereafter, no party shall be entitled to terminate this Agreement pursuant to Section 8.2(a).

8.4 Termination by Parent.

(a) Breach by Company. This Agreement may be Terminated by Parent if (i) Parent and Acquisition Sub are not then in material breach of this Agreement, (ii) the representations and warranties of the Company contained in this Agreement shall have become inaccurate or been breached such that the condition set forth in Section 7.2(a) would not be satisfied, or the covenants or obligations of the Company contained in this Agreement shall have been breached such that the condition set forth in Section 7.2(b) would not be satisfied, and (iii) such breach is not capable of being cured by the Termination Date or, if capable of being so cured, the Company shall have failed to cure such breach within twenty (20) Business Days after the Company has received written notice of such breach from Parent (it being understood that, if applicable, Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.4(a) in respect of the breach set forth in any such written notice if (A) at any time during such twenty (20) Business Day period the Company continues to use its reasonable best efforts to cure such breach, and (B) at any time after such twenty (20) Business Day period if the Company shall have cured such breach during such twenty (20) Business Day period).

(b) Company Board Recommendation Change or Tender Offer. This Agreement may be Terminated by Parent at any time prior to receiving the Requisite Stockholder Approval, if:

(i) the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change;

(ii) the Company Board shall have failed to publicly reconfirm the Company Board Recommendation within ten (10) Business Days after receipt of a written request from Parent that it do so if such request is made following the making by any Person of a public Acquisition Proposal; or

(iii) a tender or exchange offer for Company Common Stock that constitutes an Acquisition Proposal (whether or not a Superior Proposal) is commenced by a Person unaffiliated with Parent and, within ten (10) Business Days after the public announcement of the commencement of such Acquisition Proposal, the Company shall not have filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the Company Stockholders reject such Acquisition Proposal and not tender any shares of Company Common Stock into such tender or exchange offer;

provided, however, that Parent’s right to terminate this Agreement pursuant to this Section 8.4(b) in respect of any of the events described in the preceding clauses (i) through (iii) shall expire, with respect to each such event, ten (10) Business Days after the first date upon which Parent had actual knowledge that it would have been entitled to effect such termination.

(c) Company’s Failure to Close. This Agreement may be Terminated by Parent if (i) all the conditions set forth in Section 7.1 and Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing), (ii) Parent has thereafter confirmed in writing to the Company that it is ready and able to consummate the Merger, and (iii) the Company fails to consummate the Merger within five (5) Business Days following the date the Closing should have occurred; provided, however, that during such period of five (5) Business Days following the date the Closing should have occurred pursuant to Section 2.3 and for twenty-four (24) hours thereafter, no party shall be entitled to terminate this Agreement pursuant to Section 8.2(a).

8.5 Notice of Termination. Any proper and valid termination of this Agreement pursuant to this Article VIII shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable.

8.6 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article VIII, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except for (a) the terms of Section 6.7, (b) with respect to any liabilities or damages incurred or suffered by a party as a result of the Willful Breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement prior to such termination, and (c) this Section 8.6, Section 8.7, Section 8.8, Article IX and Article X, in the case of the foregoing clauses (a), (b) and (c), each of which shall survive the termination of this Agreement.

8.7 Survival of Confidentiality Agreement. No termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.8 Fees and Expenses. Except as set forth in Section 6.11, and in Article IX, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

ARTICLE IX

TERMINATION PAYMENTS

9.1 Mutual Consent. Neither Parent nor Company shall be obligated to pay the Parent Termination Fee or the Company Termination Fee, respectively, if this Agreement is Terminated by mutual consent of the parties in accordance with Section 8.1.

9.2 Government Action. Neither Parent nor Company shall be obligated to pay the Parent Termination Fee or the Company Termination Fee, respectively, if this Agreement is Terminated by either party by reason of a prohibiting Law or Order in accordance with Section 8.2(b).

9.3 Lapse of Time. The Company shall pay the Company Termination Fee to Parent, within two (2) Business Days after demand by Parent, if this Agreement is Terminated by Parent in accordance with Section 8.2(a), but only if (i) following the execution and delivery of this Agreement and prior to any such termination of this Agreement, a Competing Acquisition Transaction shall have been publicly announced or shall have become publicly disclosed and shall not have been publicly withdrawn; and (ii) within twelve (12) months following any such termination of this Agreement, the Company or any of its Affiliates either (x) consummates a

Competing Acquisition Transaction or (y) enters into a definitive agreement for a Competing Acquisition Transaction which is subsequently consummated (whether before or after such twelve (12) month period), in each case, whether or not the Competing Acquisition Transaction was the same Competing Acquisition Transaction referred to in clause (ii) of this Section 9.3. For purposes of the foregoing, a “Competing Acquisition Transaction” shall have the same meaning as an “Acquisition Transaction” except that all references therein to “more than fifteen percent (15%)” shall be deemed to be references to “a majority.”

9.4 Failure to Obtain Stockholder Approval. If this Agreement is Terminated by Parent or the Company in accordance with Section 8.2(c) (Failure to Obtain Stockholder Approval), the Company shall pay the Company Termination Fee to Parent within two (2) Business Days after demand by Parent, but only if (i) following the execution and delivery of this Agreement and prior to any such termination of this Agreement, a Competing Acquisition Transaction shall have been publicly announced or shall have become publicly disclosed and shall not have been publicly withdrawn; and (ii) within twelve (12) months following any such termination of this Agreement, the Company or any of its Affiliates either (x) consummates a Competing Acquisition Transaction or (y) enters into a definitive agreement for a Competing Acquisition Transaction which is subsequently consummated (whether before or after such twelve (12) month period), in each case, whether or not the Competing Acquisition Transaction was the same Competing Acquisition Transaction referred to in clause (ii) of this Section 9.4.

9.5 Breach by Parent. Parent shall pay the Parent Termination Fee to the Company, within two (2) Business Days after demand by the Company, if this Agreement is Terminated by the Company in accordance with Section 8.3(a) (Breach by Parent or Acquisition Sub).

9.6 Breach by Company. The Company shall pay the Company Termination Fee to Parent, within two (2) Business Days after demand by Parent, if this Agreement is terminated by Parent in accordance with Section 8.4(a) (Breach by Company).

9.7 Parent’s Failure to Close. Parent shall pay the Parent Termination Fee to the Company, within two (2) Business Days after demand by the Company, if this Agreement is Terminated by the Company in accordance with Section 8.3(c) (Parent’s Failure to Close).

9.8 Company’s Failure to Close. The Company shall pay the Company Termination Fee to Parent if this Agreement is terminated by Parent in accordance with Section  8.4(c) (Company’s Failure to Close).

9.9 Termination by Company in the Event of Company Board Recommendation Change. The Company shall pay the Company Termination Fee to Parent, as a condition to the effectiveness of such termination, if this Agreement is Terminated by the Company in accordance with Section 8.3(b) (Company Board Recommendation Change).

9.10 Termination by Parent in the Event of Board Recommendation Change or Tender Offer. The Company shall pay the Company Termination Fee to Parent, within two (2) Business Days after demand by Parent, if this Agreement is Terminated by Parent in accordance with Section 8.4(b) (Company Board Recommendation Change or Tender Offer).

9.11 Parent’s Sole Remedy. Notwithstanding anything to the contrary set forth in this Agreement, but subject to the rights of Parent and Acquisition Sub set forth in Section 10.8, if the Company fails to effect the Closing for any or no reason or otherwise breaches this Agreement or fails to perform hereunder, then the sole and exclusive remedy of Parent, Acquisition Sub and all Parent Related Parties against the Company or any of its former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Company Related Parties”) for any and all losses and damages suffered or incurred as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise, including for Willful Breach) or otherwise arising out of, or directly or indirectly relating to, this Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby shall be to terminate this Agreement as provided under this Agreement, and only to the extent provided, in Sections 8.1, 8.2 and 8.4, and either (i) receive payment of the Company Termination Fee and other amounts, if any, referenced in Section 9.14 and upon receipt of the Company Termination Fee and such other amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the transactions contemplated hereby or in respect of any other document, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise (except that the obligations under the Confidentiality Agreement shall continue to survive), or (ii) solely to the extent that Parent or Acquisition Sub seeks damages in respect of a Willful Breach by the Company of any of its representations, warranties, covenants or other agreements set forth in this Agreement, seek damages pursuant to Section 10.10. Subject to the rights of Parent and Acquisition Sub set forth in Section 10.8, none of Parent, Acquisition Sub or any Parent Related Party shall be entitled to bring, maintain or support any Legal Proceedings against the Company or any Company Related Party arising out of or in connection with this Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, other than a Legal Proceeding to recover either (i) payment of the Company Termination Fee and other amounts, if any, referenced in Section 9.14 or (ii) damages in respect of a Willful Breach by the Company of any of its representations, warranties, covenants or other agreements set forth in this Agreement, and for the avoidance of doubt, the Company shall not have any liability for losses or damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the transactions contemplated by this Agreement other than the foregoing. Nothing in this Section 9.11 shall in any way expand or be deemed or construed to expand the circumstances in which the Company may be liable under this Agreement or the transactions contemplated by this Agreement.

9.12 Company’s Sole Remedy. Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Company’s rights set forth in Section 10.8, if Parent or Acquisition Sub fails to effect the Closing for any or no reason or otherwise breaches this Agreement or fails to perform hereunder, then the sole and exclusive remedy of the Company and all Company Related Parties against Parent, Acquisition Sub, or any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Parent Related Parties”) for any and all losses and damages suffered or incurred as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise, including for Willful Breach) or otherwise arising out of, or directly or indirectly relating to, this Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby shall be to terminate this Agreement as provided under this Agreement, and only to the extent provided, in Sections 8.1, 8.2 and 8.3, and either (i) receive payment of the Parent Termination Fee and other amounts, if any, referenced in Section 9.14 (or to receive such amounts from the Guarantor pursuant to the Guarantee) and upon receipt of the Parent Termination Fee and such other amounts, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the transactions contemplated hereby or in respect of any other document, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise (except that the obligations under the Confidentiality Agreement shall continue to survive), or (ii) solely in the event that the Company seeks damages in respect of a Willful Breach by Parent or Acquisition Sub of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, seek damages pursuant to Section 10.10 (or to seek such damages from the Guarantor pursuant to the Guarantee). Subject to the rights of the Company set forth in Section 10.8, none of the Company or any Company Related Party shall be entitled to bring, maintain or support any Legal Proceedings against Parent, Acquisition Sub or any Parent Related Party arising out of or in connection with this Agreement, the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, other than a Legal Proceeding to recover either (i) payment of the Parent Termination Fee and other amounts, if any, referenced in Section 9.14 (or payment of the Parent Termination Fee and such other amounts from the Guarantor pursuant to the Guarantee) or (ii) damages in respect of a Willful Breach by Parent or Acquisition Sub of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement (including such damages from the Guarantor pursuant to the Guarantee), and for the avoidance of doubt, neither Parent nor Acquisition Sub shall have any liability for losses or damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the transactions contemplated by this Agreement other than the foregoing. Nothing in this Section 9.12 shall in any way expand or be deemed or construed to expand the circumstances in which Parent or Acquisition Sub may be liable under this Agreement or the transactions contemplated by this Agreement.

9.13 Single Payment Only. The parties hereto acknowledge and hereby agree that in no event shall the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not such Company Termination Fee or Parent Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

9.14 Liquidated Damages. Each of the Company, Parent and Acquisition Sub acknowledges and agrees that (a) the agreements contained in this Article IX are an integral part of the transactions contemplated by this Agreement, (b) neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but each is liquidated damages, in a reasonable amount that will compensate Parent and the Company, respectively, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (c) without these agreements, neither the Company nor Parent would have entered into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to in this Article IX and, in order to obtain such payment, the Company or Parent commences a suit that results in a judgment against the non-paying party for the payment of any amount set forth in in this Article IX, the non-paying shall pay the other party its costs and expenses in connection with such suit, together with interest on such amount at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

ARTICLE X

GENERAL PROVISIONS

10.1 No Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Acquisition Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms. After the Effective Time, neither Parent nor Acquisition Sub shall be permitted to claim that any breach by the Company of any of its covenants or obligations under this Agreement results in a failure of a condition to consummate the Merger or excuses performance by Parent or Acquisition Sub of any of its obligations hereunder.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand, by facsimile (with a written or electronic confirmation of delivery) or by e-mail (so long as a confirmation of receipt with respect to such e-mail is requested and received), in each case to the intended recipient as set forth below:

(a)	if to Parent or Acquisition Sub, to:

Building 61, No. 2 North Jing Yuan Street,
Beijing Economic Technological Development Area,

Beijing,100176, China
Attention: YAN MEIZHI (Jenny Yan)
Facsimile No.: 86-10-81057875
E-mail: yanmeizhi@etowncapital.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
Attention: Thomas M. Shoesmith
Facsimile No: 650-233-4545
Email: thomas.shoesmith@pillsburylaw.com

(b)	if to the Company, to:

Mattson Technology, Inc.
47131 Bayside Pkwy.
Fremont, CA 94538
Attention: Emilie Fukada
Facsimile No.: 510-492-5914
E-mail: emilie.fukada@mattson.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: Christopher Kaufman; Chad Rolston
Facsimile No: 650-463-2600
Email: christopher.kaufman@lw.com; chad.rolston@lw.com

10.3 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that each of Parent and Acquisition Sub may assign, in Parent’s sole discretion, any of or all Parent’s and/or Acquisition Sub’s rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent or Acquisition Sub, provided that no such assignment shall relieve Parent or Acquisition Sub of any of their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.4 Confidentiality. Parent, Acquisition Sub and the Company hereby acknowledge that the Company and the Guarantor, an Affiliate of Parent, have previously executed a Confidentiality Agreement, made as of April 10, 2015 (as amended, the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms. Each of Parent and Acquisition Sub hereby agrees to be bound by the terms and provisions of the Confidentiality Agreement applicable to the Guarantor thereunder, with the same force and effect as if originally named therein.

10.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter, the Annexes hereto, and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

10.6 No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except (a) from and after the Effective Time, as set forth in or contemplated by the terms and provisions of Section 6.11, (b) from and after the Effective Time, the rights of holders of shares of the Company Common Stock and other Company Securities to receive the consideration pursuant to the Merger, as set forth in Article II, (c) this Article X in respect of the Sections set forth under the foregoing clauses (a) through (c).

10.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.8 Remedies.

(a) Subject to Article IX, and except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that, in the event of any breach or threatened breach by the Company, on the one hand, or Parent and/or Acquisition Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Acquisition Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Parent and Acquisition Sub, on the other hand hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

10.9 Governing Law. This Agreement and all disputes, controversies, cross-claims, third-party claims or other proceedings of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, arising out of or in connection with or relating to any matter which is the subject of this Agreement or any of the transactions contemplated by this Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

10.10 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “Centre”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted (the “Arbitration Rules”). The seat of arbitration shall be Hong Kong. The arbitration shall be decided by a tribunal of three (3) arbitrators. Each of Parent and the Company shall be entitled to nominate one (1) arbitrator. The third arbitrator, who shall act as the chairman of the tribunal, shall be chosen by the two arbitrators nominated by the parties, respectively. The arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English.

(b) The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets.

(c) To the extent that Parent or Acquisition Sub may be entitled in any jurisdiction to claim for itself or its assets immunity (whether state or sovereign or otherwise) from service of process, jurisdiction, suit, judgment, execution, attachment (whether before judgment, in aid of execution, or otherwise) or legal process in respect of its obligations under this Agreement, or to the extent that, in any such jurisdiction, such immunity (whether or not claimed) may be attributed to it or its assets, each of Parent or Acquisition Sub hereby irrevocably agrees not to claim, and hereby irrevocably waives, such immunity to the fullest extent permitted by the laws of such jurisdiction with the intent, inter alia, that such waiver of immunity shall have irrevocable effect.

10.11 WAIVER OF JURY TRIAL. EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

10.12 Company Disclosure Letter and Parent Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) only (i) the specific representations and warranties (or covenants, as applicable) of the Company, Parent or Acquisition Sub that are set forth in the corresponding section or subsection of this Agreement and (ii) any other representations and warranties (or covenants, as applicable) of the Company, Parent or Acquisition Sub that are set forth in this Agreement, but in the case of this clause (ii) only if and to the extent that the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

10.13 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Acquisition Sub and the Company; provided, however, that in the event that this Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders under Delaware Law without such approval.

10.14 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

BEIJING E-TOWN DRAGON SEMICONDUCTOR INDUSTRY INVESTMENT CENTER (LIMITED PARTNERSHIP)

By:	/s/ Yongzhong Lu

Name:	Yongzhong Lu

Title:	Chairman

MATTSON TECHNOLOGY, INC.

By:	/s/ Fusen Chen

Name:	Fusen Chen

Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

2725 Sand Hill Road
Suite 200
Menlo Park, CA 94025

December 1, 2015

Board of Directors

Mattson Technology, Inc.

47131 Bayside Parkway

Fremont, CA 94538

Members of the Board of Directors:

We understand that Mattson Technology, Inc. (the “Company”), Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership) (the “Parent”) and Dragon Acquisition Sub, Inc., a wholly owned subsidiary of the Parent (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated December 1, 2015 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of common stock, par value $0.001 per share of the Company (the “Company Common Stock”), other than (i) any shares of Company Common Stock owned by the Parent, Acquisition Sub or the Company, or by any direct or indirect wholly-owned subsidiary of the Parent or Acquisition Sub or by any direct or indirect subsidiary of the Company and (ii) any shares of the Company Common Stock as to which dissenters’ rights have been perfected (clauses (i) and (ii) collectively, the “Excluded Shares”), will be converted into the right to receive $3.80 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

9)	Reviewed the Merger Agreement and certain related documents; and

10)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. We have further relied upon the assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to be paid to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, neither we nor any of our affiliates have been engaged on any financial advisory or financing assignments for the Parent, and have not received any fees for such services from the Parent during this time. Morgan Stanley may seek to provide financial advisory or financing services to the Parent and the Company in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at any stockholders’ meeting that may be held in connection with the Merger or whether the shareholders should take any other action in connection with the Merger. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Stephen White
Stephen E. White
Executive Director

Annex C

APPRAISAL RIGHTS OF STOCKHOLDERS

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

EXECUTION COPY

GUARANTEE

GUARANTEE, dated as of December 1, 2015 (this “Guarantee”), by Beijing E-Town International Investment & Development Co., Ltd. (the “Guarantor”) in favor of Mattson Technology, Inc. (the “Guaranteed Party”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).

1. GUARANTEE. To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership) (“Parent”), a directly or indirectly wholly-owned subsidiary of Parent which will be established promptly following the date hereof (“Acquisition Sub”), and the Guaranteed Party, pursuant to which Acquisition Sub will merge with and into the Guaranteed Party (the “Merger”), the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party (a) the full and complete performance of all of the respective obligations of Parent and Acquisition Sub under the Merger Agreement and any document, instrument or other agreement among the Guaranteed Party, on the one hand, and Parent or Acquisition Sub, on the other, contemplated by or referred to in the Merger Agreement (each such document a “Transaction Document” and, collectively, the “Transaction Documents”) and (b) the full, due and punctual payment as and when due of the payment obligations of Parent and Acquisition Sub under the Merger Agreement and any other Transaction Document (the “Obligations”). All payments hereunder shall be made in lawful money of the United States, in immediately available funds. The Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind. If Parent or Acquisition Sub fails to pay or perform the Obligations when due, then the Guarantor’s liabilities to the Guaranteed Party hereunder in respect of such Obligations shall, at the Guaranteed Party’s option, become immediately due and payable and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, take any and all actions available hereunder or under applicable law to collect or perform the Obligations from the Guarantor. In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount or performance of the Obligations, regardless of whether any action is brought against Parent or Acquisition Sub. The Guarantor agrees to pay on demand all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with enforcement of its rights hereunder.

2. CHANGES IN OBLIGATION, CERTAIN WAIVERS. The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of the Obligations, and may also make any agreement with Parent or Acquisition Sub for the extension or renewal thereof, in whole or in part, without in any way impairing or affecting the Guarantor’s obligations under this Guarantee or affecting the validity or enforceability of this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or Acquisition Sub; (b) any change in the time, place or manner of payment of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms of Section 10.13 (Amendment) or Section 10.14 (Extension; Waiver) thereof or any agreement evidencing, securing or otherwise executed in connection with the Obligations; (c) the addition, substitution or release of any entity or other Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent, Acquisition Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Acquisition Sub or any other Person interested in the transactions contemplated by the Merger Agreement; (f) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Acquisition Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with the Obligations or otherwise except as provided herein; (g) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to the Obligations; or (h) any discharge of the Guarantor as a matter of applicable law or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than as a result of, and to the extent of, full payment and performance of the Obligations in accordance with the terms of the Merger Agreement). To the fullest extent permitted by applicable law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Obligations incurred and all other notices of any kind (other than notices expressly required to be provided to Parent or Acquisition Sub pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or Acquisition Sub or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the performance or payment of the Obligations (x) that are available to Parent or Acquisition Sub under the Merger Agreement, (y) in respect of a breach by the Guaranteed Party of this Guarantee or (z) in respect of fraud of the Guaranteed Party or any of its Affiliates in connection with the Merger Agreement or the transactions contemplated thereby; provided, however, that Guarantor may not assert defenses that Parent or Acquisition Sub possess relating to (i) lack of validity or enforceability of the Merger Agreement or any other Transaction Document against Parent or Acquisition Sub, as applicable, arising from Parent or Acquisition Sub’s, as applicable, defective incorporation or lack of qualification to do business in any applicable jurisdiction, (ii) Parent’s or Acquisition Sub’s lack of corporate authority to enter into or perform the Merger Agreement or any other Transaction Document or the due execution and delivery thereof, or (iii) the termination of existence, dissolution, liquidation, insolvency, bankruptcy, receivership, or other reorganization of Parent or Acquisition Sub, as applicable). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. Subject to the Guaranteed Party’s rights set forth in Section 10.8 of the Merger Agreement, the Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against any of the Parent Related Parties other than the Guarantor or Parent or Acquisition Sub or their respective successors and assigns under the Merger Agreement or this Guarantee (such Parent Related Parties other than the Guarantor or Parent or Acquisition Sub or their respective successors and assigns under the Merger Agreement or this Guarantee, collectively, each a “Non-Recourse Party”).

3. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent, Acquisition Sub or any other Person liable for the Obligations prior to proceeding against the Guarantor hereunder.

4. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

(a) the Guarantor is duly incorporated or organized, as applicable, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable;

(b) the Guarantor is duly licensed or qualified in each jurisdiction in which the ownership or operation of its assets or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not reasonably be expected, individually or in the aggregate, to interfere with, prevent or delay the ability of the Guarantor to enter into and perform its obligations under this Guarantee or consummate the transactions contemplated hereby;

(c) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents or any Law, regulation, rule, decree, order, judgment or contractual restriction binding on such Guarantor or its assets;

(d) Other than any consent, approval, Order or authorization of, filing or registration with, or notification to any Governmental Authorities contemplated by the Merger Agreement as being necessary for the entry into and consummation of the transactions contemplated thereunder, all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(e) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(f) the Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 7 hereof.

5. NO ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign or delegate their respective rights, interests or obligations hereunder to any other Person (by operation of Law or otherwise) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be. Upon any such permitted assignment, the references in this Guarantee to Guarantor shall also apply to any such assignee unless the context otherwise requires. This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

6. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be given and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next Business Day if transmitted by national overnight courier with confirmation of delivery, or (d) upon confirmation of delivery if transmitted by facsimile (but only if followed by transmittal by overnight courier or hand for delivery on the next Business Day), as follows:

if to the Guarantor:

Beijing E-Town International Investment Development Co., Ltd.

Building 61, International Enterprise Avenue

No. 2 Jingyuanbeijie, BDA

Beijing, 100176

P.R. China

Attention: Zhendong (Michael) Shi

Tel: +86-10-8105-7847

with a copy to:

DeHeng Law Offices

12th Floor, Tower B, Focus Palace

No. 19 Finance Street

Beijing, 100033

P.R. China

Attention: Bo (George) Cheng

Tel: +86-10-5268-2829

If to the Guaranteed Party, as provided in the Merger Agreement.

7. CONTINUING GUARANTEE. Subject to Section 2, this Guarantee may not be revoked or terminated and shall remain in full force and effect, and shall continue to be binding on the Guarantor and its successors or assigns until the Obligations have been paid and performed in full.

8. NO RECOURSE. Nothing set forth in this Guarantee shall confer or give or shall be construed to confer or give to any Person (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as expressly set forth herein. Notwithstanding anything that may be expressed or implied in this Guarantee or any document or instrument delivered in connection herewith, and notwithstanding the fact that the Guarantor may be a partnership or limited liability company, by its acceptance of the benefits of this Guarantee, the Guaranteed Party acknowledges and agrees that no Person other than the Guarantor (and its successors and assigns) has any obligation hereunder and that no recourse shall be had hereunder, or for any claim based on, in respect of, or by reason of, such obligation or their creation, against, and no personal liability shall attach to, any Non-Recourse Party, through Parent, Acquisition Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Guaranteed Party against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise. The Guaranteed Party acknowledges and agrees that Parent and Acquisition Sub have no assets other than certain contract rights and cash in a de minimis amount and that no additional funds are expected to be contributed to Parent or Acquisition Sub unless the Closing occurs. Subject to the Guaranteed Party’s rights set forth in Section 10.8 of the Merger Agreement, recourse against the Guarantor pursuant to this Guarantee shall be the sole and exclusive remedy of the Guaranteed Party and all of its Affiliates against the Guarantor in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby.

9. NATURE OF GUARANTEE. The Guarantor’s liability hereunder is absolute, full and unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Acquisition Sub or any circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Acquisition Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of any of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. This Guarantee is an unconditional and continuing guarantee of payment and not merely of collection, and the Guaranteed Party shall not be required to proceed against Parent or Acquisition Sub before proceeding against the Guarantor hereunder. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Guarantee were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Guarantee and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Guarantor further agrees that it will not oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (x) the Guaranteed Party has an adequate remedy at law or (y) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity.

10. GOVERNING LAW; JURISDICTION. This Guarantee, and all claims and causes of action arising out of, based upon, or related to this Guarantee or the negotiation, execution or performance hereof, shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of law principles that would result in the application of any Laws other than the Laws of the State of Delaware. Any dispute, controversy or claim arising out of or relating to this Guarantee, including the existence, validity, interpretation, performance, breach or termination thereof, or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The arbitration shall be decided by a tribunal of three (3) arbitrators. Each of the Guarantor and the Guaranteed Party shall be entitled to nominate one (1) arbitrator. The third arbitrator, who shall act as the chairman of the tribunal, shall be chosen by the two arbitrators nominated by the parties, respectively. The arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English. The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. To the extent that the Guarantor may be entitled in any jurisdiction to claim for itself or its assets immunity (whether state or sovereign or otherwise) from service of process, jurisdiction, suit, judgment, execution, attachment (whether before judgment, in aid of execution, or otherwise) or legal process in respect of its obligations under this Agreement, or to the extent that, in any such jurisdiction, such immunity (whether or not claimed) may be attributed to it or its assets, the Guarantor hereby irrevocably agrees not to claim, and hereby irrevocably waives, such immunity to the fullest extent permitted by the laws of such jurisdiction with the intent, inter alia, that such waiver of immunity shall have irrevocable effect.

11. COUNTERPARTS. This Guarantee may be executed by facsimile or other digital imaging device and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. MISCELLANEOUS.

(a) This Guarantee contains the entire agreement between the parties relative to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless agreed to by the Guaranteed Party and the Guarantor in writing.

(b) Any provision hereof that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Guarantee with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(c) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Guarantee.

(d) All parties acknowledge that each party and its counsel have reviewed this Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee.

*  *  *  *  *

(signature pages follow)

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

Beijing E-Town International Investment & Development Co., Ltd.

By:	/s/ Yongzhong Lu
Name:	Yongzhong Lu
Title:	Chairman

Signature Page to Guarantee

IN WITNESS WHEREOF, the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

Mattson Technology, Inc.

By:	/s/ Fusen Chen
Name:	Fusen Chen
Title:	Chief Executive Officer

Signature Page to Guarantee

Annex E

EXECUTION COPY

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of December 1, 2015 (this “Agreement”), is entered into by and between Beijing E-town Dragon Semiconductor Industry Investment Center (Limited Partnership), a PRC limited partnership (“Parent”), and each of the individuals listed on the signature pages hereto (each, a “Stockholder” and, together, the “Stockholders”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Dragon Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”), and Mattson Technology, Inc., a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), pursuant to which Acquisition Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

B. As a condition and inducement to the willingness of Parent and Acquisition Sub to enter into the Merger Agreement, each of Parent and Acquisition Sub has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement with respect to all shares of Company Common Stock that such Stockholder beneficially owns (for purposes of this Agreement, as defined in Rule 13d-3 under the Exchange Act) as of the date hereof, as set forth on Schedule I (the “Subject Shares”).

AGREEMENT

The parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above, intending to be legally bound, hereby mutually covenant and agree as follows:

SECTION 1 VOTING AGREEMENT; GRANT OF PROXY

1.1 Voting Agreement.

(a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of shares of Company Common Stock, however called (each, a “Company Stockholders Meeting”), and in connection with any written consent of the holders of shares of Company Common Stock, such Stockholder shall, unless Parent votes the Subject Shares pursuant to the proxy granted by Section 1.2, vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

(i) in favor of (A) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto; (B) each of the other transactions contemplated by the Merger Agreement; and (C) without limitation of the preceding clauses (A) and (B), the approval of any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Stockholders Meeting is held; and

(ii) against (A) any Acquisition Proposal or any acquisition agreement related to such Acquisition Proposal; (B) any election of new directors to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date hereof or who are nominated for election by a majority of the Company Board, or as otherwise provided in the Merger Agreement; (C) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement; (D) each of the following actions (other than the transactions contemplated by the Merger Agreement (the “Transactions”)): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, and (II) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; and (E) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or delay consummation of the Transactions in any material respect.

(b) Subject to the proxy granted under Section 1.2, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.1(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally; provided that such vote or consent would not reasonably be expected to frustrate the purposes, or prevent or delay consummation, of the Transactions in any material respect.

1.2 Irrevocable Proxy.

(a) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Subject Shares that conflict with this Agreement. Each Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy, with full power of substitution, for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to (i) vote, express consent or dissent or issue instructions to the record holder of such Stockholder’s Subject Shares to vote such Subject Shares in accordance with the provisions of Section 1.1 at any Company Stockholders Meeting, and (ii) grant or withhold, or issue instructions to the record holder of such Stockholder’s Subject Shares to grant or withhold, in accordance with the provisions of Section 1.1, all written consents with respect to the Subject Shares.

(b) The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) until the end of the Agreement Period and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.3. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with, and granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1.1. Parent covenants and agrees with each Stockholder that Parent will exercise the foregoing proxy solely in accordance with the provisions of Section 1.1.

SECTION 2 REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Section 2.1 shall be made as of the date hereof, as of the Effective Time and as of the date of each Company Stockholders Meeting):

(a) Authorization. Such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations. If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse solely with respect to such Subject Shares and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Enforceability Limitations.

(b) No Conflict.

(i) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) assuming that each of the filings referred to in Section 2.1(b)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law or judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority (a “Judgment”) applicable to such Stockholder, or (B) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, or result in the creation of a Lien upon such Stockholder’s Subject Shares, other than in the case of clauses (A) and (B) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any Nasdaq rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the agregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(c) Ownership of Subject Shares. As of the date hereof, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Law) is, and at all times during the Agreement Period will be, the beneficial owner of such Stockholder’s Subject Shares free and clear of any Liens and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only shares of Company Common Stock beneficially owned by such Stockholder on the date hereof. Other than as set forth on Schedule I, as of the date hereof, such Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, or (iii) warrants, calls, options or other rights to acquire from the Company any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.

(d) Proxy. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(e) Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Legal Proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of his, her or its properties, assets or Affiliates (including such Stockholder’s Subject Shares) that could reasonably be expected to impair in any material respect the ability of such Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Reliance. Such Stockholder and his or her representatives have reviewed and understand the terms of this Agreement and the Merger Agreement, and such Stockholder has had the opportunity to consult with such Stockholder’s counsel in connection with this Agreement. Such Stockholder understands and acknowledges that Parent and Acquisition Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(g) Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Acquisition Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

2.2 Representations and Warranties of Parent. Parent hereby represents and warrants, as of the date hereof and as of the Effective Time, to the Stockholders as follows:

(a) Organization; Authorization. Parent (i) is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has all requisite corporate power and authority necessary to own or lease and operate all of its properties and assets and to carry on its business as it is now being conducted. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, is enforceable against Parent in accordance with their respective terms, subject in each case to the Enforceability Limitations.

(b) No Conflict.

(i) Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the certificates of incorporation, bylaws or other organizational documents of Parent or Acquisition Sub, (B) assuming that each of the filings referred to in Section 2.2(b)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law or Judgment applicable to Parent or any of its Subsidiaries, or (C) require any consent or other action by any Person under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with our without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such the ability of Parent to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any Nasdaq rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the agregate, a material adverse effect on the ability of Parent to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority or any other Person are necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

SECTION 3 CERTAIN COVENANTS

3.1 No Solicitation. Without limiting and subject to the provisions of Section 4.15, during the Agreement Period, each Stockholder agrees that he or she will not, directly or indirectly, knowingly take any action that the Company is not permitted to take pursuant to Section 5.2 of the Merger Agreement.

3.2 No Proxies for, Transfers of, or Liens on Subject Shares.

(a) Except pursuant to the terms of this Agreement, including Section 3.2(b), during the Agreement Period, no Stockholder shall, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement that conflict with the proxy granted pursuant to Section 1.2, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of Law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (each, a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, (iv) deposit any of the Subject Shares into a voting trust; or (v) otherwise permit any Liens to be created on any Subject Shares.

(b) Notwithstanding anything in Section 3.2(a) to the contrary, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (ii) to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (iii) upon the death of such Stockholder, (iv) in connection with or for the purpose of personal tax-planning or estate-planning, or (v) pursuant to the terms of a 10b5-1 plan of such Stockholder that is in existence on the date hereof; provided, that a Transfer referred to in clause (i) through (iv) of this Section 3.2(b) shall be permitted only if the transferee agrees in writing to be bound by the terms of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, each Stockholder may make (A) with respect such Stockholder’s Company Options, Transfers (or cancellations) of the underlying Subject Shares in payment of the exercise price of such Stockholder’s Company Options, (B) with respect to such Stockholder’s Company Options or Company Restricted Stock Units, (x) Transfers (or cancellations) of the underlying Subject Shares in order to satisfy Taxes applicable to the exercise of such Stockholder’s Company Options, or (y) Transfers (or cancellations) of Subject Shares or Company Restricted Stock Units in order to satisfy Taxes applicable to the vesting or settlement of such Stockholder’s Company Restricted Stock Units and (C) Transfers of up to 20% of such Stockholders’ Subject Shares as a bona fide charitable gift or donation to a charitable entity.

3.3 Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed with the SEC or any other disclosure document in connection with the Transactions, and (b) agrees promptly to give to Parent any information related to such Stockholder it may reasonably require for the preparation of any such disclosure documents. Stockholder shall not issue any press release with respect to the transactions contemplated by this Agreement or the Merger Agreement without the approval of Parent (which such approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC or Nasdaq.

3.4 Additional Subject Shares. In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to the Company, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly.

3.5 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of Company Common Stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.

3.6 Waiver of Appraisal Rights and Actions. Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any and all rights such Stockholder may have as to appraisal, dissent or any similar or related matter with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the other Transactions, including under Section 262 of the DGCL, and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Acquisition Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the Transactions.

3.7 Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

3.8 Stop Transfer Order; Legends. Stockholder hereby agrees that it will not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Subject Shares, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, Stockholder shall, and hereby does authorize the Company or its counsel to, notify the Company’s transfer agent that, subject to the terms hereof, there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting and transfer of such shares). The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect at the Effective Time or upon the earlier termination of this Agreement as set forth in Section 4.3.

3.9 Conversion or Exercise. Nothing contained in this Agreement shall require any Stockholder (or shall entitle any proxy of such Stockholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

SECTION 4 MISCELLANEOUS

4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand, by facsimile (with a written or electronic confirmation of delivery) or by e-mail (so long as a confirmation of receipt with respect to such e-mail is requested and received), in each case to the intended recipient as set forth below:

if to Parent, to: Building 61, No. 2 North Jing Yuan Street,

Beijing Economic Technological Development Area,

Beijing, 100176, China

Attention: YAN MEIZHI (Jenny Yan)

Facsimile No.: 86-10-81057875

E-mail: yanmeizhi@etowncapital.com

with copies (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street

Palo Alto, CA 94304

Attention: Thomas M. Shoesmith

Facsimile No: 650-233-4545

Email: thomas.shoesmith@pillsburylaw.com

if to a Stockholder, to his or her address set forth on a signature page hereto, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Christopher Kaufman; Chad Rolston

Facsimile No: 650-463-2600

Email: christopher.kaufman@lw.com; chad.rolston@lw.com

4.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

4.3 Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (a) the Effective Time, (b) the termination of this Agreement by written notice from Parent to the Stockholders, (c) the termination of the Merger Agreement in accordance with its terms, and (d) with respect to any Stockholder, upon the entry without the prior written consent of such Stockholder into any material modification or amendment to the Merger Agreement, or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that (i) reduces or changes the form of the consideration to be paid to such Stockholder in connection with the Merger (except as expressly contemplated pursuant to the terms of the Merger Agreement) or (ii) creates any additional conditions that are material to the consummation of the Merger (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (x) Section 4.1, Section 4.2, Section 4.5, Section 4.9, Section 4.10 and Section 4.15 shall survive such termination, and (y) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided that the termination of this Agreement shall not relieve any party from liability arising from fraud or any Willful Breach of this Agreement prior to such termination. For clarity, this Agreement shall not terminate upon a Company Board Recommendation Change unless the Merger Agreement is terminated.

4.4 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise expressly provided herein.

4.5 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Transactions are consummated.

4.6 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

4.7 Entire Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

4.8 Assignment; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party; provided, however, that Parent may assign any of its rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Stockholders, but no such assignment shall relieve Parent of any of its obligations hereunder. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

4.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby agrees that (i) all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) a final Judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 4.9 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

4.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or other Governmental Authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

4.13 Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors.

4.14 No Presumption. Each of the parties agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.15 Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his or her capacity as the beneficial owner of such Stockholder’s Subject Shares. Notwithstanding anything to the contrary in this Agreement, no Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as an employee, officer or director of the Company, and nothing herein (i) shall limit or affect in any way any actions that may hereafter be taken or omitted to be taken by him or her in his or her capacity as an employee, officer or director of the Company, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (ii) shall be construed to prohibit, limit or restrict him or her from exercising his or her fiduciary duties as an employee, officer or director to the Company or its stockholders.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

BEIJING E-TOWN DRAGON SEMICONDUCTOR INDUSTRY INVESTMENT CENTER (LIMITED PARTNERSHIP)

By:	/s/ Yongzhong Lu
Name: Yongzhong Lu
Title: Chairman

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Kenneth Kannappan
Kenneth Kannappan
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Kenneth Smith
Kenneth Smith
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Fusen Chen
Fusen Chen
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Scott Peterson
Scott Peterson
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Richard Dyck Richard Dyck
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Scott Kramer Scott Kramer
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Tom St. Dennis
Tom St. Dennis
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ J. Michael Dodson
J. Michael Dodson
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Tyler Purvis Tyler Purvis
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

By:	/s/ Hoang Hoang
Hoang Hoang
Address:

Facsimile:

SIGNATURE PAGE

STOCKHOLDER VOTING AGREEMENT

SCHEDULE I

SUBJECT SHARES

Stockholder	Total Number of Subject Shares
Kenneth Kannappan	201,750

Kenneth Smith	112,750

Fusen Chen	575,605

Scott Peterson	82,250

Richard Dyck	185,150

Scott Kramer	63,750

Thomas St. Dennis	23,000

J. Michael Dodson	609,539

Tyler Purvis	227,283

Hoang Hoang	219,728

MATTSON TECHNOLOGY, INC.
47131 BAYSIDE PARKWAY
FREMONT, CA 94538
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M98995-S41475 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MATTSON TECHNOLOGY, INC.
The Board of Directors recommends you vote FOR the following proposals:
For Against Abstain
1. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 1, 2015, by and between Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership) and Mattson Technology, Inc., as joined by Dragon Acquisition Sub, Inc.
2. To approve any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
3. To approve, by non-binding, advisory vote, compensation that will or may become payable by Mattson Technology, Inc. to its named executive officers in connection with the Merger.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.
M98996-S41475
MATTSON TECHNOLOGY, INC.
Special Meeting of Stockholders
[TBD]
This proxy is solicited by the Board of Directors
The undersigned hereby appoint(s) [TBD] and [TBD], or either of them, as the true and lawful attorneys-in-fact, agents and proxies (each of them with full power of substitution) to represent the undersigned and to vote at the Special Meeting of Stockholders of Mattson Technology, Inc., to be held on [TBD], 2016, at 47131 Bayside Parkway, Fremont, California 94538, at [TBD], Pacific time, and any and all adjournments, postponements or other delays thereof (the “Special Meeting”), in the manner directed, with respect to all shares of common stock of Mattson Technology, Inc. that the undersigned is/are entitled to vote and in the discretion of the proxies on such other matters as may properly come before the Special Meeting.
This proxy is solicited by the Board of Directors of Mattson Technology, Inc. and will be voted as directed or, if no direction is indicated, will be voted “FOR” Proposals 1, 2 and 3.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT THESE SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN THIS PROXY.
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side